                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant                         [X]

      Filed by a Party other than the Registrant      [_]

      Check the appropriate box:
      [X]   Preliminary Proxy Statement
      [ ]   Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
      [ ]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               LASERTECHNICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]   No fee required

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11

      (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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      [ ]   Fee paid previously with preliminary materials.

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      [ ]   Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:
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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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

                               LASERTECHNICS, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

      Notice is hereby given that a Special Meeting of Stockholders of Lasertechnics, Inc. (the "Company") will be held at The Guest Lodge, Cooper Aerobic Center, Carter Room, located at 12230 Preston Road, Dallas, Texas on Friday, February 20, 1998, at 9:30 a.m., local time, and at any adjournments thereof, for the following purposes as set forth in the accompanying Proxy
Statement:

1. To consider and vote upon a proposal (the "Reverse Stock Split Proposal") to amend the Company's Certificate of Incorporation to effect a one-for-twenty reverse stock split of the outstanding Common Stock, Non-voting Common Stock, and Series A, B, and C Convertible Preferred Stock of the Company, and to provide for certain corresponding changes in the terms of the Series A, B, and C Convertible Preferred Stock;

2. To consider and vote upon a proposal (the "Authorized Shares Proposal") to amend the Company's Certificate of Incorporation to reduce the number of authorized shares of the Company's Common Stock from 56,750,000 to 6,250,000;

3. To consider and vote upon a proposal (the "Technology Acquisition Shares Proposal") to authorize the issuance by the Company, from time to time, of up to 1,000,000 shares of Common Stock (determined after giving effect to the proposed one-for-twenty reverse stock split) to acquire certain technology and related rights, pursuant to the Intellectual Property Transfer Agreement dated as of January 7, 1998 (the "Technology Acquisition Agreement"), between the Company and XL Vision, Inc.("XLV");

4. To consider and vote upon a proposal (the "Name Change Proposal") to amend the Company's Certificate of Incorporation to change the Company's name to "AXCESS Inc."; and

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Authorized Shares Proposal and the Technology Acquisition Shares Proposal will not be presented to the stockholders of the Company at the Special Meeting unless the Reverse Stock Split Proposal shall first have been approved. It is a condition to the rights and obligations of the parties under the Technology Acquisition Agreement that both the Reverse Stock Split Proposal and the Technology Acquisition Shares Proposal be approved at the Special Meeting.

      The holders of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote at the Special Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. If a quorum is not present or represented by proxy at the Special Meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be presented or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after the adjournment a new record date is set, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Holders of record of the Company's Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series G Preferred Stock at the close of business on Friday, January 30, 1998 (the "Record Date"), will be entitled to vote at the meeting with respect to each of the above Proposals. Holders of record of the Company's Non-voting Common Stock at the close of business on the Record Date will be entitled to vote at the meeting with respect to the Authorized Shares Proposal.

      Whether or not you plan to attend the meeting, please date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the meeting, may withdraw it and vote in person. The last proxy executed by a shareholder revokes all previous proxies executed by that shareholder.

                       By Order of the Board of Directors

                            Harry S. Budow, Secretary

Dated: February 2, 1998

                               Lasertechnics, Inc.
                              3208 Commander Drive
                             Carrollton, Texas 75006

                       ----------------------------------

                                 PROXY STATEMENT

                       ----------------------------------

                                Table of Contents

INTRODUCTION -- THE SPECIAL MEETING..........................................1

ITEM I.  REVERSE STOCK SPLIT PROPOSAL........................................6
      General................................................................6
      Reasons for the Reverse Stock Split Proposal...........................7
      Effect of the Reverse Stock Split Proposal.............................8
      Impact on Options, Warrants, and Convertible Securities...............11
      Exchange of Stock Certificates and Payment for Fractional Shares......11
      Federal Income Tax Consequences.......................................12
      Other Nasdaq Requirements.............................................13

ITEM II.  AUTHORIZED SHARES PROPOSAL........................................13
      General...............................................................13
      Reasons for the Authorized Shares Proposal............................14
      Certain Possible Effects of Authorized but Unissued Shares............16

ITEM III.  TECHNOLOGY ACQUISITION SHARES PROPOSAL...........................17
      General...............................................................17
      Acquisition of Technology.............................................17
      Technology Enhancement Services.......................................17
      Assignment of Spot/Mag Agreement......................................18
      Lock-up Agreement.....................................................18
      Registration Rights...................................................19
      Board Representation..................................................19
      Reasons for the Technology Acquisition Shares Proposal................19
      The XLV Technology....................................................19
      Applications to the Company's Businesses..............................20
      XLV   ................................................................20
      Effect of the Technology Acquisition Shares Proposal..................21
      Contingency with respect to the Reverse Stock Split Proposal..........22

ITEM IV.  NAME CHANGE PROPOSAL..............................................23

DESCRIPTION OF CAPITAL STOCK................................................24
      Authorized Shares.....................................................24
      Common Stock and Non-voting Common Stock..............................24
      Preferred Stock.......................................................25
            Series A Preferred Stock........................................26
            Series B Preferred Stock........................................26
            Series C Preferred Stock........................................27
            Series F Preferred Stock........................................28
            Series G Preferred Stock........................................31

COMPARISON OF STOCKHOLDER RIGHTS............................................32
      Authorized Capital Stock..............................................33
      Outstanding Capital Stock.............................................33
      Stated Capital........................................................34
      Par Value.............................................................34

RECENT DEVELOPMENTS.........................................................34
      Nasdaq Listing Requirements...........................................34
      Equity Investments by Major Stockholders..............................35
      Extension of Bridge Loans.............................................35
      Restructuring of Variable Price Convertible Securities................36
      Increase in Aggregate Voting Power of the Amphion Group; Possible
            Deemed Change of Control........................................37
      Legal Proceedings.....................................................38
      Deferral of Rights Offering...........................................38
      Dispute regarding DataGlyphs License..................................39

COSTS OF SOLICITATION.......................................................39

APPRAISAL RIGHTS............................................................39

OTHER MATTERS...............................................................40

PRINCIPAL STOCKHOLDERS......................................................40

DEADLINE FOR STOCKHOLDER PROPOSALS..........................................44

                               Lasertechnics, Inc.
                              3208 Commander Drive
                             Carrollton, Texas 75006

                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 20, 1998

                    -----------------------------------------

                                 PROXY STATEMENT

                    -----------------------------------------

                       INTRODUCTION -- THE SPECIAL MEETING

      This Proxy Statement is furnished in connection with the solicitation by management of proxies to be voted at a Special Meeting of Stockholders of Lasertechnics, Inc. (the "Company") to be held at The Guest Lodge, Cooper Aerobic Center, Carter Room, located at 12230 Preston Road, Dallas, Texas on Friday, February 20, 1998 at 9:30 a.m., local time, and at any adjournments thereof. The purpose of the meeting is to consider and vote upon each of the following proposals (each a "Proposal" and, collectively, the "Proposals"):

      1. a proposal (the "Reverse Stock Split Proposal") to amend the Company's Certificate of Incorporation to effect a one-for-twenty reverse stock split of the outstanding Common Stock, Non-voting Common Stock, and Series A, B, and C Convertible Preferred Stock of the Company, and to provide for certain corresponding changes in the terms of the Series A, B, and C Convertible Preferred Stock;

      2. a proposal (the "Authorized Shares Proposal") to amend the Company's Certificate of Incorporation to reduce the number of authorized shares of the Company's Common Stock from 56,750,000 to 6,250,000;

      3. a proposal (the "Technology Acquisition Shares Proposal") to authorize the issuance by the Company, from time to time, of up to 1,000,000 shares of Common Stock (determined after giving effect to the proposed one-for-twenty reverse stock split) to acquire certain technology and related rights, pursuant to the Intellectual Property Transfer Agreement dated as of January 7, 1998 (the "Technology Acquisition Agreement") between the Company and XL Vision, Inc. ("XLV"); and

      4. a proposal (the "Name Change Proposal") to amend the Company's Certificate of Incorporation to change the Company's name to "AXCESS Inc."

      The Authorized Shares Proposal and the Technology Acquisition Shares Proposal will not be presented to the stockholders of the Company at the Special Meeting unless the Reverse Stock Split Proposal shall first have been approved. It is a condition to the rights of the Company under the Technology Acquisition Agreement that the Reverse Stock Split Proposal be approved at the Special Meeting.

      Shares represented by proxies, received in the enclosed form and properly filled out, will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in favor of each of the Proposals described in this Proxy Statement. Proxies may be revoked by stockholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof. The last proxy executed by a stockholder revokes all previous proxies executed by that stockholder. A stockholder may also attend the Special Meeting in person and vote by ballot, thereby canceling any proxy previously given. Except for the Proposals described in this Proxy Statement, management expects no other matters to be presented for action at the Special Meeting. If, however, any other matters properly come before the Special Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on any such matters so presented, unless otherwise specified in the Proxy.

      The holders of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote at the Special Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. If a quorum is not present or represented by proxy at the Special Meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after the adjournment a new record date is set, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum. Stockholders of record at the close of business on Friday, January 30, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting or any adjournments thereof. As of the Record Date, the Company's outstanding voting securities consisted of 46,834,783 shares of Common Stock, par value $.01 per share (the "Common Stock"); 1,153,846 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"); 1,056,338 shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"); 708,530 shares of Series C Convertible Preferred Stock par value $.01 per share (the "Series C Preferred Stock"); and 750 shares of Series G Preferred Stock, par value $.01 per share (the "Series G Preferred Stock"). The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are sometimes referred to collectively herein as the

"Single Vote Preferred Stock, and the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series G Preferred Stock are sometimes referred to collectively herein as the "Voting Preferred Stock." Each share of Common Stock and each share of Single Vote Preferred Stock is entitled to one vote on each of the Proposals described in this Proxy Statement, and each share of Series G Preferred Stock is entitled to 20,000 votes on each of such Proposals, representing one vote for each share of Common Stock into which a single share of Series G Preferred Stock is convertible on the Record Date. The Company also has authorized a class of Non-voting Common Stock, par value $.01 per share (the "Non-voting Common Stock"), of which 2,249,842 shares were outstanding on the Record Date. Each share of Non-voting Common Stock is entitled to one vote on the Authorized Shares Proposal, voting together with the Common Stock as a single class.

      The affirmative vote of a majority of the outstanding voting power of the Common Stock and Voting Preferred Stock, voting together as a single class, is required to adopt the Reverse Stock Split Proposal, the Technology Acquisition Shares Proposal and the Name Change Proposal. The affirmative votes of the majority of the outstanding voting power of the Common Stock, voting as a separate class; Common Stock and Non-voting Common Stock, voting together as a single class; and Common Stock and Voting Preferred Stock, voting together as a single class, are required to adopt the Authorized Shares Proposal.

      Abstentions will not be counted as affirmative votes. The following table indicates the number of shares outstanding, their respective voting power, and the number and percentage of shares held by members of the Board of Directors of the Company as of January 8, 1998:

                       Number                      Number of Shares     Percent of Shares
                     of Shares      Number of      Held by Board of      Held by Board of
   Stock Class      Outstanding   Entitled Votes   Directors Members    Directors Members
Common Stock           46,834,783     46,834,783          See note (3)         See note (3)

Non-voting              2,249,842      2,249,842                   ***                  ***
Common Stock

Series A                1,153,846      1,153,846          See note (3)         See note (3)
Preferred Stock

Series B                1,056,338      1,056,338          See note (3)         See note (3)
Preferred Stock

Series C                  708,530        708,530          See note (3)         See note (3)
Preferred Stock

Series G                      750     15,000,000          See note (3)         See note (3)
Preferred Stock (1)

                       Number                      Number of Shares     Percent of Shares
                     of Shares      Number of      Held by Board of      Held by Board of
   Stock Class      Outstanding   Entitled Votes   Directors Members    Directors Members
Voting Preferred        2,919,464     17,918,714          See note (3)         See note (3)
Stock

Aggregate of           49,754,247     64,753,497          See note (3)         See note (3)
Common Stock
and Voting
Preferred Stock

Aggregate of           49,084,625     49,084,625          See note (3)         See note (3)
Common Stock
and Non-voting
Common Stock (2)

--------------------

(1) Each share of Series G Preferred Stock has an Original Series G Issue Price of $10,000, and is convertible at a conversion price of $.50 per share into 20,000 shares of Common Stock. The Series G Preferred Stock votes with the Common Stock and other series of Voting Preferred Stock as a single class, on an "as-converted" basis.

(2) The voting power of the Non-voting Common Stock is applicable only to the separate class vote of the Voting Common Stock and Non-Voting Common Stock, voting together as a single class, with respect to the Authorized Shares Proposal.

(3) 100% of the outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, and 72% of the outstanding shares of Series C Preferred Stock, are owned beneficially and of record by Amphion Ventures L.P., a Delaware limited partnership ("Amphion Ventures"), and 100% of the outstanding shares of the Series G Preferred Stock are currently owned in the aggregate by Amphion Ventures and Antiope Partners L.L.C., a Delaware limited liability company ("Antiope Partners"). Richard C. E. Morgan, the chairman and chief executive officer of the Company and a member of the Company's Board of Directors, is a managing member of Antiope Partners and a managing member of Amphion Partners L.L.C. ("Amphion Partners"), a Delaware limited liability company and the sole general partner of Amphion Ventures. As such Mr. Morgan may be deemed to have beneficial ownership of the securities of the Company owned by Amphion Ventures and Antiope Partners, although Mr. Morgan disclaims such beneficial ownership. If such deemed beneficial ownership is taken into account, Mr. Morgan would be deemed to own 100% of the voting power of the Series A Preferred Stock, Series B Preferred Stock and Series G Preferred Stock; 72% of the voting power of the Series C Preferred Stock; and 99% of the combined voting power of the Voting Preferred Stock. In addition, Amphion Ventures, Amphion Partners and Antiope

      Partners (collectively, the "Amphion Group") own in the aggregate 8,160,303 shares of Common Stock, or 17.4% of the class outstanding. See, "RECENT DEVELOPMENTS," "DESCRIPTION OF CAPITAL STOCK."

      Mr. Morgan has direct beneficial ownership of 364,766 shares of Common Stock as of January 8, 1998, or approximately 0.8% of the Common Stock and 0.5% of the total voting power of the Company outstanding (including 37,500 shares subject to options that are currently exercisable, at an exercise price in excess of the current market price). Including the shares held by the Amphion Group, Mr. Morgan may be deemed to have beneficial ownership of securities representing approximately 42.8% of the total outstanding voting power of the Company.

      Not including the securities held by the Amphion Group, but including those held by Mr. Morgan directly, the directors of the Company own in the aggregate 971,602 shares of Common Stock as of January 8, 1998, or approximately 2.1% of the Common Stock and 1.5% of the total voting power of the Company outstanding (including 288,786 shares subject to options that are currently exercisable, at an exercise price in excess of the current market price). Including the securities held by the Amphion Group, which may be deemed to be indirectly beneficially owned by Mr. Morgan, the directors of the Company own in the aggregate voting securities representing approximately 43.5% of the total voting power of the Company outstanding. See, "PRINCIPAL STOCKHOLDERS."

      The security holdings of the Amphion Group in the Company are largely the result of a restructuring of Wolfensohn Associates L.P., now known as Antiope Ventures L.P. ("Antiope Ventures"). As of August 19, 1997, Antiope Ventures transferred all its assets and liabilities to Amphion Ventures, in exchange for limited partnership interests of Amphion Ventures. Amphion Partners is the sole general partner of Amphion Ventures, and Antiope Partners is the sole general partner of Antiope Ventures. Richard C.E. Morgan, a director and the Chairman and Chief Executive Officer of the Company, is a managing member of both Amphion Partners and Antiope Partners. See, "PRINCIPAL STOCKHOLDERS."

      The Amphion Group, and each of the directors of the Company, have separately advised the Company that they intend to vote FOR approval of each of the Proposals. In addition, Jackson Hole Investments Acquisition Inc. ("JHIA") has advised the Company that it intends to vote FOR approval of each of the Proposals. JHIA, an entity related indirectly to the Amphion Group, holds the 198,676 shares of Series C Preferred Stock of the Company not held by the Amphion Group, representing 28.0% of the Series C Preferred Stock and 0.3% of the total voting power of the Company outstanding.

      Votes cast at the Special Meeting will be counted by the persons appointed by the Company to act as inspectors of election for the Special Meeting. The inspectors of election will treat Common Stock, Non-voting Common Stock, and Voting Preferred Stock represented by a properly executed and returned proxy as present at the Meeting for purpose of determining a quorum.

                      ITEM I. REVERSE STOCK SPLIT PROPOSAL

General

      At the Special Meeting, the stockholders of the Company will consider and vote upon the Reverse Stock Split Proposal. The Reverse Stock Split Proposal provides for the combination and reclassification of the presently issued and outstanding shares (the "pre-split shares") of Common Stock, into a smaller number of shares (the "post-split shares") of identical Common Stock, on the basis of one post-split share of Common Stock for each twenty pre-split shares of Common Stock previously issued and outstanding, and a corresponding combination and reclassification of the presently issued and outstanding shares of each of the Non-voting Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the "Reverse Stock Split"). The Common Stock will not be modified or amended in any way by the Reverse Stock Split, other than the combination and reclassification of outstanding shares as described herein and the payment of cash for fractional shares, as described below. Except as may result from the payment of cash for fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as it did immediately prior to the Reverse Stock Split. If approved by the stockholders of the Company as provided herein, the Reverse Stock Split will be effected by an amendment to the Company's Certificate of Incorporation in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment"), and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of Delaware (the "Effective Time"). The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

      At the Effective Time, each share of Common Stock issued and outstanding will automatically be reclassified and converted into one-twentieth of a share of Common Stock, and each share of Non-voting Common Stock and Single Vote Preferred Stock issued and outstanding will automatically be reclassified and converted into one-twentieth of a share of Non-voting Common Stock or one-twentieth of a share of the applicable series of Single Vote Preferred Stock, as the case may be.

      Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split. Stockholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Stock Split will, instead, receive from the Company a cash payment in U.S. dollars equal to such fraction multiplied by twenty times the average closing bid price per share of the Common Stock on The Nasdaq Stock Market, Inc. ("Nasdaq") for the five trading days immediately preceding the Effective Date.

      The Company expects that, if the Reverse Stock Split Proposal is approved by the stockholders at the Special Meeting, the Reverse Stock Split Amendment will be filed immediately. However, notwithstanding approval of the Reverse Stock Split Proposal by the stockholders of the Company, the Board of Directors of the Company may elect not to file, or to delay the filing of, the

Reverse Stock Split Amendment, if the Board of Directors determines that filing the Reverse Stock Split Amendment would not be in the best interest of the Company's stockholders at such time. Factors leading to such a determination could include, without limitation, any possible effect on Nasdaq listing or future securities offerings (see "Reasons for the Reverse Stock Split Proposal," below).

Reasons for the Reverse Stock Split Proposal

       The purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split trades at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split.

      During 1997, the closing bid price for the Common Stock on the SmallCap tier of The Nasdaq Stock Market, Inc. (the "Nasdaq SmallCap Market") ranged from $1.34 to $0.25 per share. The closing bid price for the Common Stock on January 2, 1998, was $0.28 per share. The Company believes that such a low quoted market price per share may discourage potential new investors, increase market price volatility and decrease the liquidity of the Common Stock. Most importantly, the Company's current market price is below the minimum bid price of $1.00 per share required for continued inclusion of the Common Stock on the Nasdaq SmallCap Market, pursuant to new rules scheduled to go into effect on February 22, 1998 (the "New Nasdaq Listing Requirements"). The Company believes, but cannot assure, that the reverse stock split will enable the Common Stock to trade above the minimum bid price established by the New Nasdaq Listing Requirements.

      The Company believes that maintaining the listing of the Common Stock on Nasdaq is very important to the Company and its stockholders. Inclusion in Nasdaq advantages stockholders by increasing liquidity and potentially minimizing the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq listing may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on Nasdaq.

      Additionally, Rule 15c2-6 of the Securities and Exchange Commission (the "Penny Stock Rule") requires broker-dealers to comply with certain supplemental requirements when recommending and selling to certain customers certain low-priced securities that are not listed on any national securities exchange or included for trading on Nasdaq. The Company believes that the market for the Common Stock will be improved by continued listing on the Nasdaq SmallCap Market, thereby providing an exemption from the impact of the Rule.

      The Company also believes that the current per share price level of the Company's Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. Certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low priced stock. Some of those policies and practices pertain to the payment of brokers commissions and to time consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint.

      In addition, since brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commission, markups, or markdowns) which are a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

      For all the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences. The Company anticipates that, following the consummation of the Reverse Stock Split, the Common Stock will trade at a price per share that is significantly higher than the current market price of the Common Stock. However, there can be no assurance that, following the Reverse Stock Split, the Common Stock will trade at twenty times the market price of the Common Stock prior to the Reverse Stock Split.

Effect of the Reverse Stock Split Proposal

      Subject to stockholder approval, the Reverse Stock Split will be effected by the filing of an amendment to the Company's Certificate of Incorporation, and will be effective immediately upon such filing. Although the Company expects to file the Reverse Stock Split Amendment with the Delaware Secretary of State's office immediately following approval of the Reverse Stock Split Proposal at the Special Meeting, the actual timing of such filing will be determined by the Company's management based upon their evaluation as to when such action will be most advantageous to the Company and its stockholders. The Company reserves the right to forego or postpone filing the Reverse Stock Split Amendment, if such action is determined to be in the best interests of the Company and its stockholders.

      Each stockholder that owns fewer than twenty shares of Common Stock will have his or her fractional share of Common Stock converted into the right to receive cash as set forth below in "Exchange of Stock Certificates and Payment for Fractional Shares." The interest of such stockholder in the Company will thereby be terminated, and such stockholder will have no right to share in the assets or future growth of the Company. Each stockholder that owns twenty or more shares of Common Stock will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a stockholder. Such interest will be represented by one-twentieth as many shares as such stockholder owned before the Reverse Stock Split, subject to the adjustment for fractional shares described herein.

      Effectuation of the Reverse Stock Split as of September 30, 1997 would not have had an effect on the Company's $8.4 million consolidated net loss for the nine month period then ended. However, net loss per share of $.20 would have been proportionately increased to approximately $4.00. No adjustment has been made for the reduction in the number of shares of Common Stock resulting from the payment of cash for fractional shares.

      Adoption of the reverse stock split will reduce the presently issued and outstanding shares of Common Stock, Non-voting Common Stock, and Single Vote Preferred Stock as indicated in the following table. The Single Vote Preferred Stock has been included in the Reverse Stock Split Proposal because by its terms it converts on a one-for-one basis into shares of Common Stock. The Series F Preferred Stock (to the extent any remains outstanding) and Series G Preferred Stock have not been included in the Reverse Stock Split Proposal because their respective conversion rates into Common Stock automatically adjust to reflect the effects of the Reverse Stock Split. The post-split outstanding amounts have been calculated without regard for the payment of cash for fractional shares, and accordingly are approximate.

Stock Class            Pre-split        Post-split
                    Outstanding (1)   Outstanding (1)
                    ---------------  ----------------

Common Stock              46,834,783        2,341,739

Non-voting                 2,249,842          112,494
Common Stock

Series A                   1,153,846           57,692
Convertible
Preferred Stock

Series B                   1,056,338           52,817
Convertible
Preferred Stock

Series C                     708,530           35,427
Convertible
Preferred Stock

Total Common              52,003,339        2,600,167
Stock, Non-voting
Common Stock and
Single Vote
Preferred Stock

--------------------

     (1) Based on the number of shares of each such series issued and outstanding as of January 8, 1998.

      EXCEPT FOR THE RECEIPT OF CASH IN LIEU OF FRACTIONAL INTERESTS, THE REVERSE STOCK SPLIT WILL NOT AFFECT ANY STOCKHOLDER'S PROPORTIONATE EQUITY INTEREST IN THE COMPANY.

      As of January 2, 1998, the Company had approximately 1,500 record holders of Common Stock and believes, based on information received from the transfer agent and those brokerage firms that hold the Company's securities in custodial or "street" name, that such shares were beneficially owned by an aggregate of approximately 10,070 beneficial owners. All the issued and outstanding shares of the Non-voting Common Stock are held beneficially and of record by J.P. Morgan Investment Corporation ("JPMIC"). As indicated above, all the issued and outstanding shares of the Series A Preferred Stock and Series B Preferred Stock are owned beneficially and of record by Amphion Ventures; all the issued and outstanding shares of the Series C Preferred Stock are in the aggregate owned beneficially and of record by Amphion Ventures and JHIA; and all the issued and outstanding shares of the Series G Preferred Stock are in the aggregate owned beneficially and of record by Amphion Ventures and Antiope Partners. Based on estimated stockholdings as of January 2, 1998, the Company estimates that, after the reverse stock split, the Company will continue to have approximately the same number of stockholders.

      The Company currently is authorized under its Certificate of Incorporation to issue 56,750,000 shares of the Common Stock. As of January 8, 1998, an aggregate of 46,834,783 shares of the Common Stock were issued and outstanding. The Reverse Stock Split will reduce the number of issued and outstanding shares of the Common Stock to approximately 2,341,739; however, the number of authorized shares will remain at 56,750,000. Following the Reverse Stock Split, the Company would have a very large number of authorized but unissued shares of Common Stock. Accordingly, if the Reverse Stock Split Proposal is adopted, the Company will propose the Authorized Shares Proposal, which provides for the decrease in the number of authorized shares of Common Stock from 56,750,000 to 6,250,000.

      The par value of the Common Stock will remain at $.01 per share following the Reverse Stock Split, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not affect the Company's retained deficit, and stockholders' equity will remain substantially unchanged.

      If the Reverse Split is effected, the per share information and the average number of shares outstanding as presented in previously issued consolidated financial statements and other publicly available information of the Company would be restated following the Effective Date to reflect the Reverse Split.

      The Common Stock, but neither the Non-voting Common Stock nor any series of Voting Preferred Stock, is currently listed on the Nasdaq SmallCap Market, under the trading symbol LASX. In connection with the Reverse Stock Split Proposal and the Name Change Proposal described below, the Company intends to request a new symbol, "AXSI" to represent the Common

Stock following effectiveness of such Proposals, if available. See, "ITEM IV. NAME CHANGE PROPOSAL."

Impact on Options, Warrants, and Convertible Securities

      If the Reverse Stock Split is effected, the number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, including without limitation the Series F Preferred Stock (to the extent any remain outstanding) and the Series G Preferred Stock (collectively, "Convertible Securities"), and the per share exercise or conversion prices thereunder, will be adjusted appropriately pursuant to the terms of such Convertible Securities, effective as of the Effective Date, so that the aggregate number of shares of Common Stock issuable in respect of Convertible Securities immediately following the Effective Date will be one-twentieth of the number issuable in respect thereof immediately prior to the Effective Date, and the aggregate exercise or conversion prices thereunder shall remain unchanged.

Exchange of Stock Certificates and Payment for Fractional Shares

      The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. If the number of shares of Common Stock to which a holder is entitled as a result of the Reverse Stock Split would otherwise include a fraction, the Company will pay to the stockholder, in lieu of issuing fractional shares of the Company, cash in an amount equal to the same fraction multiplied by twenty times the average closing price of the Common Stock on the Nasdaq SmallCap Market for the five days immediately preceding the Effective Date. A change in the closing price of the Common Stock will affect the amount received by stockholders in lieu of fractional shares.

      As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of Common Stock prior to the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock that he holds as a result of the Reverse Stock Split and any cash payable in lieu of a fractional share. STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

      After the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date (an "old certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Common Stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date, until the old certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.

Federal Income Tax Consequences

      The following discussion describes certain federal income tax consequences of the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986 (the "Code"), existing and proposed regulations thereunder, reports of congressional committees, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All stockholders should consult with their own tax advisors.

      This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

      STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

      The Company should not recognize any gain or loss as a result of the Reverse Stock Split. No gain or loss should be recognized by a stockholder who receives only Common Stock upon the Reverse Stock Split. A stockholder who receives cash in lieu of a fractional share of Common Stock that otherwise would be held as a capital asset generally should recognize capital gain or loss on an amount equal to the difference between the cash received and his basis in such fractional share of Common Stock. For this purpose, a stockholder's basis in such fractional share of Common Stock will be determined as if the stockholder actually received such fractional share. Except as provided with respect to fractional shares, the aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis.

Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares Common Stock received in exchange therefor.

Other Nasdaq Requirements

      In addition to the minimum bid price per share requirement described above, the Common Stock's continued listing on the Nasdaq SmallCap Market is subject to the maintenance of other quantitative and non-quantitative requirements, as set forth in the New Nasdaq Listing Requirements. In particular, the New Nasdaq Listing Requirements require that a company currently included in Nasdaq meet each of the following standards to maintain its continued listing: (i) either (A) net tangible assets (defined as total assets, minus goodwill, minus total liabilities) of $2 million, (B) total market capitalization of $35 million, or (C) net income (in the latest fiscal year or in two of the last three fiscal years) of $500,000; and (ii) public float of at least 500,000 shares, with a market value of at least $1 million; and (iii) minimum and bid price of $1; and (iv) at least two market makers; and (v) at least 300 round lot beneficial shareholders; and (vi) compliance with certain corporate governance requirements. Although the Company believes that it will meet such requirements at the time that the New Nasdaq Listing Requirements go into effect, there can be no assurances that such will be the case, or that continued losses or other factors beyond the control of the Company will not cause the Company to fail to meet such requirements.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                          REVERSE STOCK SPLIT PROPOSAL.

                       ITEM II. AUTHORIZED SHARES PROPOSAL

General

      At the Special Meeting, assuming approval of the Reverse Stock Split Proposal, the stockholders of the Company will consider and vote upon the Authorized Shares Proposal. The Authorized Shares Proposal provides for the amendment of the Certificate of Incorporation of the Company to reduce the number of authorized shares of the Company's Common Stock from 56,750,000 to 6,250,000. The Authorized Shares Proposal will not be presented to the stockholders for consideration at the Special Meeting unless the Reverse Stock Split Proposal is approved. It is important to note that although the Authorized Shares Proposal will result in a numeric decrease in the number of shares of Common Stock authorized, the combination of the Reverse Stock Proposal and the Authorized Shares Proposal will result in an increase in the number of authorized but unissued shares as a percentage of shares authorized. The following table shows the change in the number of shares of Common Stock authorized, issued and outstanding, and authorized but unissued, and the change in the number of authorized but unissued shares as a percentage of authorized shares, as a result of the Authorized Shares Proposal and the Reverse Stock Split Proposal:

COMMON                  Prior to Giving Effect to    After Giving Effect to
STOCK                                   Proposals                 Proposals
                        -------------------------    ----------------------

Total                                  56,750,000                 6,250,000
Authorized

Issued and                             46,834,783                 2,341,739
Outstanding(1)

Authorized but                          9,915,217                 3,908,261
Unissued

Percentage                                  17.5%                     62.5%
Authorized but
Unissued

--------------------

      (1) Based on shares outstanding at January 8, 1998. Post-Reverse Stock Split outstanding amounts have been calculated without regard for the payment of cash for fractional shares, and accordingly are approximate.

      Subject to stockholder approval, the Authorized Shares Proposal will be effected by the filing of an amendment to the Certificate of Incorporation of the Company, substantially in the form of Appendix B. The change in the number of authorized shares of Common Stock as provided for in the Authorized Shares Proposal will be effective immediately upon the filing of such Certificate of Amendment with the office of the Delaware Secretary of State.

Reasons for the Authorized Shares Proposal

      The purpose of the Authorized Shares Proposal is to decrease the number of authorized shares of Common Stock following effectiveness of the Reverse Stock Split, so that the number of authorized but unissued shares of Common Stock following the Reverse Stock Split bears a more appropriate relation to the total number of shares of Common Stock then authorized. As the Reverse Stock Split Proposal will reduce the number of issued and outstanding shares of Common Stock by 95%, but will not affect the number of shares of Common Stock authorized, the Reverse Stock Split will greatly increase the percentage that the number of authorized shares of Common Stock bears to the number of shares of Common Stock issued and outstanding. The Authorized Shares Proposal will reduce the number of shares of Common Stock authorized, but will not reduce the number of such authorized shares to the same degree that the Reverse Stock Split will reduce the number of shares of Common Stock outstanding. Accordingly, the number of authorized but unissued shares, as a percentage of the number of shares authorized, will be increased by the combination of the Authorized Shares Proposal and the Reverse Stock Split Proposal. The Authorized Shares Proposal will not be presented to the stockholders of the Company at the Special Meeting unless the Reverse Stock Split Proposal has been approved.

      The following table shows the number of shares of Common Stock authorized, issued and outstanding, reserved for issuance, and available for future purposes, after giving effect to the Authorized Shares Proposal and the Reverse Stock Split:

                                                          Number of Shares
                                                    Assuming Approval of Reverse
                                                      Stock Split Proposal and
                                                     Authorized Shares Proposal
                                                     --------------------------
Authorized                                                             6,250,000

Issued and Outstanding(1)                                              2,341,739

Reserved for Issuance upon the Conversion of                             979,245
Outstanding Convertible Preferred Stock(2)

Reserved for Issuance upon the Exercise of                               347,842
Outstanding Common Stock Warrants(3)

Reserved for Issuance pursuant to Outstanding Stock                       30,778
Options(4)

Reserved for Issuance pursuant to the Technology                       1,000,000
Acquisition Proposal(5)

Available for Other Corporate Purposes                                 1,550,396

--------------------

(1) Based on the number of shares of Common Stock issued and outstanding on January 8, 1998.

(2) Based on Single Vote Preferred Stock and Series G Preferred Stock outstanding on January 8, 1998, plus the number of shares of Common Stock into which the Series F Preferred Stock outstanding on January 8, 1998 could have been converted, using the ten-day average closing bid price per share of the Common Stock as at December 24, 1997.

(3) Includes shares issuable upon exercise of all outstanding common stock warrants as of January 8, 1998, whether or not then exercisable and whether or not the exercise price thereof is greater or less than the current market price per share of Common Stock.

(4) Includes shares issuable upon exercise of all outstanding options as of January 8, 1998, whether or not then exercisable and whether or not the exercise price thereof is greater or less than the current market price per share of Common Stock.

(5) See, "ITEM III. TECHNOLOGY ACQUISITION PROPOSAL," below.

      Authorized shares of Common Stock in excess of the number of shares of Common Stock issued and outstanding, reserved for issuance upon the conversion, exercise or exchange of outstanding Convertible Securities or otherwise reserved for issuance may be used for any proper corporate purposes that may in the future from time to time be identified by the Board of Directors, such as financing transactions, possible future acquisitions, employee benefits, and other corporate purposes. The Board of Directors believes that the availability of such additional shares gives the Company the flexibility necessary to take advantage of opportunities that may arise, without the delay and expense of a stockholders' meeting.

      The Company currently intends to seek additional financing through the possible public or private sale of its securities. The availability of authorized but unissued shares of Common Stock would permit the Company to issue Common Stock or Convertible Securities in connection with any such financing, if the Board of Directors determines that such issuance is in the best interests of the Company and its stockholders. The Company has not determined how many of its authorized but unissued shares it intends to issue for any of the above purposes, if any, or when, if ever, it intends to issue such shares. The Board of Directors does not intend to solicit stockholder authorization for the issuance of any additional shares of Common Stock, unless required by applicable law or the requirements of Nasdaq.

Certain Possible Effects of Authorized but Unissued Shares

      The Company's existing stockholders do not have any preemptive rights under the Certificate of Incorporation of the Company or otherwise to purchase any shares of Common Stock that may from time to time be issued by the Company. It is possible that shares of Common Stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, increase or decrease earnings per share and/or increase or decrease the book value per share of the shares then outstanding. The Authorized Shares Proposal would significantly reduce the number of shares of Common Stock authorized following effectiveness of the Reverse Stock Split, but the combination of the Reverse Stock Split and the Authorized Shares Proposal would nevertheless result in an increase in the number of authorized but unissued shares of Common Stock, as a percentage of the total number of shares of Common Stock authorized.

      The ability of the Board of Directors to issue additional shares of Common Stock without further stockholder approval could have the effect of discouraging any possible unsolicited efforts to acquire control of the Company. However, neither the Authorized Shares Proposal nor the Reverse Stock Split Proposal is intended as an anti-takeover device, and no specific anti-takeover measures are currently being contemplated by the Board of Directors. Management is not aware of any third party that may currently intend to accumulate the Company's Common Stock or to obtain control of the Company.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                         THE AUTHORIZED SHARES PROPOSAL.

                ITEM III. TECHNOLOGY ACQUISITION SHARES PROPOSAL

General

      At the Special Meeting, the stockholders of the Company will also consider and vote upon the Technology Acquisition Shares Proposal. If approved, the Technology Acquisition Shares Proposal will authorize the issuance by the Company, from time to time, of up to 1,000,000 shares of Common Stock (as in effect following the proposed Reverse Stock Split) to acquire certain technology and related rights, pursuant to the Technology Acquisition Agreement. The Technology Acquisition Shares Proposal will not be presented to the stockholders of the Company at the Special Meeting unless the Reverse Stock Split Proposal shall first have been approved. It is a condition to the rights and obligations of the parties under the Technology Acquisition Agreement that the Reverse Stock Split Proposal be approved at the Special Meeting.

Acquisition of Technology

      The Company and XLV entered into the Technology Acquisition Agreement, substantially in the form of the draft attached to this Proxy
Statement as Appendix C, on or about January 7, 1998. The Technology Acquisition Agreement provides that, beginning on April 1, 1998, and extending for a period of six months, the Company will have the option (the "License Option") to acquire a non-exclusive perpetual license to XLV's document reader and digital camera technology and its dithering technology (the "XLV Technology") in exchange for 200,000 shares of Common Stock (as in effect following the Reverse Stock Split). If the Company exercises the License Option, then, for 90 days beginning on the earlier of January 1, 1999, and the Final Funding Date, the Company will have the further option, in exchange for an additional 300,000 shares of Common Stock, to acquire an exclusive perpetual license to the XLV Technology (the "Exclusive License Option"). If the Company exercises the Exclusive License Option, then, for 90 days beginning on the earlier of April 1, 1999, and the Final Funding Date, the Company will have the further option to acquire outright ownership of the XLV Technology in exchange for an additional 300,000 shares of Common Stock (the "Assignment Option"). If the Company exercises the License Option, XLV will indemnify the Company against any claims of intellectual property infringement by a third party relating to the XLV Technology. If the Company exercises the Assignment Option, it will grant to XLV an exclusive license to the XLV Technology within a specified field of use. XLV makes customary representations and warranties regarding the XLV Technology in the Technology Acquisition Agreement, including the ownership of the technology.

Technology Enhancement Services

      Pursuant to the Technology Agreement, XLV will continue to provide personnel, services and project management for the enhancement and commercialization of the XLV Technology. The Company will fund the enhancement of the XLV Technology pursuant to this arrangement, as provided in the Technology Acquisition Agreement. The Company paid to XLV $500,000 at the execution of the Technology Acquisition Agreement, and will pay an additional $1,000,000 within 30 days after the affirmative vote of the stockholders of the Company approving the Technology Shares Proposal. Such funds will be used to fund technology enhancement activities by XLV with respect to the XLV Technology, with the goal of making such technology market-ready, as determined by mutual agreement of the Company and XLV. The Technology Acquisition Agreement provides for the Company to make additional payments to XLV in the aggregate amount of $3.1 million for further development expenses, payable in several installments over the development period. The Company may, at its option, accelerate funding the development of the XLV Technology. The date on which payment of all development funds contemplated by the Technology Acquisition Agreement has been made in full is referred to herein as the "Final Funding Date." Payments made prior to the development of a working model, including the costs of acquiring the options under the agreement, will be expensed as research and development costs. The Company does not currently have any binding commitment in place to finance such development expenses, but intends to seek the necessary funding through the issuance of additional debt and/or equity securities. The Company has the option to cease funding the development of the XLV Technology at any time without further liability in its reasonable business judgment or for the failure of XLV to meet the development schedule; however, if the Company terminates such funding without cause, the License Option, the Exclusive License Option and the Assignment Option, to the extent not previously exercised, will terminate automatically.

      All technology and intellectual property rights developed pursuant to these joint efforts will initially be the property of XLV, subject to the License Option, the Exclusive License Option and the Assignment Option, and will constitute XLV Technology for all purposes thereof.

Assignment of Spot/Mag Agreement

      XLV and Spot/Mag, Inc., a corporation organized under the laws of Taiwan ("Spot/Mag"), are currently engaged in discussions regarding the possibility of entering into an agreement (the "Spot/Mag Agreement") under which Spot/Mag would receive certain intellectual property rights relating to the XLV Technology, for certain limited uses, in exchange for an obligation to pay royalties and other remuneration to XLV. If the Spot/Mag Agreement is executed within three years after the effective date of the Technology Acquisition Agreement, and if the Company exercises the Assignment Option, XLV will assign its rights and obligations under the Spot/Mag Agreement to the Company, including the right to receive all royalties and amounts payable under the Spot/Mag Agreement. In consideration for the assignment of the Spot/Mag Agreement, the Company has agreed to pay to XLV on a quarterly basis one share of Common Stock for each ten dollars ($10.00) of royalty actually received by the Company from Spot/Mag under the Spot Mag Agreement, up to a maximum of 200,000 shares of Common Stock (in each case, based on the Common Stock outstanding after the Reverse Stock Split). Thereafter, any additional royalties would inure solely to the benefit of the Company.

Lock-up Agreement

      XLV has agreed that it will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of any shares of Common Stock issued pursuant to the License Option, the Exclusive License Option, or the Assignment Option for a period of one year after the exercise of the applicable option, without the prior written consent of the Company; provided, however, that XLV may pledge such shares of Common Stock as long as the beneficiary of such pledge agrees in writing to be bound by the terms of this lock-up provision.

Registration Rights

      The Company has granted XLV the right, exercisable on any two occasions between the second and fourth anniversary of the effective date under the Technology Acquisition Agreement, to require the Company to file a registration statement (a "Demand Registration") with the Securities and Exchange Commission to permit the offer and sale by XLV of the shares of Common Stock issued pursuant to the Technology Acquisition Agreement. The Company will file a registration statement with the Securities and Exchange Commission within 60 days after receipt of a request for a Demand Registration, and will use reasonable efforts to have such registration statement declared effective as promptly as reasonably practicable and to keep such registration statement effective for a period of at least 90 days. The Company has agreed to indemnify XLV against certain liabilities relating to the filing of such registration statement.

Board Representation

      The Company has agreed that, as long as XLV owns at least 400,000 shares of Common Stock delivered pursuant to the Technology Acquisition Agreement (as in effect after the Reverse Stock Split), the Company will use its reasonable best efforts to cause two persons designated by XLV to be nominated to serve as members of the Board of Directors of the Company.

Reasons for the Technology Acquisition Shares Proposal

      The purpose of the Technology Acquisition Shares Proposal is to authorize the issuance by the Company of up to 1,000,000 shares of Common Stock (determined after giving effect to the Reverse Stock Split) pursuant to the Technology Acquisition Agreement. Such authorization will enable the Company to exercise the License Option, the Exclusive License Option and the Assignment Option and to acquire the exclusive or non-exclusive right to use, and/or ownership of, the XLV Technology, and other rights, as provided in the Technology Acquisition Agreement. The Company believes that approval of the Technology Acquisition Shares Proposal will enable the Company to secure access to the XLV Technology on favorable terms to the Company and is in the best interests of the Company and its stockholders.

The XLV Technology

      The XLV Technology consists of both hardware and software technology. The hardware technology includes designs for a digital still camera. The software technology includes a series of temporal and spatial optical butting techniques. The term "optical butting" refers to a series of techniques whereby the resolution of an imaging system can exceed the resolution of a single two-dimensional imaging chip (typically, 640 by 480 pixels). This is accomplished spatially by optically combining multiple chips to create a seamless image mosaic, or, temporally, by successive micro-motion of a single chip, also known as "dithering". The result is an image with integrated multiples of a single chip's resolution.

      The Company believes that, in particular, dithering offers significant market opportunities in the area of card reading for access control or other secure uses. Secure ID cards must be read with resolutions that exceed those available from single two-dimensional chips. Historically, therefore, card readers have been large, linear CCD-based scanning systems. Such systems are relatively expensive, slow and unreliable, as a result of the need for mechanical moving parts. The Company believes that the dithering technology provided for under the Technology Acquisition Agreement will allow both the performance and cost of a card reader to be improved simultaneously.

      The Company also believes that the digital still camera technology provided for under the Technology Acquisition Agreement is complementary to XLV's optical butting technology and will further enhance the Company's prospects of developing a high performance, low cost card reader for the secure card, portable database and access control markets.

Applications to the Company's Businesses

      Sandia Imaging Systems Corporation ("Sandia"), a 96%-owned subsidiary of the Company, is principally engaged in the businesses of (a) distributing and reselling high and mid-range performance dye-sublimation card printers and printer consumables, (b) turnkey service bureau production of customized, high quality, fraud resistant, personalized color ID cards, and (c) designing and marketing corporate access control systems based on card-mounted biometric and other verification for point-of-entry security applications. The Company believes that access to the XLV Technology, and the development of a high performance, low cost card reader, may enhance Sandia's opportunities in each of its primary business areas.

XLV

      XLV is a privately-held corporation with its principal executive offices in Sebastian, Florida. XLV specializes in the development of front-end applications for the electronic imaging industry. In addition to the digital still camera and optical butting technology that is the subject of the Technology Acquisition Agreement, XLV's products include infra-red imagers for transportation, maritime and industrial applications and fingerprint identification systems. XLV's stated intention is to spin-out business units based on its technologies as separate companies, as such technologies become commercially feasible.

      XLV is a "partnership company" of Safeguard Scientifics, Inc. ("Safeguard"), a NYSE-listed company with principal executive offices in Wayne, Pennsylvania. Safeguard makes strategic investments in, and provides development opportunities and services to, technology-driven companies, with an emphasis on the information systems markets. Safeguard currently owns approximately 26% of the outstanding voting power, and 57% of the fully-diluted equity, of XLV.

      Richard Morgan, the chairman and chief executive officer of the Company and a member of its Board of Directors, also serves as an outside director of ChromaVision Medical Systems, Inc. ("ChromaVision"). ChromaVision is also a Safeguard "partnership company," and Safeguard retains approximately 20% of the common stock of ChromaVision. Mr. Morgan and the Amphion Group do not have any ownership interest in XLV and hold, in the aggregate, less than 0.1% of the common stock of Safeguard and ChromaVision, respectively. There are no agreements between ChromaVision and any other person with respect to Mr. Morgan's service as a director of ChromaVision. The Technology Acquisition Agreement was negotiated by the Company and XLV on an arms'-length basis and unanimously approved by the Board of Directors of the Company.

      CERTAIN INFORMATION IN THIS PROXY STATEMENT REGARDING SAFEGUARD, XLV AND CHROMAVISION WAS PROVIDED BY SAFEGUARD, XLV AND CHROMAVISION THROUGH PUBLICLY-AVAILABLE SOURCES. ALTHOUGH SUCH INFORMATION IS BELIEVED BY THE COMPANY TO BE ACCURATE, THE COMPANY MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT THERETO.

Effect of the Technology Acquisition Shares Proposal

      If the Technology Acquisition Shares Proposal is adopted, the Company will be able to issue the shares of Common Stock contemplated by the Technology Acquisition Agreement to be issued upon exercise of the License Option, the Exclusive License Option and the Assignment Option, without further approval by the stockholders of the Company.

      The New Nasdaq Listing Requirements require companies listed on the Nasdaq SmallCap to obtain stockholder approval of any plan or arrangement which would result in the issuance of common stock of such company at a price less than the greater of book or market value, if the maximum number of shares of common stock which could be issued pursuant to such plan of arrangement would exceed 20% of the voting power, or 20% of the outstanding common equity of the company, on the date of such plan or arrangement.

      If the Company exercises the License Option, the Exclusive License Option and the Assignment Option, the maximum number of shares issuable pursuant to the Technology Acquisition Agreement would be 1,000,000 shares of Common Stock (after giving effect to the Reverse Stock Split) (collectively, the "Maximum Technology Shares"). The Maximum Technology Shares represent approximately 23.6% of the voting power, 28.9% of the outstanding common equity and 21.3% of the full-diluted equity of the Company as of January 8, 1998.

      Although the Technology Acquisition Agreement values the shares of Common Stock issuable thereunder at $10.00 per share of Common Stock (after giving effect to the Reverse Stock Split), and although the Company believes that the value of the XLV Technology and related rights that the Company has the option to acquire thereunder is in excess of the aggregate current market value of the Maximum Technology Shares, based on the closing bid price per share of Common Stock on the Nasdaq SmallCap Market as of the date of this Proxy Statement, there can be no assurance that the aggregate value of any technology and related rights acquired by the Company under the Technology Acquisition Agreement will equal or exceed the aggregate market price of the of the Maximum Technology Shares on the date of issuance. The Company has not obtained an independent appraisal or valuation of the XLV Technology and does not intend to do so. Moreover, if the market value of the Common Stock increases over the period that the options under the Technology Acquisition Agreement are exercisable, such options may be exercised at a time when the market value per share of Common Stock exceeds the deemed value per share of Common Stock under the Technology Acquisition Agreement. The Company does not make any representation or warranty whatsoever herein as to the value of the Common Stock or the anticipated trading range of the Common Stock, whether before or after the Reverse Stock Split.

      Accordingly, the issuance of shares of Common Stock to XLV pursuant to the Technology Acquisition Agreement may result in dilution to the stockholders of the Company at the date of such issuance.

Contingency with respect to the Reverse Stock Split Proposal

      The Technology Acquisition Agreement provides that the rights and obligations of the parties are contingent upon the approval by the stockholders of the Corporation of the Reverse Stock Split Proposal. If the Reverse Stock Split Proposal is not approved, XLV and the Company will each have the right to terminate the Technology Acquisition Agreement.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                        TECHNOLOGY ACQUISITION PROPOSAL.

                          ITEM IV. NAME CHANGE PROPOSAL

      At the Special Meeting, the stockholders of the Company will also consider and vote upon the Name Change Proposal. The Name Change Proposal provides for the Company to change its corporate name from "Lasertechnics, Inc." to "AXCESS Inc." If approved by the stockholders, such change in corporate name will be effected by an amendment to the Company's Certificate of Incorporation in the form of Appendix D to this Proxy Statement, and will become effective upon the filing of such amendment with the Secretary of State of Delaware. The Company will also seek to change its Nasdaq trading symbol from "LASX" to "AXSI", subject to availability, effective upon the approval of the Name Change Proposal.

      The purpose of the Name Change Proposal is to change the corporate name of the Company to better reflect the current primary business focus of the Company and its subsidiary Sandia Imaging Systems Corporation ("Sandia"). Sandia is currently principally engaged in the businesses of (a) distributing and reselling card printers and printer consumables, (b) service bureau production of wallet-sized ID cards for business customers, and (c) designing and marketing corporate access control systems based on card-mounted biometric and other verification.

      The name Lasertechnics is primarily associated with the Company's other subsidiary, Lasertechnics Marking Corporation ("Lasertechnics Marking"), which designs and manufactures laser marking systems for coding products and packages to facilitate inventory control, liability containment and/or freshness dating. Lasertechnics Marking will continue to use and promote the Lasertechnics name as part of its corporate name and identity.

      The Company anticipates that the cost of implementing and publicizing its change of name will not be significant.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                  A VOTE IN FAVOR OF THE NAME CHANGE PROPOSAL.

                          DESCRIPTION OF CAPITAL STOCK

Authorized Shares

      The authorized capital stock of the Company consists of (a) 56,750,000 shares of Common Stock, (b) 2,250,000 shares of Non-voting Common Stock, and (c) 7,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), issuable in series. To date, seven series of Preferred Stock have been authorized, of which five are currently outstanding: (i) a series of 1,500,000 shares of Preferred Stock designated the Series A Convertible Preferred Stock;
(ii) a series of 1,500,000 shares of Preferred Stock designated the Series B Convertible Preferred Stock; (iii) a series of 1,500,000 shares of Preferred Stock designated the Series C Convertible Preferred Stock; (iv) a series of 850 shares of Preferred Stock designated the Series D Convertible Preferred Stock;
(v) a series of 50 shares of Preferred Stock designated the Series E Convertible Preferred Stock; (vi) a series of 900 shares of Preferred Stock designated the Series F Convertible Preferred Stock; and (vi) as series of 2,500 shares of Preferred Stock designated the Series G Convertible Preferred Stock. See, "--Preferred Stock," below.

      As of January 8, 1998, a total of 46,834,783 shares of Common Stock and 2,249,842 shares of Non-voting Common Stock were issued and outstanding. As of January 8, 1998, a total of 2,919,502 shares of Preferred Stock were issued and outstanding as follows: (i) 1,153,846 shares of Series A Preferred Stock; (ii) 1,056,338 shares of Series B Preferred Stock; (iii) 708,530 shares of Series C Preferred Stock; (iv) 45.5 shares of Series F Preferred Stock (of which 7.5 share are subject to a lock-up agreement, pending an agreed future redemption) and (v) 750 shares of Series G Preferred Stock. No shares of
Series D Preferred Stock or Series E Preferred Stock are issued or outstanding. All outstanding shares of the Company's Common Stock, Non-voting Common Stock and Preferred Stock are fully paid and nonassessable. None of the shares of Common Stock, Nonvoting Common Stock or Preferred Stock has preemptive rights.

Common Stock and Non-voting Common Stock

      Each share of Common Stock entitles its holder to one vote on all matters submitted to a vote of stockholders. Holders of Non-voting Common Stock do not have voting rights, except as otherwise provided in the Company's Certificate of Incorporation, or as required by applicable law. Holders of Non-voting Common Stock are entitled to vote as a separate class on any amendment to the Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of Non-voting Common Stock, and vote together with the holders of the Common Stock, as a single class, with respect to any proposal to increase or decrease the number of authorized shares of Common Stock or Non-voting Common Stock, and on certain other specified matters. Holders of Non-voting Common Stock are entitled to one vote per share for matters on which such holders are entitled to vote. The Common Stock and Non-voting Common Stock are otherwise identical in all respects.

      Regulated Stockholders (as defined in the Certificate of Incorporation) are entitled to convert shares of Common Stock into shares of Non-voting Common Stock. Subject to certain conditions, all stockholders are entitled to convert shares of Non-voting Common Stock into shares of Common Stock. Upon conversion of shares of the Common Stock or Non-voting Common Stock, the shares of Common Stock or Non-voting Common Stock so converted will not be eligible for reissuance except for reissuance in connection with the conversion of shares of Common Stock held by Regulated Stockholders into shares of Non-voting Stock or the conversion of shares of Non-voting Common Stock into shares of Common Stock. Subject to certain conditions, the Company may not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Common Stock or take any other action affecting the voting rights of such shares, if such action would increase the percentage of outstanding voting securities owned or controlled by any Regulated Stockholder.

      The holders of Common Stock and Non-voting Common Stock are entitled to receive ratably such dividends, if any, as are declared by the Company's Board of Directors out of funds legally available for that purpose, subject to the rights of holders of Preferred Stock. In the event of the Company's liquidation, dissolution or winding up, the holders of Common Stock and Non-voting Common Stock would be entitled to share ratably in all assets of the Company available for distribution to holders of the Common Stock and Non-voting Common Stock, subject to the preferential rights of holders, if any, of shares of Preferred Stock. See "--Preferred Stock" below.

      The Company's Certificate of Incorporation provides that if the Company in any manner subdivides (by stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of the Common Stock or the Non-voting Common Stock, the outstanding shares of the other such class shall be proportionately subdivided or combined, as the case may be. For purposes of the foregoing, if a dividend of shares of Common Stock were paid on the outstanding shares of Common Stock, a corresponding dividend of shares of Non-voting Common Stock would be required to be paid on the shares of Non-voting Common Stock.

Preferred Stock

      The Certificate of Incorporation authorizes the Company's Board of Directors to issue shares of Preferred Stock in one or more series and to fix and state the designations, powers, preferences, qualifications, limitations, restrictions and relative rights of the shares of each such series. The Board of Directors may determine, without any vote or action by the holders of either Common Stock or Non-voting Common Stock, among other things, the payment and rates of dividends, if any, whether dividends are to be cumulative or noncumulative, whether the Preferred Stock is to be subject to redemption and, if so, the manner of redemption and the redemption price, the preference of any series of Preferred Stock over any other series of Preferred Stock or Common Stock or Nonvoting Common Stock on liquidation, dissolution, distribution of assets or winding up of the Company, any sinking fund or other retirement provisions for the Preferred Stock and any conversion or exchange rights or other privilege of the holders to acquire shares of any other series of Preferred Stock or Common Stock or Non-voting Common Stock. The Board of Directors may also determine the number of shares in each series of Preferred Stock, the voting rights of each such series (subject to any requirements of applicable law) and any stated value applicable to the shares of any series of Preferred Stock.

      SERIES A PREFERRED STOCK. The Board of Directors has designated a maximum of 1,500,000 shares of the Preferred Stock as Series A Preferred Stock, $1.30 stated value per share. Each share of Series A Preferred Stock is convertible at any time, at the option of the holder, into one share of Common Stock, subject to anti-dilution adjustments. All shares of Series A Preferred Stock are entitled to vote on matters brought before the Company's stockholders as if such shares of Series A Preferred Stock had been converted into shares of Common Stock, in addition to any class voting rights provided by law.

      Subject to the prior preferences and other rights of any class or series of the Company's capital stock ranking prior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock are entitled to receive and, subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the Company, the Company will be obligated to pay, preferential cumulative cash dividends on such shares out of funds legally available therefor. Dividends are payable quarterly and accrue cumulatively, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, at a rate per annum as follows: (i) 5% from January 1, 1996 to March 31, 1996; (ii) 7 1/2% from April 1, 1996 through June 30, 1996;
and (iii) 10% from July 1, 1996 and thereafter. Dividends are payable in cash or in additional shares of Series A Preferred Stock, but since July 1, 1996, only the holders of the Series A Preferred Stock, rather than the Company, may make such election. Any dividends paid in kind on the Series A Preferred Stock are to be valued on the basis of the stated value of the Series A Preferred Stock.

      Upon dissolution, liquidation or winding up of the Company, holders of the Series A Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series A Preferred Stock, to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the stated value of such share and all accrued dividends attributable to such share at the time of such dissolution, liquidation or winding up of the Company. The Series A Preferred Stock ranks senior to the Common Stock and Nonvoting Common Stock as to any such distributions and pari passu with the Series B Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock.

      The Series A Preferred Stock is subject to optional redemption at any time by the Company, in whole or in part, at a redemption price per share equal to the stated value of the shares of Series A Preferred Stock so redeemed and all accrued unpaid dividends thereon. The Company's optional right of redemption is subject to each Series A Preferred stockholder's right to convert such Series A Preferred Stock into Common Stock within the 10 business days immediately following the Company's notice of such redemption.

      SERIES B PREFERRED STOCK. The Board of Directors has designated a maximum of 1,500,000 shares of the Preferred Stock as Series B Preferred Stock, $1.30 stated value per share. Each share of Series B Preferred Stock is convertible at any time, at the option of the holder, into one share of

Common Stock, subject to anti-dilution adjustments. All shares of Series B Preferred Stock are entitled to vote on matters brought before the Company's stockholders as if such shares of Series B Preferred Stock had been converted into shares of Common Stock, in addition to any class voting rights provided by law.

      Subject to the prior preferences and other rights of any class or series of the Company's capital stock ranking prior to the Series B Preferred Stock, the holders of shares of Series B Preferred Stock are entitled to receive and, subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the Company, the Company will be obligated to pay, preferential cumulative cash dividends on such shares out of funds legally available therefor. Dividends are payable quarterly and accrue cumulatively, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, at a variable rate per annum as follows: (i) 5% from January 1, 1996 to March 31, 1996; (ii) 7 1/2% from April 1, 1996 through June 30, 1996; and (iii) 10% from July 1, 1996 and thereafter. Dividends are payable in cash or in additional shares of Series B Preferred Stock, but since July 1, 1996, only holders of Series B Preferred Stock, rather than the Company, may make such election. Any dividends paid in kind on the Series B Preferred Stock are to be valued on the basis of the stated value of the Series B Preferred Stock.

      Upon dissolution, liquidation or winding up of the Company, holders of the Series B Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series B Preferred Stock, to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the stated value of such share and all accrued dividends attributable to such share at the time of such dissolution, liquidation or winding up of the Company. The Series B Preferred Stock ranks senior to the Common Stock and Nonvoting Common Stock as to any such distributions and pari passu with the Series A Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock.

      The Series B Preferred Stock is subject to optional redemption at any time by the Company, in whole or in part, at a redemption price per share equal to the stated value of the shares of Series B Preferred Stock so redeemed and all accrued dividends thereon. The Company's optional right of redemption is subject to each Series B Preferred stockholder's right to convert such Series B Preferred Stock into Common Stock within the 10 business days immediately following the Company's notice of such redemption.

      SERIES C PREFERRED STOCK. The Board of Directors has designated a maximum of 1,500,000 shares of the Preferred Stock as Series C Preferred Stock, $1.51 stated value per share. Each share of Series C Preferred Stock is convertible at any time, at the option of the holder, into one share of Common Stock, subject to anti-dilution adjustments. All shares of Series C Preferred Stock are entitled to vote on matters brought before the Company's stockholders as if such shares of Series C Preferred Stock had been converted into shares of Common Stock, in addition to any class voting rights provided by law.

      Subject to the prior preferences and other rights of any class or series of the Company's capital stock ranking prior to the Series C Preferred Stock, the holders of shares of Series C Preferred

Stock are entitled to receive and, subject to any prohibition or restriction contained in any instrument evidencing indebtedness of the Company, the Company will be obligated to pay, preferential cumulative cash dividends on such shares out of funds legally available therefor. Dividends are payable quarterly and accrue cumulatively, whether or not such dividends are declared or funds are legally or contractually available for payment of dividends, at a rate of 10% per annum commencing January 1, 1996. Dividends are payable in cash or in additional shares of Series C Preferred Stock, but since October 1, 1996, only holders of Series C Preferred Stock, rather than the Company, may make such election. Any dividends paid in kind on the Series C Preferred Stock are to be valued on the basis of the stated value of the Series C Preferred Stock.

      Upon dissolution, liquidation or winding up of the Company, holders of the Series C Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series C Preferred Stock, to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the stated value of such share and all accrued dividends attributable to such share at the time of such dissolution, liquidation or winding up of the Company. The Series C Preferred Stock ranks senior to the Common Stock and Nonvoting Common Stock as to any such distributions and pari passu with the Series A Preferred Stock, the Series B Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock.

      The Series C Preferred Stock is subject to optional redemption at any time by the Company, in whole or in part, at a redemption price per share equal to the stated value of the shares of Series C Preferred Stock so redeemed and all accrued dividends thereon. The Company's optional right of redemption is subject to each Series C Preferred stockholder's right to convert such Series C Preferred Stock into Common Stock within the 10 business days immediately following the Company's notice of such redemption.

      SERIES F PREFERRED STOCK. The Board of Directors has designated a maximum of 900 shares of the Preferred Stock as Series F Preferred Stock. An aggregate of 283 shares of Series F Preferred Stock were originally issued, of which 50 shares were converted or redeemed prior to December 1997 and 195 shares converted, redeemed or restructured pursuant to the December 1997 Restructuring. See "RECENT DEVELOPMENTS--Restructuring of Variable Price Convertible Securities." Shares of Series F Preferred Stock heretofore converted or redeemed have been cancelled and have reverted to the status of authorized but unissued shares of Preferred Stock of no particular designation. Each share of Series F Preferred Stock is convertible at the option of the holder (subject to the conditions described in the next paragraph) into Common Stock at the Preferred Conversion Rate, subject to anti-dilution provisions. All shares of Series F Preferred Stock outstanding on July 30, 1999 are subject to automatic conversion at the Preferred Conversion Rate then in effect. Upon the election of a holder of shares of Series F Preferred Stock to convert such shares into Common Stock, the Company, subject to certain conditions, shall have the right to redeem, rather than convert, such shares. If the Company exercises its right to redeem shares of Series F Preferred Stock as described in the preceding sentence, but fails to pay timely the holders thereof the redemption price therefor, the Company will be required to issue shares of Common Stock to such holders.

      During the period from and including July 14, 1997, to and including February 13, 1998 (the "Standstill Period"), no holder of Series F Preferred Stock is entitled to convert any shares of Series F Preferred Stock held by such holder, except to the extent that the aggregate number of shares of Series F Preferred Stock converted by such holder (or redeemed by the Company in lieu of conversion) during the Standstill Period does not, during the period indicated below, exceed the applicable aggregate percentage set forth below of the number of shares of Series F Preferred Stock held by such holder on the first day of the Standstill
Period:


            Portion of Standstill Period           Aggregate Percentage

       From and including July 14, 1997, to and
       including October 13, 1997                            25%

       From and including October 14, 1997, to
       and including November 13, 1997                       40%

       From and including November 14, 1997,
       to and including December 13, 1997                    55%

       From and including December 14, 1997,
       to and including January 13, 1998                     70%

       From and including January 14, 1998, to
       and including February 13, 1998                       85%

       From and after February 14, 1998                     100%

      Any holder (a "Transferee") that acquires Series F Preferred Stock during the Standstill Period from another holder (the "Transferor") in any single transaction (the "Transfer") shall be deemed (i) to have held at the beginning of the Standstill Period a number of shares of Series F Preferred Stock equal to the product of (x) the number of shares of Series F Preferred Stock held by the Transferor at the beginning of the Standstill Period times (y) the Acquired Percentage; and (ii) to have converted (or have had redeemed by the Company in lieu of conversion) during the period from the beginning of the Standstill Period through the date of such Transfer a number of shares of Series F Preferred Stock equal to the product of (x) the number of shares of Series F Preferred Stock converted by such Transferor (or redeemed by the Company in lieu of conversion) from the beginning of the Standstill Period through the date of such Transfer times (y) the Acquired Percentage. As used in this paragraph, the term "Acquired Percentage" means the percentage that the number of shares of Series F Preferred Stock acquired by the Transferee from the Transferor in such Transfer bears to the total number of shares of Series F Preferred Stock held by the Transferor immediately before giving effect to such Transfer. Upon any Transfer, the Transferor shall be deemed (i) to have held at the beginning of the Standstill Period a number of shares of Series F Preferred Stock equal to the product of (x) the number of shares of Series F Preferred Stock held by the Transferor at the beginning of the Standstill Period times (y) the difference between 100% and the Acquired Percentage; and (ii) to have converted (or have had redeemed by the Company in lieu of conversion) during the period from the beginning of the Standstill Period through the date of such Transfer a number of shares of Series F Preferred Stock equal to the product of (x) the number of shares of Series F Preferred Stock converted by such Transferor (or redeemed by the Company in lieu of conversion) from the beginning of the Standstill Period through the date of such Transfer times (y) the difference between 100% and the Acquired Percentage.

      Holders of Series F Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law, and no holder of Series F Preferred Stock (i) may vote or otherwise participate in any proceeding in which actions are to be taken by the Company or the Company's stockholders or (ii) is entitled to notification as to any meeting of the Company's stockholders, except for meetings regarding any major corporate events affecting the Company. However, as long as shares of Series F Preferred Stock remain outstanding, the Company is not permitted, without first obtaining approval of at least 75% of the then outstanding shares of Series F Preferred Stock and at least 75% of the outstanding holders of the Series F Preferred Stock, to do any of the following: (i) alter or change the rights, preferences or privileges of the Series F Preferred Stock or any securities ranking senior to the Series F Preferred Stock to adversely affect the Series F Preferred Stock; (ii) create any new class or series of capital stock having a preference over the Series F Preferred Stock with respect to distributions pursuant to the liquidation, dissolution or winding up of the Company or increase the size of the authorized number of shares of Series F Preferred Stock; or (iii) do any act or thing not authorized or contemplated by the Series F Preferred Stock Certificate of Designation which would result in taxation of the holders of shares of Series F Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended.

      The holders of Series F Preferred Stock are not entitled to receive any dividends. However, prior to conversion, the Series F Preferred Stock accrues the Series F Premium, which is payable in Common Stock upon conversion or redemption at the Preferred Conversion Rate or redemption price then in effect.

      Upon dissolution, liquidation or winding up of the Company or, in certain circumstances, upon a Change in Control (as such term is defined in the Certificate of Designations relating to the Series F Preferred Stock), each holder of Series F Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series F Preferred Stock, to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the sum of (i) $10,000 per share of Series F Preferred Stock so held and (ii) the Series F Premium that has accrued since the Initial Funding Date (as such term is defined in the Certificate of Designations relating to the Series F Preferred Stock) (collectively, the "Series F Stated Value"). The Series F Preferred Stock ranks senior to the Common Stock and Non-voting Common Stock as to any such distributions and pari passu with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series G Preferred Stock.

      The Series F Preferred Stock is subject to optional redemption by the Company at any time after July 30, 1998, in whole or in part, subject to a minimum redemption of such Series F Preferred Stock having an aggregate Series F Stated Value of at least $1,000,000. If the Company redeems any Series F Preferred Stock it must do so at a redemption price per share equal to a percentage ranging from 130% to 115% of the Series F Stated Value of the shares of Series F Preferred Stock so redeemed, depending on the date of such redemption. The Company's optional right of redemption is subject to each Series F Preferred Stock stockholder's right to convert such Series F

Preferred Stock into Common Stock within the 30 business days immediately following the Company's notice of such redemption.

      Any shares of Series F Preferred Stock that are converted or redeemed shall be canceled and shall return to the status of authorized but unissued shares of Preferred Stock of no designated series, and shall not be issuable by the Company as Series F Preferred Stock.

      SERIES G PREFERRED STOCK. The Board of Directors has designated 2,500 shares of the Preferred Stock as Series G Preferred Stock, par value $.01 per share. Each share of Series G Preferred Stock has a stated value of $10,000 (the "Original Series G Issue Price") and is convertible into Common Stock at any time, at the option of the holder, at a conversion rate equal to the Original Series G Issue Price divided by the Conversion Price of the Series G Preferred Stock, as in effect from time to time. Such Conversion Price shall initially be $.50 per share of Common Stock, subject to anti-dilution adjustments (the "Conversion Price"). If the Reverse Stock Split Proposal is approved by the stockholders of the Company and the Reverse Stock Split is effected, the Conversion Price will automatically be adjusted to $10.00 per share (i.e., twenty times the Conversion Price as previously in effect). Holders of shares of Series G Preferred Stock are entitled to vote on all matters brought before the Company's stockholders as if such shares of Series G Preferred Stock had been converted into shares of Common Stock, in addition to any class voting rights provided by law.

      Subject to the prior preferences and other rights of any class or series of the Company's capital stock ranking prior to the Series G Preferred Stock, and in preference to the holders of shares of capital stock ranking junior to the Series G Preferred Stock as to dividends, the holders of Series G Preferred Stock are entitled to receive dividends on each share of Series G Preferred Stock held of record at the annual rate of 8% of the Original Series G Issue Price, payable semi-annually, to the extent of funds legally available therefor. Such dividends shall be cumulative, shall accrue on each share on a daily basis (calculated on the basis of a 360-day year, whether or not earned or declared, from the date of original issue of such shares) and shall be payable in arrears, when, as and if declared by the Board, in cash or additional shares of Series G Preferred Stock, or any combination thereof, as determined from time to time by the Company in its sole discretion. If at any time that any shares of Series G Preferred Stock are outstanding, the closing bid price per share of the Common Stock on The Nasdaq Stock Market (or, if the Common Stock is not then included in Nasdaq, but is listed on any national securities exchange, on the principal national securities exchange on which the Common Stock is then listed) remains above $1.00 per share (on a pre-Reverse Stock Split basis) for 20 consecutive trading days, then, commencing on such 20th trading day, the cumulative dividend will not be payable; provided, however, that if the closing bid price per share of the Common Stock remains below $1.00 for 20 consecutive trading days, then the dividend will resume as of such 20th day.

      Upon dissolution, liquidation or winding up of the Company, holders of the Series G Preferred Stock will be entitled, after payment of preferential amounts on any securities ranking senior to the Series G Preferred Stock, to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the Original Series G Issue Price, plus any and all accrued unpaid dividends attributable to such share at the time of such dissolution, liquidation or winding up of the Company. The Series G Preferred Stock ranks senior to the Common Stock and Non-voting Common Stock as to any such distributions and pari passu with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series F Preferred Stock.

      The Series G Preferred Stock is not subject to optional redemption at any time by the Company, in whole or in part, at a redemption price per share equal to the Original Series G Issue Price plus any accrued unpaid dividends thereon. The Company's optional right of redemption is subject to each Series G Preferred Stock holder's right to convert such Series G Preferred Stock into Common Stock within 10 business days after the Company's notice of redemption.

      In addition to the rights and privileges of the Series G Preferred Stock, as set forth in the Certificate of Designations with respect thereto, the Company has agreed with the initial holders of the Series G Preferred Stock, that if, at any time prior to December 31, 1999, the Company completes a financing with third parties raising at least $3,000,000 in new equity, such initial holders will have the non-assignable right, but not the obligation, to exchange all or a portion of their shares of Series G Preferred Stock for shares of a new series of preferred stock with substantially the same terms and conditions offered to such third parties; provided that no such exchange will result in an increase in the conversion price above $.50 per share (determined on a pre-Reverse Stock Split basis).

                        COMPARISON OF STOCKHOLDER RIGHTS

      The following is a summary of certain provisions affecting, and differences between, the rights of Company stockholders before and after adoption of the Proposals. The Reverse Stock Split Proposal and the Authorized Shares Proposal, separately or together, will alter stockholder rights. Neither the Technology Acquisition Shares Proposal nor the Name Change Proposal will have any effect on the terms and provisions of the capital stock.

      The effects of the Reverse Stock Split Proposal and the Authorized Shares Proposal on the terms of the Common Stock, Non-voting Common Stock and Single Vote Preferred Stock, and related stockholder rights, giving effect both to the Reverse Stock Split alone and to the Reverse Stock Split and the Authorized Shares Proposal together, are detailed in the following chart:

                                           Giving Effect to
                             Current       the Reverse Stock    Giving Effect to
     Authorized Shares        Terms       Split Proposal Only    Both Proposals

Common Stock                56,750,000         56,750,000           6,250,000

Non-voting Common Stock      2,250,000          2,250,000           2,250,000

Series A Preferred Stock     1,500,000          1,500,000           1,500,000

Series B Preferred Stock     1,500,000          1,500,000           1,500,000

Series C Preferred Stock     1,500,000          1,500,000           1,500,000

    Outstanding Shares

Common Stock (1)            46,834,783          2,341,739           2,341,739

Non-voting Common Stock      2,249,842            112,492.1           112,492.1

Series A Preferred Stock     1,153,846             57,692.3            57,692.3

Series B Preferred Stock     1,056,338             52,816.9            52,816.9

Series C Preferred Stock       708,530             35,426.5            35,426.5

       Stated Value

Series A Preferred Stock            $1.30             $26.00              $26.00

Series B Preferred Stock            $1.30             $26.00              $26.00

Series C Preferred Stock            $1.51             $30.20              $30.20

         Par Value

Common Stock                         $.01               $.01                $.01

Non-voting Common Stock              $.01               $.01                $.01

      The Series F Preferred Stock and the Series G Preferred Stock are not directly modified by either of the Reverse Stock Split Proposal or by the Authorized Shares Proposal. However, both the conversion rate of the Series F Preferred Stock, and the conversion price of the Series G Preferred Stock, will be adjusted automatically in proportion to the changes in the Common Stock effected by the Reverse Stock Split Proposal and the Authorized Shares Proposal.

Authorized Capital Stock

      The Reverse Stock Split Proposal will not have any effect on the Company's authorized capital stock. If adopted by the stockholders at the Special Meeting, the Authorized Shares Proposal will result in a reduction in the number of shares of Common Stock authorized from 56,750,000 to 6,250,000. See, "ITEM II. AUTHORIZED SHARES PROPOSAL--Effect of Authorized Shares Proposal." The Authorized Shares Proposal will not effect the number of authorized shares of any class or series of the Company's capital stock, other than the Common Stock.

Outstanding Capital Stock

      If adopted by the stockholders at the Special Meeting, the Reverse Stock Split Proposal will result in (i) a reduction in the number of shares of Common Stock outstanding from 46,834,783 to approximately 2,341,739 (determined without taking into account the effects of paying cash for fractional shares), (ii) a reduction in the number of shares of Non-voting Common Stock outstanding from 2,249,842 to 112,492.1, (iii) a reduction in the number of shares of Series A Preferred Stock outstanding from 1,153,846 to 57,692.3, (iv) a reduction in the number of shares of Series B

Preferred Stock outstanding from 1,056,338 to 52,816.9, and (v) a reduction in the number of shares of Series C Preferred Stock outstanding from 708,530 to 35,426.5. The Authorized Shares Proposal will not have any effect on the number of shares of capital stock of the Company outstanding.

Stated Capital

      Each series of Single Vote Preferred Stock has a "stated value" per share. This amount represents the base liquidation value and redemption price per share of such series of preferred stock, as well as the base upon which cumulative dividends are calculated on a percentage basis. The Reverse Stock Split Proposal provides for the stated value per share of each series of Single Vote Preferred Stock to be increased by multiplying the original stated value in each case by twenty, so that the aggregate stated value of all shares of Single Vote Preferred Stock outstanding immediately after the effectiveness of the Reverse Stock Split equals the aggregate stated value of all shares of Single Vote Preferred Stock outstanding immediately before the effectiveness of the Reverse Stock Split. Accordingly, the Reverse Stock Split Proposal provides for an increase in the stated value of the Series A Preferred Stock from $1.30 per share to $26.00 per share; of the Series B Preferred Stock from $1.30 per share to $26.00 per share; and of the Series C Preferred Stock from $1.51 per share to $30.20 per share. The Authorized Shares Proposal will not have any effect on the stated capital of any shares of capital stock of the Company.

Par Value

      Neither the Reverse Stock Split Proposal nor the Authorized Shares Proposal has any effect on the par value per share of any class or series of capital stock of the Company. However, because the Reverse Stock Split Proposal reduces the number of shares of Common Stock, Non-Voting Common Stock and Single Vote Preferred Stock outstanding by 95%, without affecting the par value per share of each such class or series, the aggregate par value of each such class or series shall be effectively reduced by 95%, with a corresponding increase in the amount of "paid in capital in excess of par value" for each such class or series.

                               RECENT DEVELOPMENTS

Nasdaq Listing Requirements

      In its quarterly report on Form 10-QSB for the fiscal quarter ended September 30, 1997, the Company reported total stockholders' equity of approximately $1.3 million, down from approximately $5.3 million at June 30, 1997, reflecting the Company's consolidated net loss for the three month period ending September 30, 1997 of approximately $4.7 million, partially offset by conversions into common stock of outstanding convertible notes. On November 17, 1997, Nasdaq advised the Company that the Company was not in compliance with the listing requirements of the Nasdaq SmallCap Market, as currently in effect (the "Old Nasdaq Listing Requirements") which require a minimum bid price of $1.00 per share or, as an alternative if the bid price is less than $1.00, maintenance of capital and surplus of $2,000,000 and a public float of $1,000,000. The Nasdaq's letter stated that no delisting action with respect to the bid price deficiency would be initiated at that time and that the Company would be provided 90 calendar days in which to regain compliance with either the minimum bid price or the alternative stockholders' equity/public float requirement.

      The Company believes that it is currently in compliance with the stockholders' equity and public float provisions of the Old Nasdaq Listing Requirements, and that it will remain in compliance with such standards until the New Nasdaq Listing Requirements go into effect on February 22, 1998. The Company also believes, but cannot assure, that, if the Reverse Stock Split Proposal is adopted at the Special Meeting, the Company will be able to meet the New Nasdaq Listing Requirements at the time such requirements go into effect. (See, "--Equity Investments by Major Stockholder").

Equity Investments by Major Stockholders

      On December 29, 1997, the Company concluded an agreement with Amphion Ventures and Antiope Partners with respect to the purchase by Amphion Ventures and Antiope Partners as of such date of 700 shares of the Company's Series G Preferred Stock, for an aggregate purchase price of $7,000,000. The purchase price was payable primarily through a combination of cash and the cancellation and exchange of existing indebtedness of the Company to Amphion Ventures. In addition, the purchasers had the right to offset a portion of the purchase price, aggregating approximately $707,000, against the Company's obligation to pay previously accrued and unpaid cash dividends on outstanding shares of Series A, Series B and/or Series C Preferred Stock of the Company held by Amphion Ventures on such date, and to pay a portion of such total purchase price, not to exceed an aggregate of $1,500,000, by delivery of Amphion Ventures' unconditional promissory note, payable on demand, in principal amount equal to the portion of the purchase price so paid.

      As additional consideration to Amphion Ventures, the Company agreed that if, at any time prior to December 31, 1999, the Company completes a financing with third parties raising at least $3,000,000 in new equity, the initial holders of the Series G Preferred will have the non-assignable right (the "Series G Reset Right"), but not the obligation, to exchange all or a portion of their shares of Series G Preferred Stock for shares of a new series of preferred stock with substantially the same terms and conditions offered to such third parties; provided that no such exchange will result in an increase in the conversion price above $.50 per share (as determined without giving effect to the Reverse Stock Split). See, "DESCRIPTION OF CAPITAL STOCK--Series G Preferred Stock".

Extension of Bridge Loans

      Also on December 29, 1997, the Company concluded an agreement (the "Extension Agreement") with Amphion Ventures, Antiope Partners and JPMIC, with respect to the extension of the Company's obligations under a Note Purchase Agreement dated as of June 25, 1997 (the "June Note Purchase Agreement"), among the Company, Antiope Partners (formerly, Wolfensohn Partners, L.P.), Amphion Ventures (by assignment from Antiope Partners) and JPMIC, and the several
Senior Promissory Notes issued and sold by the Company pursuant to the June Note

Purchase Agreement. The Extension Agreement extended the maturity date of such promissory notes for one year, through December 31, 1998. In addition, the agreement provided for the base interest rate on the promissory note payable to JPMIC to be increased from 6.64% to 10% per annum, which is the same rate originally payable under the promissory note payable to Amphion Ventures. As provided for in the original June Note Purchase Agreement, on December 31, 1997, the holders of such promissory notes also became entitled to receive, as a late payment fee, (i) additional 5-year warrants to purchase Common Stock with an aggregate strike price, (based on current market value per share) equal to 5% of the unpaid principal balance of the notes and (ii) additional shares of restricted Common Stock having an aggregate market value on the date of issuance equal to 1% of such unpaid principal amount.

Restructuring of Variable Price Convertible Securities

      In December 1997, the Company entered into negotiations with the holders of certain outstanding convertible securities of the Company, with respect to the restructuring and/or refinancing of such securities.

      The Company originally issued its Convertible Debentures due March 1, 1999 (the "March 1996 Debentures"), Convertible Debentures due March 1, 1999, Series B (the "Series B Debentures" and, together with the March 1996 Debentures, the "Convertible Debentures"), Series D Convertible Preferred Stock, par value $.01 per share ("Series D Preferred Stock"), and Series E Convertible Preferred Stock, par value $.01 per share ("Series E Preferred Stock"), in separate private placements to institutional investors in 1996 and 1997. The Series F Preferred Stock was issued by the Company in July 1997 in exchange for, and/or to finance the repurchase of, all the outstanding shares of Series D Preferred Stock and Series E Preferred Stock, as described below. The Convertible Debentures, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock were all convertible into Common Stock at a conversion price determined by formula, which was generally about 85% of the recent average market price of the Common Stock at the time of conversion, subject to a fixed maximum conversion price. The Convertible Debentures, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are sometimes referred to collectively herein as the Company's "Variable Price Convertible Securities".

      In July 1997, the Company and certain holders of Variable Price Convertible Securities negotiated a gated standstill arrangement (the "Standstill Agreement"), in which such holders agreed to refrain from converting 75% of their holdings for a period of at least three months, with the locked-up portion released in five equal monthly installments thereafter. The provisions of the Standstill Agreement (which also included a reduction in the maximum conversion price to $1.14 in the case of the Series D and Series E Preferred Stock and $1.00 in the case of the Convertible Debentures, and the issuance of $.70 warrants as additional compensation to the participating holders) were implemented by the execution of allonges to the Convertible Debentures and by exchanging all of the outstanding shares of Series D Preferred Stock and Series E Preferred Stock for an equal number of shares of Series F Preferred Stock, which shares were substantially identical to the shares exchanged, except as necessary to implement the terms of the Standstill Agreement. Concurrently therewith, the Company issued 48 shares of Series F Preferred Stock to Antiope Partners, for $480,000 in cash, which was used by the Company to repurchase and cancel an equal number of shares of Series D Preferred Stock, the holder of which had declined to participate in the Standstill Agreement. By December 14, 1997, 70% of the face amount of the Variable Price Convertible Securities held by such holders on the date of the Standstill Agreement were available for conversion, with the remainder to become convertible in equal installments in January and February 1998.

      In December 1997, the Company re-initiated negotiations with the holders of the Variable Price Convertible Securities, with the intention of restructuring or refinancing such securities to remove the variable price conversion feature. In December 1997 and January 1998, the Company converted, redeemed or restructured $750,000 principal amount of Convertible Debentures and 199 shares ($1,990,000 face amount) of Series F Preferred Stock (collectively, the "December 1997 Restructuring"). Based on the closing bid prices of the Common Stock for the applicable trading periods prior to December 24, 1997, such Variable Price Convertible Securities, together with accrued interest and dividends, were convertible on that date into an aggregate of approximately 13 million shares of Common Stock, with further dilution possible in the event of further declines in the market price of the Common Stock.

      To implement the December 1997 Restructuring, including all related conversions, the Company made cash payments of approximately $1.3 million and issued approximately $1.1 million in non-convertible short-term indebtedness, 510,000 shares of Common Stock and warrants to purchase an additional 1,340,000 shares of Common Stock at an average exercise price in excess of $.48 per share. The Company funded the cash and short-term debt portion of the restructuring by issuing shares of Series G Preferred Stock to Amphion Ventures, as described above. See, "--Equity Investments by Major Stockholders." Such securities have a fixed conversion price of $.50 per share, subject to the Series G Reset Right. See "DESCRIPTION OF CAPITAL STOCK--Series G Preferred Stock." In addition, Antiope Partners exchanged its Series F Preferred Stock and accrued dividends for an equivalent face amount of Series G Preferred Stock, plus one share of common stock for each $1.00 face amount of Series F Preferred Stock exchanged, which common shares are subject to certain transfer restrictions.

      The Company is currently in negotiations with respect to the remainder of the Variable Price Convertible Securities outstanding, which have an aggregate face amount (including accrued interest or dividends, as applicable) of approximately $930,000, and are convertible, based on price data as of December 24, 1997, into approximately 3.94 million shares of Common Stock, subject to adjustment and the remaining term of the gated standstill arrangement. The Company believes, but cannot assure, that it will agree and implement the restructuring and/or refinancing of such remaining Variable Price Convertible Securities in the first quarter of 1998. The Company has agreed that if the holders of such Variable Price Convertible Securities receive terms more favorable than those provided to Antiope Partners with respect to the restructuring and/or refinancing thereof, Antiope Partners will be provided with additional consideration to compensate for such differential.

      All references in this section to numbers of shares and to the exercise or conversion prices of convertible securities were determined without reference to the Reverse Stock Split Proposal.

Increase in Aggregate Voting Power of the Amphion Group; Possible Deemed Change of Control

      The issuance of shares of Common Stock and Series G Preferred Stock to Amphion Ventures and Antiope Partners in connection with the transactions described above (see, "--Equity Investments by Major Stockholders," and "--Restructuring of Variable Price Convertible Securities"), together with open market purchases of Common Stock, have resulted in an increase in the collective aggregate voting power in the Company of the Amphion Group and Richard Morgan from approximately 23.08% at September 30, 1997, to over 42% at January 8, 1998. Such ownership of voting securities, together with Mr. Morgan's position as chairman and chief executive officer of the Company and the service on its Board of Directors of two representatives of the Amphion Group, Mr. Morgan and C. Seth Cunningham, may be deemed for some purposes to confer control of the Company. However, Amphion Ventures, Antiope Partners and Amphion Partners, individually and in the aggregate, disclaim control of the Company or any intent or purpose to acquire such control; and each of Mr. Morgan and Mr. Cunningham disclaims the possession or exercise of any right or power to control the Company, except to the extent that, as directors, Mr. Morgan and Mr. Cunningham participate in the direction of the management and control of the Company, in accordance with Delaware law.

Legal Proceedings

      As previously reported, on February 28, 1996, an investor group filed suit against the Company in the U.S. District Court for the Southern District of New York. This lawsuit arises out of the Company's refusal to recognize the investor group's attempt to exercise an option to purchase 1,400,000 shares of Common Stock at a price of $.495 per share. The option had been granted to the Company's former President and CEO, who attempted to transfer his option to the investor group on the last day of the option term in September of 1995. On that same day, the investor group attempted to exercise the option. The Company refused to recognize the attempted transfer of the option to the investor group on the primary grounds that the option was granted personally to the Company's former President and CEO and was not transferable to third-parties. The lawsuit seeks issuance and registration of the 1,400,000 shares upon payment of the exercise price, or in the alternative, monetary damages which the investor group alleges to be not less than $2,800,000. On May 1, 1996, the Company moved to dismiss the complaint on the grounds that the court in New York lacked personal jurisdiction over the Company. The court denied the motion to dismiss by order dated June 10, 1997. Subsequently, the Company filed an answer, denying the material allegations of the complaint and asserting various defenses. By letter dated December 19, 1997, the Company withdrew its defense that the court lacked personal jurisdiction over it. On December 31, 1997, plaintiffs moved for partial summary judgment on the question of liability, as to whether or not the option was assignable. The Company expects to file papers opposing this motion on or about January 26, 1998. The Company believes the claim is without merit and will vigorously oppose it.

Deferral of Rights Offering

      On November 10, 1997, the Company announced a proposed restructuring plan, consisting of (i) the proposed acquisition of the XLV Technology, (ii) a plan to seek up to $10 million in additional financing, including a commitment for up to $4 million from Amphion Ventures and Antiope Partners, and (iii) the reorganization of Sandia into two divisions, the Systems Division and the Technology Division. The Proposals described in this Proxy Statement, and the transactions described above under the headings "--Equity Investments by Major Stockholders," "--Extension of Bridge Loans," and "--Restructuring of Variable Price Convertible Securities" are consistent with, and a part of, such previously announced restructuring plan. As part of such earlier announcement, the Company had also announced that it was planning a rights offering to its stockholders as part of its financing plan. The Company does not believe that a rights offering is in the best interests of the

Company and its stockholders at this time, and on December 29, 1997, the Board of Directors voted to defer further consideration of a rights offering until such time as management determined that such an offering would be in the interests of the Company and its stockholders.

Dispute regarding DataGlyphs License

      The Company is currently in discussions with Xerox Corporation ("Xerox") regarding the possible restructuring of the Company's license for DataGlyphs \tm\, a portable database symbology developed by Xerox. In 1996, the Company was granted an exclusive three-year license from Xerox, for an initial license fee of $2.1 million, for the development and sale of products utilizing DataGlyphs \tm\ for security and identification media. The royalty obligation was evidenced by the Company's promissory note payable to Xerox, due in three equal annual principal installments, plus interest, beginning December 1997. In December 1997, the Company notified Xerox that it would not make the payment due under the note, pending satisfactory resolution of certain issues identified by the Company relating to the license. Xerox has advised the Company in writing that it believes that such payment is now past due. The Company has scheduled a meeting with Xerox to discuss this matter in January 1998.

                              COSTS OF SOLICITATION

      The cost of soliciting proxies, which also includes the preparation, printing, and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but certain employees of the Company, who will receive no compensation for their services other than their regular remuneration, may also solicit proxies by telephone, telegram, telex, telecopy, or personal interview. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in the names of such brokers and nominees and other "street names" and will reimburse them for any expenses incurred in connection therewith. The Company's transfer agent, American Stock Transfer Company, will assist the Company in the solicitation of proxies from brokers and nominees. The fees for the services of the transfer agent are included in the monthly fees paid by the Company; however, the Company will reimburse the transfer agent for its reasonable out-of-pocket expenses incurred in connection with providing solicitation services.

                                APPRAISAL RIGHTS

      Under Delaware law and the Company's Certificate of Incorporation, no appraisal rights are available to dissenting stockholders in regard to the Reverse Stock Split Proposal, the Authorized Shares Proposal, the Technology Acquisition Shares Proposal, or the Name Change Proposal.

                                  OTHER MATTERS

      The Company knows of no items of business that are expected to be presented for consideration at the Special Meeting and that are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth the number of shares of (i) Common Stock,
(ii) Non-voting Common Stock, (iii) Series A Preferred Stock, (iv) Series B Preferred Stock, (v) Series C Preferred Stock, (vi) Series F Preferred Stock,
(vii) Series G Preferred Stock (viii) common stock, par value $.01 per share ("Sandia Common Stock"), of Sandia, and (ix) common stock, par value $.01 per share ("LMC Common Stock"), of Lasertechnics Marking, beneficially owned as of December 31, 1997 for (a) each person known by the Company to be the beneficial owner of more than 5% of any class of voting securities of the Company, (b) each current director of the Company, (c) each of the five most highly compensated executive officers of the Company, (d) two former executive officers of the Company and (e) all directors and named executive officers (including named former officers) as a group. Except as otherwise indicated, the persons or entities set forth in the table below have sole investment and voting power with respect to all shares shown as beneficially owned, subject to community property laws, where applicable. The business address of each director and current executive officer is c/o Lasertechnics, Inc., 3208 Commander Drive, Carrollton, Texas 75006.

                                                                                     Percentage
                                                                                         of
                                                                                       Company
Name and Address of                                         Number      Percentage     Voting
Beneficial Owner           Title of Class                 of Shares      of Class       Power
-------------------        --------------                 ---------     ----------   ----------
Jean-Pierre Arnaudo        Common Stock                    37,500(1)         *            *
                           Sandia Common Stock            287,500(2)(3)     3.29%        n/a

Eugene A. Bourque          Common Stock                   156,286(4)         *            *
                           Sandia Common Stock             10,000(5)(3)      *           n/a
                           LMC Common Stock                32,000(6)                     n/a

Harry Budow                Sandia Common Stock             50,000(7)         *           n/a

Richard M. Clarke          Common Stock                   265,000            *            *
                           Sandia Common Stock             10,000(8)(3)      *           n/a

C. Seth Cunningham         Common Stock                    83,750(9)         *            *

                                                                                                   Percentage
                                                                                                       of
                                                                                                    Company
Name and Address of                                                       Number      Percentage     Voting
Beneficial Owner           Title of Class                                of Shares      of Class       Power
-------------------        --------------                                ---------     ----------   ----------
Paul J. Coleman, Jr.       Common Stock                                     2,000 (10)       *            *
                           Sandia Common Stock                              7,500 (11)(3)    *           n/a

E.A. Milo Mattorano        Common Stock                                    30,000 (12)       *            *
7213 Ridgemoor Lane        Sandia Common Stock                             39,667 (13)(3)    *           n/a
Plano, Texas 75025

Richard C.E. Morgan        Common Stock                                10,015,980 (14)     19.5%        15.1%
                           Series A Preferred Stock                     1,153,846 (15)    100.0%         1.8%
                           Series B Preferred Stock                     1,056,338 (16)    100.0%         1.6%
                           Series C Preferred Stock                       708,530 (17)    100.0%         1.1%
                           Series G Preferred Stock                           750 (18)    100.0%        23.2%
                           Sandia Common Stock                             10,000 (19)(3)    *           n/a

Stephen C. Nesbit          Sandia Common Stock                             20,000 (20)(3)    *           n/a
4627 Travis Street #603
Dallas, Texas 75205

Alfred E. Paulekas         Common Stock                                    45,000 (21)       *            *

J.P. Morgan Investment     Common Stock                                 5,598,335 (22)     11.2%         8.6%
Corporation                Non-voting Common                            2,249,842         100.0%         4.8%
60 Wall Street             Stock
New York, NY 10260

Amphion Ventures, L.P.     Common Stock                                 9,978,480 (23)     19.5%        15.1%
590 Madison Avenue         Series A Preferred Stock                     1,153,846         100.0%         1.8%
New York, NY               Series B Preferred Stock                     1,056,338         100.0%         1.6%
10021(26)                  Series C Preferred Stock                       708,530 (24)    100.0%         1.1%
                           Series G Preferred Stock                           750         100.0%        23.2%

All directors and named    Common Stock                                10,623,016 (25)     20.6%        15.6%
executive officers as a    Sandia Common Stock                            434,667 (26)(3)   7.9%         4.9%
group (10 individuals)

----------

      *     Denotes percentage ownership of less than 1%.

      (1) Includes 37,500 shares that Mr. Arnaudo has the right to acquire within 60 days pursuant to options.

      (2) Includes 80,417 shares that Mr. Arnaudo has the right to acquire within 60 days pursuant to options

      (3) The authorized voting capital stock of Sandia consists of (i) 18,000,000 shares of Sandia Common Stock, of which 4,830,000 shares are issued and outstanding and held by the Company and 260,000 shares are issued and outstanding and held by certain individuals previously employed by Sandia or the Company, (ii) 3,500,000 shares of Sandia Voting Convertible Preferred Stock, of which 3,370,925 shares are issued and outstanding and held by the Company.

      (4) Includes 146,286 shares that Mr. Bourque has the right to acquire within 60 days pursuant to options.

      (5) Includes 10,000 shares that Mr. Bourque has the right to acquire within 60 days pursuant to options.

      (6) Includes 32,000 shares of preferred stock convertible into common stock that Mr. Bourque has the right to acquire within 60 days pursuant to options.

      (7) Includes 50,000 shares that Mr. Budow has the right to acquire within 60 days pursuant to options.

      (8) Includes 10,000 shares that Mr. Clarke has the right to acquire within 60 days pursuant to options.

      (9) Includes 28,750 shares that Mr. Cunningham has the right to acquire within 60 days pursuant to options.

      (10) Includes 16,250 shares that Mr. Coleman has the right to acquire within 60 days pursuant to options.

      (11) Includes 7,500 shares that Mr. Coleman has the right to acquire within 60 days pursuant to options.

      (12) Includes 10,000 shares that Mr. Mattorano has the right to acquire within 60 days pursuant to options. Mr. Mattorano is not currently employed by, or an officer of, the Company. His options will terminate in the first quarter of 1998 if not theretofore exercised.

      (13) Includes 39,667 shares that Mr. Mattorano has the right to acquire within 60 days pursuant to options. See Note 12.

      (14) Includes 37,500 shares that Mr. Morgan has the right to acquire within 60 days pursuant to options, 8,160,303 shares held by entities within the Amphion Group, 1,414,056 shares that entities within the Amphion Group have the right to acquire within 60 days pursuant to warrants and 76,855 shares that entities within the Amphion Group have the right to acquire within 60 days pursuant to options. Mr. Morgan is a Managing Member of Amphion Partners L.L.C., the sole general partner of Amphion Ventures, L.P. Mr. Morgan disclaims beneficial ownership as to all such shares beneficially owned by entities within the Amphion Group. See Note 27.

      (15)  Includes 1,153,846 shares held by Amphion Ventures. See Note 14 and
            Note 27.

      (16)  Includes 1,056,338 shares held by Amphion Ventures. See Note 14 and
            Note 27.

      (17) Includes 509,854 shares held by Amphion Ventures and 198,676 shares held by Jackson Hole Investments Acquisitions, L.P., ("Jackson Hole"). Jackson Hole is not affiliated with Amphion Ventures. See
            Note 14 and Note 27.

      (18) Includes 700 shares held by Amphion Ventures and 50 shares held by Amphion Partners. See Note 14 and Note 27.

      (19) Includes 10,000 shares that Mr. Morgan has the right to acquire within 60 days pursuant to options.

      (20) Includes 20,000 shares that Mr. Nesbit has the right to acquire within 60 days pursuant to options. Mr. Nesbit is not currently employed by, or an officer of, the Company. His options will terminate in the first quarter of 1998 if not theretofore exercised.

      (21) Includes 30,000 shares that Mr. Paulekas may have the right to acquire within 60 days pursuant to options.

      (22) Includes 285,049 shares that JPMIC has the right to acquire within 60 days pursuant to warrants. As a result of an agreement between JPMIC and Antiope Ventures (formerly known as Wolfensohn Associates L.P.), Antiope agreed to vote at JPMIC's request for any one person designated by JPMIC to be a director of the Company. To the extent that agreement is binding on any entity in the Amphion Group, JPMIC could be deemed to have shared voting power with respect to all the shares of voting stock held by entities within the Amphion Group. If the shares held by entities within the Amphion Group were deemed to be beneficially owned by JPMIC, JPMIC would beneficially own in the aggregate voting securities representing 51.4% of the Company voting power. JPMIC disclaims beneficial ownership of the voting stock held by entities within the Amphion Group.

      (23) Includes 56,341 shares that Amphion has the right to acquire within 60 days pursuant to warrants and 107,624 shares that Amphion has the right to acquire within 60 days pursuant to options. See Note 27.

      (24)  Includes 198,676 shares held by Jackson Hole. See Note 27.

      (25) Includes the 290,036 shares that officers, former officers and directors have the right to acquire within 60 days pursuant to options, as described in Notes 1, 4, 9, 12, 14, and 21; the 1,414,056 shares that Amphion Ventures and Antiope Partners have the right to acquire pursuant to warrants, and the 76,855 shares that Ventures as the right to acquire pursuant to options (as to which Mr. Morgan disclaims beneficial ownership); and the 9,978,480 shares held by entities within the Amphion Group (as to which Mr. Morgan disclaims beneficial ownership). Does not include shares of Voting Preferred Stock held by entities within the Amphion Group (as to which Mr. Morgan disclaims beneficial ownership). See Notes 18 and 27.

      (26) Includes the 692,203 shares that officers, former officers and directors have the right to acquire within 60 days pursuant to options, as described in Notes 2, 3, 5, 7, 8, 11, 13, 19, and 20.

      (27) Includes shares beneficially owned by: (i) Amphion Ventures, formerly known as Wolfensohn Associates II L.P.; (ii) Amphion Partners, formerly known as Wolfensohn Partners II L.L.C.; and (iii) Antiope Partners, formerly known as Wolfensohn Partners L.P. Amphion Ventures, Amphion Partners and Antiope Partners disclaim that they hold any securities of the Company as a group, within the meaning of any applicable securities law or regulation.

            The security holdings of Amphion in the Company are largely the result of a restructuring of Wolfensohn Associates L.P., now known as Antiope Ventures L.P. ("Antiope Ventures"). As of August 19, 1997, Antiope Ventures transferred all of its assets and liabilities to Amphion Ventures, in exchange for limited partnership interests of Amphion Ventures. Amphion Partners is the sole general partner of Amphion Ventures, and Antiope Partners is the sole general partner of Antiope Ventures.

            Richard C.E. Morgan, a director and the Chairman and Chief Executive Officer of the Company, is a managing member of both Amphion Partners and Antiope Partners.

            Jackson Hole Management Co. ("JHMC") provides management services to Amphion Partners, Antiope Partners and the general partner of Jackson Hole. Richard Morgan is an employee of JHMC. C. Seth Cunningham, a director of the Company, is also an employee of JHMC. Each of Mr. Cunningham and Mr. Morgan disclaims beneficial ownership of the securities of the Company owned beneficially by Amphion Partners, Amphion Ventures, Antiope Partners and Antiope Ventures, and disclaims beneficial ownership of the securities of the Company owned beneficially by Jackson Hole.

            The holdings of Amphion in the Company as of January 8, 1998, are as follows:

            Common       Series A    Series B    Series C    Series G      Common      Common
            Stock       Preferred   Preferred   Preferred   Preferred       Stock       Stock
                            Stock       Stock       Stock       Stock    Warrants     Options
Antiope       682,080          --          --          --          50     450,000          --
Partners

Amphion     6,910,723   1,153,846   1,056,338     509,855         700     964,056      76,855
Ventures

Amphion       567,500          --          --          --          --          --          --
Partners

Total       8,160,303   1,153,846   1,056,338     509,855         750   1,414,056      76,855

                       DEADLINE FOR STOCKHOLDER PROPOSALS

      As stated in the proxy statement distributed in connection with Company's 1997 annual meeting, proposals of stockholders intended to be presented at the Company's 1998 annual meeting, and otherwise eligible, were required to be received by the Company no later than January 14, 1998, to be included in the Company's proxy material and form of proxy relating to that Meeting. The mailing address of the Company for submission of any such proposal is given on the first page of this Proxy Statement.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Dated: Carrollton, Texas
       February 2, 1998

By Order of the Board of Directors

Harry S. Budow, Secretary

                         INDEX TO FINANCIAL INFORMATION

Management's Discussion and Analysis of
  Financial Condition and Results of Operations,
  Years ended December 31, 1996, 1995, and 1994......................................        F-2
Management's Discussion and Analysis of
  Financial Condition and Results of Operations,
  Nine-month periods ended September 30, 1997 and 1996...............................       F-11
Audited Financial Statements:
  Independent Auditors' Report.......................................................       F-18
  Consolidated Balance Sheets at
    December 31, 1996 and 1995.......................................................       F-19
  Consolidated Statements of Operations,
    Years ended December 31, 1996, 1995 and 1994.....................................       F-22
  Consolidated Statements of Stockholders' Equity,
    Years ended December 31, 1996, 1995 and 1994.....................................       F-23
  Consolidated Statements of Cash Flows,
    Years ended December 31, 1996, 1995 and 1994.....................................       F-26
  Notes to Consolidated Financial Statements,
    December 31, 1996, 1995 and 1994.................................................       F-29
Unaudited Financial Statements:
  Consolidated Balance Sheets,
    September 30, 1997 and December 31, 1996.........................................       F-55
  Consolidated Statements of Operations,
    Nine-months ended September 30, 1997 and 1996....................................       F-57
  Consolidated Statements of Cash Flows,
    Nine-months ended September 30, 1997 and 1996....................................       F-58
  Notes to Condensed Consolidated Financial Statements (Unaudited)...................       F-59

                       LASERTECHNICS, INC. & SUBSIDIARIES

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS,
                 YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

Overview

    Previously the Company announced that it would try to be in a position to arrange for the initial public offering of its Imaging business segment. While it is still the Company's intention to separate the two businesses, the form and timing of such separation will be dictated by many factors, some of which are stock market conditions and the operating and financial performance of the two units. It is expected that in 1997 the Company will define a timetable for implementing this goal. The summarized financial data for the two businesses appears below.

Business Segments

    The Company operates with its product groups organized into two business segments: Marking and Imaging. Imaging operations involve the manufacture and sale of plastic card printing systems and related consumable products to print and encode fraud-resistant wallet-sized plastic cards for, among other things, drivers' licenses, identification, border crossing, financial transactions and health care services. Marking is involved in the manufacture and sale of laser systems which mark consumer and commercial products with a "freshness date," serial number, logo or bar code.

Selected Consolidated Financial Data

    The selected consolidated financial data set forth for each of the years 1996, 1995 and 1994 has been derived from the audited consolidated financial statements, including the consolidated statements of operations for the years ended December 31, 1996, 1995, and 1994 and the notes thereto appearing elsewhere herein. General corporate assets and expenses are allocated to the respective business segments.

                                                                         IMAGING        MARKING     CONSOLIDATED
                                                                         (SANDIA)        (LMC)         (LASX)
                                                                       ------------  -------------  -------------
Year Ended December 31, 1996
Sales................................................................  $  8,197,639  $   9,383,801  $  17,581,440
Loss from operations.................................................    (8,642,620)      (981,376)    (9,623,996)
Identifiable assets..................................................     9,941,186      7,720,671     17,661,857
Capital expenditures.................................................       654,832        128,962        783,794
Depreciation.........................................................       377,824        265,999        643,823

Year Ended December 31, 1995
Sales................................................................  $  3,121,577  $  10,308,154  $  13,429,731
Loss from operations.................................................    (7,934,839)      (195,374)    (8,130,213)
Identifiable assets..................................................     5,844,770      8,797,832     14,642,602
Capital expenditures.................................................       640,528        354,990        995,518
Depreciation.........................................................       133,991        218,466        352,457

Year Ended December 31, 1994
Sales................................................................  $  3,892,810  $  11,963,399  $  15,856,209
Loss from operations.................................................    (6,776,649)      (416,160)    (7,192,809)
Identifiable assets..................................................     4,212,664      6,497,792     10,710,456
Capital expenditures.................................................       372,417        417,992        790,409
Depreciation.........................................................       139,860        174,116        313,976

Results of Operations

    Consolidated Results of Operations

    Consolidated sales increased to $17,581,440 in 1996 from $13,429,731 in 1995. In 1994 sales totaled $15,856,209. The increase in 1996 compared to 1995 was primarily the result of increased sales in the Imaging segment. The decrease in consolidated sales in 1995 compared to

1994 was the result of the completion of a large contract in the Marking business and the sale of a product line in the Imaging business.

    The consolidated net loss for 1996 was $11,029,077, a 21% increase over the 1995 consolidated net loss of $9,094,503. A one-time charge of $1,000,000 in the Imaging business and higher non-cash interest expense associated with financing in 1995 and 1996 accounted for the majority of the increase. The 1995 net loss was an increase of $1,807,547, or 25%, compared to the 1994 net loss of $7,286,956. This increase was primarily due to the greater costs of operating the Imaging business with a complete staff of sales, marketing, engineering and administrative personnel, rather than with a partial staff as in 1994.

    Gross profit as a percentage of sales (gross margin) remained relatively the same for 1996 at 31% compared to 32% in 1995 and 33% in 1994. Low margins in 1996 were primarily the result of the Imaging business booking its first significant drivers' license contract (the Australian drivers' license contract) at margins that insured Sandia would be awarded the contract (market-entry margins). In 1995 and 1994 the low margins were the result of significant OEM sales in the Imaging business, which have typically been less profitable than direct sales to end-user customers. Sales that comprise backlog at December 31, 1996 generally have margins of 40 to 45 percent for both business segments.

    During the second quarter of 1996 the Company recorded a loss on settlement of a contract as the result of discontinuing a manufacturing agreement with its Singapore manufacturer, SPI. As part of the settlement, Sandia received plastic card printers and parts having an estimated net realizable value of $525,000 and recorded $1,000,000 of expense as a cost of settling the dispute. In addition, the Imaging segment recorded a $287,000 one-time charge in the third quarter of 1996 to reduce on-going expenses in its international operations. At the end of 1994, the Imaging segment evaluated the long term revenue and profit potential of each of its product lines. As a result, the Company recorded a charge totaling $1,148,275 to reflect value adjustments primarily to the DIR and SnapShot product lines. In addition, capitalized software development costs for the SnapShot product line of approximately $553,000 were charged to research and development expense. In 1995, the DIR product line was sold and the SnapShot product line was discontinued. See "Business--Product Lines and Services--Imaging Business."

    At December 31, 1996 the Company's backlog was $3,595,000 compared to $3,442,000 for year end 1995. The Imaging business backlog was $2,622,000 and $1,668,000 at December 31, 1996 and 1995, respectively, an increase of 57%. The Marking business backlog was $973,000 and $1,775,000 at December 31, 1996 and 1995, respectively, a decrease of 45%.

Imaging Business Results of Operations

    Imaging segment sales increased in 1996 to $8,197,639, or approximately 165% from 1995 sales totaling $3,121,577 in 1995. This was a result of an increase in worldwide demand for the Company's systems which encode fraud-resistant security and identification media such as drivers' licenses, border crossing documents, financial transaction cards and health care services cards. Sales in 1994 were $3,892,810, or 20% higher than 1995 because of a decrease in DIR and SnapShot sales in 1995 of approximately $750,000.

    The Imaging segment loss from operations in 1996 increased to $8,642,620, or 9%, from $7,934,839 in 1995, as compared to the 17% increase in 1995 from the operating loss in 1994 of $6,776,649. The increase in loss from operations for 1996 results from the $1,000,000 loss on contract settlement and the $287,000 charge noted above plus increases in other operating costs and expenses partially offset by an improvement in gross profit. The increase in 1995 of approximately $1,158,000, or 17%, is primarily due to the greater costs of operating the Imaging business with a complete staff of sales, marketing, engineering, and administrative personnel rather than with a start-up staff, as in 1994.

    The Imaging segment gross profit margin in 1996 improved slightly to 17% compared to 16% in 1995. Low margins in 1996 were primarily the result of booking Sandia's first significant drivers' license contract (the Australian drivers' license contract) at margins that insured Sandia would be awarded the contract. In 1995 the low margins were the result of larger than expected OEM sales of plastic card printers which carry a lower selling price and lower margin than direct sales to end users, and because of the sale of custom-designed plastic card printers which have a higher manufacturing cost than standard models. Although the Imaging segment's 27% gross profit margin in 1994 was higher than for 1996 and 1995, the margin was lower than expected. The low margin in 1994 was the result of highly competitive pricing on DIR sales and a high percentage of OEM plastic card printer sales, which carry a lower selling price and lower margin than direct sales to end users.

    Imaging segment operating expenses increased 16% in 1996 to $10,061,712 from the $8,421,492 of operating expenses in 1995. This increase of $1,640,220 was primarily the result of approximately $360,000 increase in sales and marketing costs for the continued expansion of Sandia worldwide operations and a $1,000,000 one time charge for a loss on a contract settlement with Sandia's Singapore manufacturer, SPI. Operating expenses in 1995 increased $1,731,035, or 26%, from the $6,690,461 in 1994. There was an increase of approximately $440,000 in sales and marketing expenses as a result of opening several sales offices, and an increase of approximately $530,000 in expenses due to the establishment of a customer service department. In addition, general and administrative expenses increased $875,000 to support the overall expanded operations of the Imaging business, including an increase of approximately $268,000 in the allocation of overhead and other holding company costs.

    Research and development expense for 1996 was $2,053,111, or approximately the same level as 1995, of $1,963,537 and 1994 of $2,078,537. The research and development costs incurred in 1996 were primarily for manufacturing development, DataGlyphs-TM- software development and hardware and software upgrading of Sandia's high speed plastic card printers. The research and development costs incurred in 1995 were due to the same factors. In 1994, in addition to the development costs associated with Sandia's plastic card printers, approximately $890,000 in research and development costs were incurred by the Imaging business in the development of the DIR and SnapShot product lines. Development related to both of these product lines were discontinued at the end of 1994.

    Sales and marketing expenses increased approximately 10% to $3,737,867 in 1996 from $3,376,618 in 1995 and general and administrative expenses increased approximately 6%, to $3,270,734 compared to 1995. Both of these increases were the result of further expansion of Sandia's worldwide presence in 1996. In 1994 sales and marketing expenses were $2,957,505, or 12% lower than 1995 and general and administrative expenses were $1,457,750, or less than half of the 1995 general and administrative expenses. Sales and marketing expenses increased because of the establishment of sales offices in Singapore, the United Kingdom and the U.S. and the addition of personnel related to the new sales offices. General and administrative expenses more than doubled in 1995 because of the increased staff and operations required to support the increases in research and development and sales and marketing activities in 1995.

Marking Business Results of Operations

    The 1996 operating loss for the Marking segment was $981,376, an increase of $786,000 over the 1995 operating loss of $195,375. The 1995 operating loss was an improvement of over $220,000 compared to the 1994 operating loss of $416,016.

    Marking segment sales decreased approximately 10%, from $10,308,154 in 1995 to $9,383,801 in 1996. This was primarily due to a $2,300,000 decrease in domestic sales of marking systems and a $380,000 decrease in foreign sales in the Pacific Rim market and offset by a $1,755,000 increase in after-market sales. Marking segment sales in 1995 declined 14% or $1,655,245 from 1994 sales. This reduction resulted primarily from a decrease in the domestic systems sales due to the completion of a $7,500,000 order from Anheuser-Busch.

    The 1996 gross profit percentage for the Marking segment was 44% compared to the 1995 gross profit percentage of 37%. Higher margin service sales were the major contributor to this increase. In 1995 the Marking segment gross profit dollars decreased from the 1994 level by 8% while the gross profit percentage increased from 34% in 1994 to 37% in 1995. These changes resulted primarily from the completion of a significant lower margin system order begun in 1994 and an increase in higher margin service sales in 1995.

    Marking segment operating expenses for 1996 were $4,985,613 compared to $3,979,056 in 1995. The increase of 25% is primarily the result of a $610,000 increase in general and administrative expenses, a $500,000 increase in marketing expenses and a $281,000 reduction in research and development expenses. The reduction in research and development is the result of narrowing the scope of research and development activities to upgrading current marking systems only. General and administrative and marketing expenses have increased primarily due to the training, trade show expense, and personnel required to support the Marking segment's increased marketing efforts.

    Marking segment operating expenses for 1995 were $561,000 lower than the 1994 expenses of $4,540,085, a decrease of 12%. This decrease resulted from a $225,000 reduction in research and development expenses because of completion of the major portion of the research and development efforts on the new BlazerJet-TM- system in 1994.

Other Income and Expense

    Other income/(expense) was ($1,405,081) in 1996, ($964,290) in 1995, and
($94,147) in 1994. Other expense in 1994 was comprised of interest expense and a nominal amount of interest income. The majority of other expense in 1995 was related to interest and amortization on the sale of the October 1995 debentures and short term debt. Other expenses increased again in 1996 due to interest and amortization on both the October 1995 debentures and the debentures sold in March 1996.

Liquidity and Capital Resources

    Since inception, the Company has utilized the proceeds from a number of public and private sales of its equity securities, the exercise of options and warrants and more recently, convertible debt and short-term bridge loans from shareholders to meet its working capital requirements. Cash and cash equivalents decreased $293,613 from December 31, 1995 to $1,598,744 at December 31, 1996. Net proceeds from financing activities in 1996 totaled $14,193,808 including $5,115,000 of net proceeds from the sale of convertible debentures and $7,697,826 net proceeds from the issuance of preferred and common stock. Operating activities used net cash of $13,703,627 primarily to support the $11,029,077 loss, the $2,187,157 increase in inventory, and the $2,087,326 decrease in accounts payable. The increases in prepaid expenses and other assets of $775,350 and $1,280,821, respectively primarily reflect a prepaid royalty related to a $2,100,000 note payable recorded during 1996. Investing activities used net cash of $783,794 for capital expenditures in 1996 as compared to $995,518 in 1995. Capital expenditures for 1997 are expected to remain at the same level as 1996.

    Although sales increased from 1995 to 1996, the accounts receivable balance decreased. Sales during the first three quarters of 1996 accounted for 84% of the sales for the year. Aggressive collection procedures combined with lower sales in the fourth quarter of 1996 resulted in the reduced accounts receivable balance at the end of 1996. In addition, the 1995 balance of accounts receivable was relatively high due to a large number of shipments made during the last two weeks of 1995.

    Inventory increased $2,187,157 from 1995 to 1996. Of this amount, $1,250,065 was due to a buildup of inventory by LMC for anticipated sales of BlazerJet-TM-product. Sandia's inventory increased $937,092 due to a buildup for future sales and due to recording $525,000 of the plastic card printers and parts received in the contract settlement with SPI. See "Business -Manufacturing and Suppliers."

    The Company's foreign sales are generated by Sandia Europe (located in Paris, France), Sandia and LMC. Sandia Europe sales and operating costs are primarily denominated in French Francs. Sandia and LMC sales are in U.S. dollars, except for a subcontract that was signed in April 1996 of approximately $5,000,000 which is being settled in Australian dollars. All but approximately $750,000 has been received on this contract without incurring an exchange loss. Although the Company funds some of its European operations out of the U.S., currency exchange exposure is considered minimal because the majority of French franc expenses are funded with French franc revenues.

    The Company's future working capital requirements will depend upon many factors, including the extent and timing of the Company's product sales, the Company's operating results and the status of competitive products. The Company anticipates that its existing working capital resources and revenues from operations, together with the additional financing in the aggregate amount of $13,850,000 arranged in March and July 1996, will be adequate to satisfy its working capital requirements through 1997. The Company's actual working capital needs will depend upon numerous factors, however, including actual expenditures and revenues generated from its operations as compared to its business plan, none of which can be predicted with certainty, and there can be no assurance that the Company will not require additional funding prior to 1998. If the Company's losses continue, the Company may have to obtain sufficient funds to meet its cash requirements through strategic or other financial transactions with compatible entities having the resources to support its programs, the sale of assets or securities or other financing arrangements, or it will be required to curtail its programs or seek a merger partner. Any additional funding may be on terms which are unfavorable to the Company or disadvantageous to existing stockholders. In addition, no assurance may be given that the Company will be successful in raising additional funds or entering into business alliances. Currently, there are no existing commitments for any additional external short-term or long-term financing.

    As discussed above, management raised $5,115,000, net of issuance costs, from the sale of 10% convertible debentures (the "March 1996 Debentures"). The March 1996 Debentures are convertible into Common Stock at $2.00 per share, or at 85% of the average five day closing bid price for the five trading days immediately prior to the conversion date. The March 1996 Debentures were placed in denominations of at least $50,000 and integral multiples of at least $50,000 in excess thereof. The March 1996 Debenture coupons accrue at a rate of 10% per annum and are payable in Common Stock upon conversion. The March 1996 Debentures can be converted into Common Stock in increments of up to 1/4 of the original investment beginning the 60th, 90th, 120th and 150th day after the final closing. At the end of three years from the closing date, all March 1996 Debentures will automatically be converted into Common Stock. The March 1996 Debenture holders received warrants in amounts ranging from 10% to 20% of each holder's position held in shares of Common Stock. The warrants have a strike price of $2.00 per share of Common Stock with a five year term.

    The Company may elect to redeem any or all of the March 1996 Debentures at a price that would give each investor the same return as it would have received had it converted such

Debentures on the date of redemption. The Company may call any or all of the March 1996 Debentures in increments of no less than $1,500,000 at the following prices and times:


         PRICE                                     TIME
----------------------------  -------------------------------------------------
   130% of stated value               12 months + 1 day to 18 months
   125% of stated value               18 months + 1 day to 24 months
   120% of stated value               24 months + 1 day to 30 months
   115% of stated value               30 months + 1 day to 36 months

    The shares of Common Stock issuable upon conversion of the March 1996 Debentures have not been registered under the Securities Act and may not be offered or sold in the United States during the restricted period. As of December 31, 1996 approximately 59% of the March 1996 Debentures had been converted into Common Stock.

    In July 1996, management raised $7,698,000, net of issuance costs, from the sale of Series D Convertible Preferred Stock, par value $.01 per share, (the "Series D Preferred Stock") at a price of $10,000 per share. Shares of Series D Preferred Stock are convertible into Common Stock in increments of up to 1/3 at the lower of $2.1406 per share, or at a variable percentage of the average closing bid price for the ten trading days immediately prior to the conversion date at the option of the stockholder as follows: 90%, 87.5%, and 85% beginning the 60th, 120th, and 180th day after the final closing, respectively. Holders of Series D Preferred Stock do not receive dividends; however, each share possesses an 8% per annum accretion rate prior to conversion which is payable in Common Stock upon conversion or redemption at the conversion price then in effect. At the end of three years from the closing date, all Series D Convertible Preferred Stock will automatically be converted into Common Stock.

    The Company may redeem any or all of the Series D Preferred Stock in increments of at least $1,000,000 according to the same schedule of prices and times noted above for the March 1996 Debentures. For the twelve month period immediately following the closing date, the Company may redeem the Series D Preferred Stock upon receipt of a notice of conversion from a holder of Series D Preferred Stock if the conversion price of the Common Stock is less than the fixed conversion price for the Series D Preferred Stock. The redemption price for the Series D Preferred Stock is based on a ratio of the closing bid price of the Common Stock on the date of conversion to the conversion price calculated using the average closing bid price of the Common Stock for the ten trading days immediately preceding the conversion date. Resales of shares of Common Stock issuable upon conversion of the Series D Preferred Stock have been registered under the Securities Act.

    In 1983, the City of Albuquerque, New Mexico issued 8% tax-exempt industrial development revenue bonds in connection with a 25-year capital lease of LMC's headquarters facility. The principal amount outstanding as of December 31, 1996 was $955,852. Pursuant to its agreement with the City of Albuquerque, Lasertechnics is required to maintain a current ratio of at least 1 to 1. At December 31, 1996, the Company's current ratio was 2.3 to 1 which is in compliance with the agreement. Previously, the Company was also required to maintain a debt to equity ratio of not more than 3 to 1. Although the Company's current ratio was in compliance at December 31, 1995 at 1.5 to 1, its debt to equity ratio was 4 to 1 which was in violation of the agreement.
As a result, the full amount of the lease was classified as a current liability on the Company's balance sheet at December 31, 1995. During the fourth quarter of 1996, the bondholder agreed to waive the debt to equity ratio requirement. In addition, the bondholder agreed to permanently waive its right to call the bond for redemption provided the Company remains in compliance with all other covenants and continues to prepay the lease by an additional $8,000 per month. Failure of the Company to stay in compliance could result in the relocation of LMC headquarters to other facilities and the associated disruption of the business, as well as increased difficulty in obtaining financing and credit, and could affect the Company's ability to continue as a going concern. See Note 5 to the Consolidated Financial Statements.

    Lasertechnics' Common Stock is listed on the Nasdaq SmallCap Market, which requires a minimum $1,000,000 net capital and surplus for continued listing. Because Lasertechnics' net capital and surplus fell below this limit at September 30, 1995, Nasdaq temporarily put the Company on a "conditional" listing until a new minimum of $2,450,000 in equity was met on December 31, 1995. The increase in equity was accomplished by debenture owners converting $1,045,342 of debt, including accrued interest, into Common Stock and by the sale of Series C Convertible Preferred Stock, par value $.01 per share. On January 2, 1996, Nasdaq removed the conditional listing of Lasertechnics' Common Stock and lowered the equity requirement back to $1,000,000. The Company's net capital and surplus did not fall below the minimum amount in 1996. Management forecasts that net capital and surplus will remain in excess of $1,000,000 for 1997.

Other

    Inflation has not had and is not expected to have a material impact on the operations and financial condition of the Company.

    In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, "Transfers of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 125"). SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The provisions of SFAS No. 125 are generally effective for transactions occurring after December 31, 1996, however, the effective adoption of SFAS No. 125 is not expected to have a material impact on the Company's consolidated financial statements.

                       LASERTECHNICS, INC. & SUBSIDIARIES

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS,
              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1997 AND 1996

                NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO
                      NINE MONTHS ENDED SEPTEMBER 30, 1996

    Separate Business Units. The summarized financial data of LMC and Sandia as of and for the nine-month period ended September 30, 1997, as presented herein, do not necessarily reflect the financial position or results of operations of LMC and Sandia if the two entities had no ownership or management relationships.

                                                                                     CONSOLIDATED
                                                                     ---------------------------------------------
                                                                        MARKING
                                                                         (LMC)      IMAGING (SANDIA)     (LASX)
CONSOLIDATED                                                          (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
-------------------------------------------------------------------  -------------  ----------------  ------------
Sales..............................................................  $   5,227,648       3,936,165       9,163,813
Cost of sales......................................................      3,135,789       2,896,543       6,032,332
                                                                     -------------  ----------------  ------------
Gross profit.......................................................      2,091,859       1,039,622       3,131,481
Gross margin %.....................................................             40%             26%             34%
Expenses:
Research and development...........................................  $     747,377       1,227,141       1,974,518
General and administrative.........................................      1,372,282       2,540,338       3,912,620
Selling and marketing..............................................        967,552       3,702,125       4,669,677
                                                                     -------------  ----------------  ------------
Operating expenses.................................................      3,087,211       7,469,604      10,556,815
                                                                     -------------  ----------------  ------------
Loss from operations...............................................       (995,352)     (6,429,982)     (7,425,334)
Other expense, net.................................................       (224,333)       (773,049)       (997,382)
                                                                     -------------  ----------------  ------------
Net loss before preferred dividends................................  $  (1,219,685)     (7,203,031)     (8,422,716)
                                                                     -------------  ----------------  ------------
                                                                     -------------  ----------------  ------------


                                                                                     CONSOLIDATED
                                                                     ---------------------------------------------

Current assets.....................................................  $   4,295,753       5,233,400       9,529,153
Non-current assets.................................................      2,155,872       2,602,973       4,758,845
                                                                     -------------  ----------------  ------------
                                                                     $   6,451,625       7,836,373      14,287,998
                                                                     -------------  ----------------  ------------
                                                                     -------------  ----------------  ------------
Current liabilities................................................  $   1,286,381       8,334,532       9,620,913
Inter-co.(receivable) payable......................................      1,229,937      (1,229,937)        --
Long-term liabilities..............................................        762,576       2,561,918       3,324,494
Stockholders' equity...............................................      3,172,731      (1,830,140)      1,342,591
                                                                     -------------  ----------------  ------------
                                                                     $   6,451,625       7,836,373      14,287,998
                                                                     -------------  ----------------  ------------
                                                                     -------------  ----------------  ------------

    Sales. Consolidated sales for the nine months ended September 30, 1997 were $9,163,813 compared to $14,818,140 for the same period in 1996, a decrease of $5,654,327 or 38%. Imaging segment sales decreased $3,051,614, or 44%, over the same period last year primarily due to the completion of the Australian driver's license project in 1996 and the Company's inability to secure similar contracts in 1997. Marking segment sales decreased $2,602,714, or 33%, due to a decrease in foreign sales and after-market sales. In 1996, Marking segment recorded significant upgrade sales to Anheuser-Busch, which did not occur in 1997. In addition, Marking segment sales continue to be adversely effected by the continued delay in the re-introduction of the BlazerJet/TM/ marking system. The Company's net accounts receivable decreased $317,557 or 10%, at September 30, 1997 compared to December 31, 1996. This decrease is the result of the lower sales and a $600,000 increase in the allowance for doubtful accounts partially offset by the delay in the collection of a significant outstanding customer balance at the Imaging unit. The collection delay is the result of the prime contractor requiring more time to complete the installation of the card printing systems. However, the Company has fulfilled substantially all of its obligations under this contract. The increased allowance for doubtful accounts results from the recording of a $200,000 reserve related to the collection delay and a $400,000 reserve relating to a second subcontract at the Imaging unit, which was terminated by the prime contractor. The Company is disputing the prime contractor's basis for terminating the subcontract and management estimates that the outcome of this dispute will not have any additional materially adverse effect upon its financial position or results of operations.

    Cost of Sales. Consolidated cost of sales for the nine months ended September 30, 1997 was $6,032,332 compared to $10,490,228 for the same period in 1996, a decrease of $4,457,896, or 42%. The decrease results primarily from the decrease in sales and is partially offset by write-offs of approximately $500,000 relating to inventory obsolescence at the Imaging segment. Gross margin was approximately 34% for the nine months ended September 30, 1997 and 29% for the same period in 1996. The lower margins in the nine months ended September 30, 1996 were primarily due to competitive pricing and increased product costs of custom applications for plastic card printers in the Imaging business.

    Inventory. The Company's inventory decreased $1,082,145 or 16%, from $6,600,007 at December 31, 1996 to $5,517,862 at September 30, 1997. Marking
segment inventory decreased approximately $254,257 as a result of delivery of systems on order at December 31, 1996. Imaging segment inventory decreased $827,888 since December 31, 1996, resulting from delivery of card printer systems in the first quarter which were in inventory at December 31, 1996 and the write-off of approximately $500,000 relating to inventory obsolescence.

    Research and Development. Consolidated research and development expenses were $1,974,518 for the nine months ended September 30, 1997 compared to $2,301,910 for the same period in 1996, a decrease of $327,392 or 14%. Increases in the Marking segment of $114,684 relating primarily to costs associated with obtaining CE certification for the BlazerJet were offset by lower costs in the Imaging segment, which recorded greater development costs in 1996 related to specific custom products that have since been completed.

    General and Administrative. Consolidated general and administrative expenses were $3,912,620 for the nine months ended September 30, 1997 compared to $4,032,894 for the same period in 1996, a net decrease of $120,274 or 3%. This decrease was primarily due to reductions in personnel costs in the Marking segment.

    Selling and Marketing. Consolidated selling and marketing expenses were $4,669,677 for the nine months ended September 30, 1997 compared to $4,073,993 for the same period in 1996, an increase of 595,684 or 15%. Imaging segment's net increase was approximately $988,000 primarily because of higher DataGlyph/TM/ license fees and marketing expenses of approximately $306,000, increases in Asia-Pacific marketing efforts of approximately $115,000, an increase in allowance for doubtful accounts of $600,000, related to two contracts discussed in Sales above, and increases in other sales and marketing expenses of approximately $338,000. These increases were partially offset by decreases in selling expenses and support personnel and related expenses in Sandia's Europe operation of approximately $371,000. Sales and marketing expenses in the Marking segment decreased approximately $393,000 primarily due to lower personnel and related travel and trade show expenses, as management has delayed the replacement of personnel lost through attrition.

    Other Income (Expense). Other expense, consisting primarily of interest expense, for the nine months ended September 30, 1997 was $997,382 compared to $996,591 for the same period in 1996. Because of conversions and redemption of certain convertible debentures, which were sold by the Company in October 1995 and March 1996, the Company has recorded approximately $700,000 less interest expense and amortization of the related placement fee expenses and debenture discount in the first nine months of 1997. This decrease was offset by increases of approximately $473,000 in interest expense and amortization of discounts associated with the notes payable to shareholders, increases applicable to other notes payable of approximately $109,000 and decreases in miscellaneous other income of approximately $118,000.

    NET RESULTS. The consolidated net loss for the nine months ended September 30, 1997 was $8,930,323 compared to the $8,494,501 loss incurred in the same period of 1996 for an increase of $435,822 or 5%. Lower sales and related cost of sales resulted in lower gross profits of approximately $1,200,000 offset by lower operating expenses of about $800,000 primarily because of a $1,000,000 contract settlement charge taken in the second quarter of 1996.

Cautionary Statements

    This Report includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, results of competitively bid contracts and other factors disclosed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996. Moreover, the Company operates in highly competitive industry segments, and many of the Company's competitors have significantly greater resources than the Company. Accordingly, although the Company believes that the expectations reflected in such forward looking statements are reasonable, there can be no assurance that such expectations will prove to be correct, and investors are cautioned not to place undue reliance on such forward looking statements. The Company disclaims any undertaking to update or correct any forward looking statements contained herein to reflect events and circumstances that may occur or become known to the Company after the date of this filing.

    Because of the specialized nature of its businesses, Lasertechnics is dependent upon the efforts of its current officers, consultants and engineers and upon its ability to attract and retain technologically qualified personnel, particularly engineers and software designers highly qualified in the areas of imaging and laser technology. There is intense competition for qualified personnel in the imaging and marking industries, including competition from companies with substantially greater resources than Lasertechnics. Although the Company has been successful to date in recruiting adequate numbers of qualified personnel, there can be no assurance that Lasertechnics will be successful in the future in recruiting or retaining personnel of the requisite scientific caliber or in the requisite numbers to enable the Company to compete effectively.

NASDAQ Smallcap Market Listing

    Lasertechnics' Common Stock is listed on the Nasdaq SmallCap Market, which requires maintenance of certain quantitative and other standards for continued listing thereon. Lasertechnics' stockholders' equity fell below the minimum standards required at September 30, 1995, and, as a result, the Nasdaq SmallCap Market temporarily placed the Common Stock on conditional listing on December 20, 1995 subject to the Company's achieving a minimum of $2,450,000 in stockholders' equity. The Company was able to achieve such stockholders' equity through the conversion of an aggregate of $1,045,342 of convertible subordinated debentures of the Company and the issuance of the Company's Series C Preferred Stock. On January 2, 1996, the Nasdaq SmallCap Market removed the conditional listing requirements described above and lowered the stockholders' equity listing requirement to $1 million. While management believes that in the event of future losses the Company will be able to obtain additional equity financing to preserve the listing of the Common Stock on the Nasdaq SmallCap Market, there can be no assurance that the Company will be able to do so.

    On August 22, 1997, the Securities and Exchange Commission ("Commission") approved certain proposed changes to the continued listing requirements of the Nasdaq SmallCap Market. One such rule change, which becomes effective February 22, 1998, requires an issuer to maintain a minimum bid price of $1 per share for its listed securities. Therefore, upon the effectiveness of such rule change the Company must maintain a $1 minimum bid price for its Common Stock in order to continue listing such Common Stock on the Nasdaq SmallCap Market. The bid price for the Common Stock is currently below $1 and there can be no assurance that the Company will be able to maintain the listing of the Common Stock on the Nasdaq SmallCap Market.

    If the Common Stock were delisted from the Nasdaq SmallCap Market, trading, if any, would likely be conducted in the over-the-counter market on the National Association of Securities Dealers' OTC Bulletin Board and/or on the pink sheets of the National Quotation Bureau. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock. In addition, the Common Stock would be subject to rules promulgated under the Securities Exchange Act of 1934, as amended, applicable to penny stocks. The Commission has adopted regulations that generally define a "penny stock" to be an equity security that has a market price (as determined pursuant to regulations adopted by the Commission) or exercise price of less than $5.00 per share, subject to certain exceptions. By virtue of being listed on the Nasdaq SmallCap Market, the Common Stock will be exempt from the Definition of "penny stock." If, however, the Common stock is removed from the Nasdaq SmallCap Market, the Company's securities may become subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Consequently, the penny stock rules may affect the ability of broker-dealers to sell the Common Stock and may affect the ability of purchasers of Common Stock to sell such securities in the secondary market.

Shares Eligible for Future Sale; Convertible Securities and Warrants

    Future sales of Common Stock in the public market by existing stockholders, warrant holders and holders of convertible securities subsequent to the date hereof could adversely affect the market price of Lasertechnics' Common Stock. At September 30, 1997, an aggregate of approximately 29,805,534 shares of Common Stock were freely tradable without restriction under the Securities Act of 1933 (the "Securities Act"). In addition, up to 15,409,755 shares were eligible for resale in accordance with the manner of sale and volume limitations of Rule 144 promulgated under the Securities Act.

    Lasertechnics has reserved approximately 10,000,000 shares of Common Stock for issuance upon the exercise of outstanding convertible securities and warrants. Lasertechnics has also reserved approximately 1,536,950 shares of Common Stock for issuance to key employees, officers, directors and consultants pursuant to the Company's benefit plans.

    The Company's 10% Convertible Debentures due March 1, 1999 (the "1996 Debentures"), in the original principal amount of $5,500,000, the Company's 10% Convertible Series B Debenture due March 1, 1999 (the "Series B Debenture"), in the principal amount of $500,000 and the Company's Series D Convertible Preferred Stock (the "Series D Preferred Stock"), in the original stated amount of $8,350,000, and Series E Convertible Preferred Stock, $0.01 par value (the "Series E Preferred Stock") in the original stated amount of $500,000 became or will become convertible in full into Common Stock at various times during 1996 and 1997.

    In May 1997, $600,000 principal amount of the 1996 Debentures was redeemed by the Company with (i) the proceeds from the private placement to a single new investor of the Company's Series B Convertible Debenture, due March 1999 in the principal amount of $500,000 and (ii) $100,000 in proceeds from the private placement of $500,000 of Series E Preferred Stock with a single new investor. The Series E Preferred Stock has substantially identical terms as the Series D Preferred Stock and the Series B Convertible Debenture has substantially identical terms as the 1996 Debentures. In June 1997, $400,000 of Series D Preferred Stock was redeemed by the Company, upon receipt of the holder's notice of conversion, with the remaining proceeds from the sale of Series E Preferred Stock. In July 1997, $480,000 principal amount of Series D Preferred Stock were redeemed by the Company, upon receipt of the holder's notice of conversion, with the proceeds from the private placement to a single investor of $480,000 principal amount of a new series of preferred stock with substantially identical terms as the Series D Preferred Stock. An aggregate of 681,817 shares of Common Stock was issued in satisfaction of accrued interest, dividends and redemption premium in connection with such redemptions.

    In July 1997, the holders of the 1996 Debentures, Series B Debenture, Series D Preferred Stock and Series E Preferred Stock agreed to a ninety day suspension of conversion rights on 75% of their respective holdings beginning July 14, 1997. Thereafter, holders can exercise the suspended portion at the rate of 20% per month cumulatively. In exchange for the suspension agreement, the holders received warrants equal to 25% of the suspended amount at a $1.00 strike price, and a reduction of the maximum conversion price to $1.00 for the convertible debentures and $1.14 for the convertible preferred stock, from $2.00 and $2.1406 respectively. The suspension agreement with respect to the Series D and Series E Preferred Stock was effected by an exchange of the shares of such stock, on a one-for-one basis, for shares of a new series of Convertible Preferred Stock, Series F, $0.01 par value (the "Series F Preferred Stock"). The terms of the Series F Preferred Stock are substantially identical to the terms of the Series D and Series E Preferred Stock, except as necessary to reflect the terms of the suspension agreement described above. Upon the issuance of the Series F Preferred Stock in such exchange, all of the outstanding shares of Series D and Series E Preferred Stock were cancelled, and thereafter reverted to the status of authorized but unissued shares of preferred stock of no particular designation.

    As of September 30, 1997, an aggregate of $4,150,000 principal amount of the 1996 Debentures and $5,940,000 stated amount of Series D Preferred Stock and $120,000 stated amount of Series E Preferred Stock have been converted since the issuance of such convertible securities, resulting in the issuance of 11,151,645 shares of Common Stock in the aggregate. The conversion price for the 1996 Debentures and Series B Debenture are equal to the lesser of (i) $1.00 or (ii) a variable conversion rate equal to 85% of the average closing bid price for the Common Stock for the five trading days prior to conversion (the "Variable Conversion Rate"). The conversion price for the Series F Preferred Stock is equal to the lesser of (i) $1.1406 or (ii) a variable conversion rate equal to 85% of the average closing bid price for the Common Stock for the ten trading days prior to the conversion date. These variable conversion rates for the 1996 Debentures, Series B Debentures and the Series F Preferred Stock would result in substantial dilution to the existing stockholders of the Company if converted at the current trading price of the Company's Common Stock. This potential dilution may also adversely affect the Company's ability to raise additional financing on favorable terms in the future. In addition, because the conversion prices are variable, Lasertechnics is unable to determine whether the number of shares it has reserved or its remaining authorized shares of Common Stock will be sufficient to satisfy all future requirements for the issuance of shares of Common Stock upon conversion of the 1996 Debentures, Series B Debenture and Series F Preferred Stock. The governing instruments for both the Series F Preferred Stock, the 1996 Debentures and Series B Debenture include substantial penalties in the event that the Company has insufficient authorized or reserved shares to satisfy the conversion requirements of the Series F Preferred Stock, the Series B Debenture and the 1996 Debentures.

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Lasertechnics, Inc.

We have audited the accompanying consolidated balance sheets of Lasertechnics, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lasertechnics, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company's recurring losses from operations and resulting continued dependence upon access to additional external financing raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                     KPMG Peat Marwick LLP

Dallas, Texas
February 21, 1997

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                            ASSETS                                                        1996           1995
                                                                                     -------------  -------------
Current Assets:
 Cash and cash equivalents.........................................................  $   1,598,744  $   1,892,357
 Accounts receivable--trade, less allowance for doubtful accounts of $357,136 in
 1996 and $278,263 in 1995.........................................................      3,196,943      4,040,247
 Inventory (note 14):
    Raw materials..................................................................      4,293,978      2,700,746
    Work-in-process................................................................        551,340        329,700
    Finished goods.................................................................      1,754,689      1,423,904
                                                                                     -------------  -------------
                                                                                         6,600,007      4,454,350
 Prepaid expenses..................................................................        230,839        155,859
 Current portion of deferred license fee (note 7)..................................        700,000       --
 Other.............................................................................         67,606        229,089
                                                                                     -------------  -------------
    Total current assets...........................................................     12,394,139     10,771,902
                                                                                     -------------  -------------
 Property, plant & equipment, net (note 4).........................................      3,334,277      3,000,241
 Goodwill..........................................................................        172,510        254,546
 Deferred license fee (note 7).....................................................      1,400,000       --
 Other assets......................................................................        360,931        615,913
                                                                                     -------------  -------------
                                                                                     $  17,661,857  $  14,642,602
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                  See accompanying Notes to Consolidated Financial Statements.

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                            DECEMBER 31, 1996 AND 1995

                                                                                            1996        1995
                                                                                         ----------  ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable to stockholder (note 8).................................................  $   --      $    200,000
 Notes payable (note 7)................................................................     775,292       402,945
 Accounts payable......................................................................   1,369,818     3,485,328
 Accrued liabilities (note 6)..........................................................   2,957,525     1,858,562
 Current portion of capital lease obligations (note 5).................................     225,676        28,944
                                                                                         ----------  ------------
      Total current liabilities........................................................   5,328,311     5,975,779
                                                                                         ----------  ------------
Convertible debentures (note 9)........................................................   1,768,965     4,405,095
Capital lease obligations (note 5).....................................................     927,411     1,149,096
Note payable, long-term (note 7).......................................................   1,400,000       --
Other..................................................................................     149,387       183,046
                                                                                         ----------  ------------
 Total liabilities.....................................................................   9,574,074    11,713,016
                                                                                         ----------  ------------

                  See accompanying Notes to Consolidated Financial Statements.
                                       F-20

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995

LIABILITIES AND STOCKHOLDERS' EQUITY (CONT.)                                             1996            1995
----------------------------------------------------------------------------------  --------------  --------------
Stockholders' equity (notes 8, 9, 10, 11, 12, and 20):
  Convertible preferred stock, $.01 par; 7,000,000 shares
  authorized in 1996 and 10,000,000 in 1995;

    Series A: $1.30 stated value; 1,153,846 shares issued
      and outstanding in 1996 and 1995............................................       1,500,000       1,473,394
    Series B: $1.42 stated value; 1,056,338 shares issued
      and outstanding in 1996 and 1995............................................       1,500,000       1,473,394
    Series C: $1.51 stated value; 708,530 shares issued and
      outstanding in 1996 and none in 1995........................................       1,069,880       1,069,880
    Series D: $10,000.00 stated value; 585 shares issued
      and outstanding in 1996 and none in 1995.                                          6,049,314        --

  Common stock, $.01 par value; Authorized 56,750,000 in
    1996 and 41,500,000 in 1995; 37,133,514 shares issued
    and outstanding in 1996 and 28,280,798 in 1995................................         371,335         282,808

  Nonvoting convertible common stock, $.01 par value;
    Authorized 2,250,000 shares in 1996 and 8,500,000 shares in
    1995; 2,249,842 shares issued and outstanding in 1996 and
    1995. Convertible into voting common stock on a share for
    share basis...................................................................          22,499          22,499

  Paid-in capital.................................................................      47,753,080      37,339,799

  Accumulated deficit.............................................................     (50,178,325)    (38,482,188)
                                                                                    --------------  --------------
                                                                                         8,087,783       3,179,586
  Less treasury stock, 200,000 common shares, at cost.............................                        (250,000)
                                                                                    --------------  --------------
  Total stockholders' equity......................................................       8,087,738       2,929,586
                                                                                    --------------  --------------
  Commitments and contingencies (notes 2, 5, and 13)..............................  $   17,661,857  $   14,642,602
                                                                                    --------------  --------------
                                                                                    --------------  --------------

          See accompanying Notes to Consolidated Financial Statements.

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                            1996           1995          1994
                                                                        -------------  ------------  ------------
Sales (notes 3 and 17)................................................  $  17,581,440    13,429,731    15,856,209
Cost of sales.........................................................     12,158,111     9,159,393    10,670,197
                                                                        -------------  ------------  ------------
    Gross profit......................................................      5,423,329     4,270,338     5,186,012
Expenses:
    Research and development..........................................      2,848,767     3,040,830     3,577,209
    General and administrative........................................      5,151,502     4,460,724     2,755,063
    Selling and marketing.............................................      5,760,056     4,898,997     4,989,274
    Loss on contract settlement and other (note 15)...................      1,287,000       --          1,148,275
                                                                        -------------  ------------  ------------
      Operating expenses..............................................     15,047,325    12,400,551    12,378,821
                                                                        -------------  ------------  ------------
      Loss from operations............................................     (9,623,996)   (8,130,213)   (7,192,809)
                                                                        -------------  ------------  ------------
Other income (expense):
  Interest income.....................................................        110,007        32,182        44,387
  Interest expense....................................................     (1,541,001)     (968,790)     (160,071)
  Other...............................................................         25,913       (27,682)       21,537
                                                                        -------------  ------------  ------------
    Net other income (expense)........................................     (1,405,081)     (964,290)      (94,147)
                                                                        -------------  ------------  ------------
Loss before income taxes..............................................    (11,029,077)   (9,094,503)   (7,286,956)
Income taxes (note 16)................................................       --             --            --
                                                                        -------------  ------------  ------------
      Net loss........................................................    (11,029,077)   (9,094,503)   (7,286,956)
Preferred stock dividend requirements.................................       (667,060)      (73,234)      --
                                                                        -------------  ------------  ------------
      Net loss applicable to common stock.............................   $(11,696,137)   (9,167,737)   (7,286,956)
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
Net loss per common share.............................................  $        (.34)         (.33)         (.33)
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
Weighted average shares of common stock outstanding during the year...     34,339,313    27,511,489    21,997,410
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------

          See accompanying notes to consolidated financial statements.

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                      NONVOTING
                                         CONVERTIBLE                                 CONVERTIBLE
                                       PREFERRED STOCK         COMMON STOCK          COMMON STOCK
                                    ---------------------  --------------------  --------------------   PAID-IN    ACCUMULATED
                                     SHARES      AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL      DEFICIT
                                    ---------  ----------  ---------  ---------  ---------  ---------  ----------  ------------
Balance At December 31, 1993......     --      $   --     19,014,171  $ 190,142     --      $  --      24,269,712  (22,027,495)
Exercise of common stock options
  (note 12).......................     --          --         65,830        658     --         --          59,401       --
Issuance of common stock, net of
  issuance expenses (note 20).....     --          --      5,998,778     59,988     --         --       5,531,232       --
Foreign currency translation
  adjustment......................     --          --         --         --         --         --          27,105       --
Nonvoting convertible common stock
  issued for debt (note 20).......     --          --         --         --        377,684      3,777     355,023       --
Detachable warrants issued in
  conjunction with convertible
  debt (notes 8 and 11)...........     --          --         --         --         --         --          60,000       --
Net loss..........................     --          --         --         --         --         --          --       (7,286,956)
                                    ---------  ---------- ----------  ---------  ---------  ---------  ----------  ------------
Balance at December 31, 1994......     --          --     25,078,779    250,788    377,684      3,777  30,302,473  (29,314,451)
                                    ---------  ---------- ----------  ---------  ---------  ---------  ----------  ------------

                                     TREASURY
                                       STOCK       TOTAL
                                    -----------  ----------
Balance At December 31, 1993......    (250,000)   2,182,359
Exercise of common stock options
  (note 12).......................      --           60,059
Issuance of common stock, net of
  issuance expenses (note 20).....      --        5,591,220
Foreign currency translation
  adjustment......................      --           27,105
Nonvoting convertible common stock
  issued for debt (note 20).......      --          358,800
Detachable warrants issued in
  conjunction with convertible
  debt (notes 8 and 11)...........      --           60,000
Net loss..........................      --       (7,286,956)
                                    -----------  ----------
Balance at December 31, 1994......    (250,000)     992,587
                                    -----------  ----------

    See accompanying notes to consolidated financial statements.

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                    NONVOTING
                                       CONVERTIBLE                                 CONVERTIBLE
                                     PREFERRED STOCK         COMMON STOCK          COMMON STOCK
                                  ---------------------  --------------------  --------------------   PAID-IN    ACCUMULATED
                                   SHARES      AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL      DEFICIT
                                  ---------  ----------  ---------  ---------  ---------  ---------  ----------  ------------
Balance at December 31, 1994....     --          --      25,078,779   250,788    377,684      3,777  30,302,473  (29,314,451)
Exercise of common stock options
  (note 12).....................     --          --        625,712      6,257     --         --         450,593       --
Detachable warrants issued in
  conjunction with convertible
  debt (notes 8 and 11).........     --          --         --         --         --         --         207,000       --
Stock issued for debt, net of
  unamortized discount and
  expenses (note 8).............  2,521,363   3,469,880  1,383,632     13,836  1,872,158     18,722   2,804,215       --
Increasing rate preferred stock
  discount......................     --        (126,446)    --         --         --         --         126,446       --
Discount accretion..............     --          73,234     --         --         --         --          --          (73,234)
Conversion feature of debentures
  issued (note 9)...............     --          --         --         --         --         --       2,200,000       --
Debentures converted, net of
  unamortized discount and
  expenses (note 9).............     --          --        658,570      6,586     --         --         673,661       --
Issuance of convertible
  preferred stock (note 20).....    397,351     600,000     --         --         --         --          --           --
Exercise of detachable warrants
  (note 11).....................     --          --        534,105      5,341     --         --         684,659       --
Foreign currency translation
  adjustment....................     --          --         --         --         --         --        (109,248)      --
Net loss........................     --          --         --         --         --         --          --       (9,094,503)
                                  ---------  ----------  ---------  ---------  ---------  ---------  ----------  ------------
Balance at December 31, 1995....  2,918,714   4,016,668  28,280,798   282,808  2,249,842     22,499  37,339,799  (38,482,188)
                                  ---------  ----------  ---------  ---------  ---------  ---------  ----------  ------------
                                   TREASURY
                                     STOCK       TOTAL
                                  -----------  ----------
Balance at December 31, 1994....    (250,000)     992,587
Exercise of common stock options
  (note 12).....................      --          456,850
Detachable warrants issued in
  conjunction with convertible
  debt (notes 8 and 11).........      --          207,000
Stock issued for debt, net of
  unamortized discount and
  expenses (note 8).............      --        6,306,653
Increasing rate preferred stock
  discount......................      --           --
Discount accretion..............                   --
Conversion feature of debentures
  issued (note 9)...............      --        2,200,000
Debentures converted, net of
  unamortized discount and
  expenses (note 9).............      --          680,247
Issuance of convertible
  preferred stock (note 20).....      --          600,000
Exercise of detachable warrants
  (note 11).....................      --          690,000
Foreign currency translation
  adjustment....................      --         (109,248)
Net loss........................      --       (9,094,503)
                                  -----------  ----------
Balance at December 31, 1995....    (250,000)   2,929,586
                                  -----------  ----------

    See accompanying notes to consolidated financial statements.

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                      NONVOTING
                                         CONVERTIBLE                                 CONVERTIBLE
                                       PREFERRED STOCK         COMMON STOCK          COMMON STOCK
                                    ---------------------  --------------------  --------------------   PAID-IN    ACCUMULATED
                                     SHARES      AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL      DEFICIT
                                    ---------  ----------  ---------  ---------  ---------  ---------  ----------  ------------
Balance at December 31, 1995......  2,918,714   4,016,668  28,280,798   282,808  2,249,842     22,499  37,339,799  (38,482,188)
Exercise of common stock options
  (note 12).......................     --          --         89,222        893     --         --         109,898       --
Discount accretion................     --          53,212     --         --         --         --          --           --
Conversion feature of debentures
  issued (note 9).................     --          --         --         --         --         --       2,216,341       --
Debentures converted, net of
  unamortized discount and
  expenses (note 9)...............     --          --      6,682,561     66,825     --         --       6,526,379       --
Issuance of convertible preferred
  stock, net of expenses (note
  10).............................        835   8,350,000     --         --         --         --        (762,964)      --
Preferred stock accretion and
  dividends (note 10).............     --         257,666     --         --         --         --          --         (667,060)
Preferred stock converted,
  including related accretion
  (note 10).......................       (250) (2,558,352) 2,280,933     22,809                         2,535,543
Retirement of treasury stock......                          (200,000)    (2,000)                         (248,000)
Foreign currency translation
  adjustment......................     --          --         --         --         --         --         (17,708)      --
Net loss..........................     --          --         --         --         --         --          --      (11,029,077)
                                    ---------  ----------  ---------  ---------  ---------  ---------  ----------  ------------
Balance December 31, 1996.........  2,919,299  $10,119,194 37,133,514 $ 371,335  2,249,842  $  22,499  47,699,288  (50,178,325)
                                    ---------  ----------  ---------  ---------  ---------  ---------  ----------  ------------
                                    ---------  ----------  ---------  ---------  ---------  ---------  ----------  ------------



                                     TREASURY
                                       STOCK       TOTAL
                                    -----------  ----------
Balance at December 31, 1995......    (250,000)   2,929,586
Exercise of common stock options
  (note 12).......................      --          110,791
Discount accretion................      --           53,212
Conversion feature of debentures
  issued (note 9).................      --        2,216,341
Debentures converted, net of
  unamortized discount and
  expenses (note 9)...............      --        6,593,204
Issuance of convertible preferred
  stock, net of expenses (note
  10).............................      --        7,587,036

Preferred stock accretion and
  dividends (note 10).............      --         (409,394)
Preferred stock converted,
  including related accretion
  (note 10).......................                   --
Retirement of treasury stock......     250,000       --
Foreign currency translation
  adjustment......................      --          (17,708)
Net loss..........................      --      (11,029,077)
                                    -----------  ----------
Balance December 31, 1996.........      --        8,033,991
                                    -----------  ----------
                                    -----------  ----------

    See accompanying notes to consolidated financial statements.

                      LASERTECHNICS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                         1996            1995           1994
                                                                    --------------  --------------  -------------
Cash flows from operating activities:
  Net loss........................................................  $  (11,029,077) $   (9,094,503) $  (7,286,956)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
    Depreciation and amortization.................................         725,859         514,988        410,231
    Provision for losses on accounts receivable...................         248,489         115,375         65,169
    Provision for product warranty reserve........................         639,606         338,250        687,591
    Amortization of financing discount and issuance costs.........         889,703         674,232             --
    Accrued interest not paid.....................................         514,163              --             --
    Other nonrecurring expense....................................              --              --      1,148,275
    Write-off of software development costs.......................              --              --        552,989
    (Increase) decrease in:
      Accounts receivable, trade..................................         628,243      (1,165,875)    (1,652,944)
      Inventory...................................................      (2,187,157)     (1,616,559)    (1,223,892)
      Prepaid expenses............................................        (775,350)        104,779       (101,952)
      Other.......................................................      (1,280,821)        163,769        (99,577)
    Increase (decrease) in:
      Accounts payable and notes payable..........................      (2,087,326)        (42,450)     1,799,923
      Customer advances...........................................          (6,409)       (278,721)      (571,644)
      Commissions payable.........................................        (127,299)       (108,575)       196,417
      Product warranty reserve....................................        (381,042)       (348,956)      (523,867)
      Accrued payroll and payroll taxes...........................         (40,740)       (147,575)       197,485
      Accrued vacation............................................         (43,381)         (6,685)        66,298
      Other.......................................................         608,912              --             --
                                                                    --------------  --------------  -------------
      Net cash used by operating activities.......................     (13,703,627)    (10,898,506)    (6,336,454)
                                                                    --------------  --------------  -------------

          See accompanying notes to consolidated financial statements.

                      LASERTECHNICS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
Cash flows from investing activities:
    Capital expenditures............................................       (783,794)      (995,518)      (790,409)
    Business acquisitions...........................................             --             --       (100,000)
    Software development............................................             --             --       (119,251)
                                                                      -------------  -------------  -------------
    Net cash used by investing activities...........................       (783,794)      (995,518)    (1,009,660)
                                                                      -------------  -------------  -------------
Cash flows from financing activities:
  Borrowings under financing agreements.............................      3,800,000      7,329,906      3,936,828
  Principal payments on financing agreements........................     (2,200,000)    (2,969,452)    (1,770,136)
  Proceeds from issuance of convertible debentures..................      5,500,000      7,000,000             --
  Convertible debenture issuance costs..............................       (385,000)      (520,000)            --
  Principal payments on capital lease obligations...................       (219,018)      (164,860)      (160,613)
  Net proceeds from issuance of preferred and common stock..........      7,697,826      1,683,729      6,355,268
                                                                      -------------  -------------  -------------
    Net cash provided by financing activities.......................     14,193,808     12,359,323      8,361,347
                                                                      -------------  -------------  -------------
      Net increase (decrease) in cash and cash equivalents..........       (293,613)       465,299      1,015,233
  Cash and cash equivalents at beginning of year....................      1,892,357      1,427,058        411,825
                                                                      -------------  -------------  -------------
Cash and cash equivalents at end of year............................  $   1,598,744  $   1,892,357  $   1,427,058
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

          See accompanying notes to consolidated financial statements.

                      LASERTECHNICS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                             1996          1995          1994
                                                                         ------------  ------------  -------------
Supplemental information:
  Cash paid during the year for interest...............................  $    151,354  $    173,619  $     146,271
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------
  Conversions to stock (notes 8 and 9):
    Debentures, net of unamortized discount and expenses...............     6,163,561       659,905             --
    Notes payable, net of unamortized discount and expenses............            --     5,953,773        345,000
    Accrued interest...................................................       483,435       373,222             --
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------
  Convertible preferred stock accretion (note 10)......................  $    257,666  $         --  $          --
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------
  Detachable warrants issued in conjunction with convertible debt
    (notes 9 and 11)...................................................  $    462,000  $    207,000  $      60,000
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------
  Conversion feature of debentures issued..............................  $  1,610,000  $  2,200,000  $          --
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------
  Borrowings under capital lease obligations...........................  $    194,064  $         --  $          --
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------
  Business assets acquired (note 18):
    Fair value of net assets acquired..................................            --            --        779,296
    Cash paid..........................................................            --            --       (100,000)
    Issuance of common stock of subsidiary.............................            --            --           (500)
    Assumption of liabilities..........................................            --            --       (881,918)
    Minimum guaranteed royalty.........................................  $         --  $         --  $    (281,610)
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

          See accompanying notes to consolidated financial statements.

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) Summary of Significant Accounting Policies

    (a) Company Organization and Basis of Presentation

    The accompanying consolidated financial statements include the accounts of Lasertechnics, Inc. and its wholly owned subsidiaries Lasertechnics Marking Corp. (LMC) and Quantrad, Inc., its 96 percent owned subsidiary Sandia Imaging Systems Corporation (Sandia), and Sandia's wholly owned French subsidiary Sandia Imaging Systems SA (Sandia Europe) (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (b) Statements of Cash Flows

        The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

    (c) Inventory

        Inventory is valued at the lower of cost or market using the first-in, first-out method.

    (d) Depreciation and Amortization

        Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets. Assets acquired under capital leases are amortized over the lesser of the term of the lease or the estimated useful life of the asset using the straight-line method.

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    (e) Goodwill

        Goodwill represents the excess of cost over net assets acquired in the 1994 acquisition of Printis S.A.R.L. (note 18) and is amortized on a straight-line basis over the expected periods to be benefited (five years). The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted future results. The amount of goodwill impairment, if any, is measured based on projected, discounted future results. Amortization expense for the years ended December 31,1996, 1995, and 1994 was $82,036, $82,037 and $73,601,
respectively. Accumulated amortization was $237,674, $155,638 and $73,601 at December 31, 1996, 1995, and 1994, respectively.

    (f) Fair Value of Financial Instruments

        Cash and cash equivalents, accounts receivable, inventory deposit, accounts payable, notes payable, customer advances, commissions payable and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of these instruments.

        At December 31, 1995, the fair value of the October 1995 convertible debentures (note 9) approximates recorded value because the fair value of the debt and equity components of the financial instrument were valued at the issuance dates and market conditions had not changed significantly since that date.

        At December 31, 1996, the net carrying value of the March 1996 convertible debentures (note 9) approximates fair value as such debentures are recorded based on the current effective interest rate. The outstanding borrowings under the Company's note payable to Xerox Corporation (note 7) bear interest at current market rates, and therefore, the carrying amount of debt approximates estimated fair value at December 31, 1996.

    (g) Income Taxes

        The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

    (h) Foreign Currency Translation

        The functional currency for the Company's foreign subsidiary is the applicable local currency. Assets and liabilities of the foreign subsidiary are translated to U.S. dollars at year-end exchange rates. Income and expense items are translated at the average rates of exchange prevailing during the year. The adjustments resulting from translating the financial statements of the foreign subsidiary are reflected in stockholders' equity.

    (i) Net Loss Per Common Share

        Net loss per common share is based on the weighted average shares of common stock and, if dilutive, common equivalent shares (options, warrants, convertible preferred stock and convertible debt) outstanding during the period. None of the common stock equivalents were dilutive during the periods presented. Net loss applicable to common stock is derived by adding to consolidated net loss the accretion of the discount recorded for the Company's increasing rate preferred stock Series A, B and C and the annual accretion applicable to the Series D Preferred Stock (note 10).

    (j) Revenue Recognition

        The Company recognizes revenue on sales of its products either when the products are shipped from the plant or received by the customer, depending on shipping terms. Revenue related to product sales that require installation or customer acceptance is recognized upon fulfillment of such requirements.

    (k) Warranty Costs

        The Company warrants its products against defects in material and workmanship for periods ranging from 30 days to two years from the date of installation. The Company provides for future warranty obligations in the period product sales are recorded. The warranty reserve is reviewed quarterly and adjusted based upon the Company's actual historical warranty costs and its estimate of future costs.

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    (l) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

        The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position or results of operations.

    (m) Advertising Costs

        Advertising costs, all of which are nondirect response advertising, are expensed as incurred. Advertising expense was $250,098, $326,542, and $234,892 for the years ended December 31, 1996, 1995, and 1994, respectively.

    (n) Stock Compensation Plans

        Effective January 1, 1996, the Company adopted the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, which requires pro forma disclosure of net income (loss) and net income (loss) per share as if the fair value method of SFAS No. 123 had been applied. The Company continues to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, for the preparation of its basic consolidated financial statements.

    (o) Reclassifications

        Certain reclassifications have been made to prior year consolidated financial statements to conform to the current year presentation.

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(2) Operations, Liquidity and Going Concern

    The Company's operations in 1996 continued to generate losses. The loss in 1996 significantly exceeded losses in either 1995 or 1994. Although, during 1996, the Company raised gross proceeds of approximately $13.85 million through equity and debt transactions, the Company's operations, capital expenditures and debt service requirements have utilized a significant portion of such proceeds through February 1997. These factors raise substantial doubt about the Company's ability to continue as a going concern.

    The Company's business plan for 1997 is predicated principally upon significant increases in sales for existing Sandia products, the successful introduction of new products in both of its business segments, significant improvements in gross margins and reductions in research and development expenditures. Because of the anticipated timing of new product introductions and manufacturing cost reductions, together with the necessity to prepay all or a portion of the balance of its lease obligation financing, the Company may require additional external financing to meet its 1997 requirements. However, there can be no assurance that sufficient additional external financing could be obtained to fund any increases in financing requirements resulting from delays in or inability to significantly increase sales of existing Sandia products, successfully introduce planned new products, or achieve gross margin improvements. If the Company is unable to obtain such additional funds, it may be necessary to either reduce or stop certain product development programs, reduce its sales and marketing efforts, dispose of assets or undertake other actions as may be appropriate.

(3) Significant Customers

    One customer accounted for 18, 16, and 46 percent of consolidated revenues in 1996, 1995 and 1994, respectively. Another customer accounted for 29 percent of 1996 consolidated revenues.

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) Property, Plant and Equipment

    Property, plant and equipment consists of the following:

                                                                           AMORTIZATION
                                                                              PERIOD          1996        1995
                                                                         ----------------  -----------  ---------
Property, plant and equipment under capital leases
   Land (note 5).......................................................    lease term      $   336,396    336,396
   Building............................................................    lease term          923,550    923,550
   Machinery and equipment.............................................    lease term          127,411    127,411
   Research equipment..................................................    lease term           21,339     21,339
   Furniture and fixtures..............................................    lease term          530,913    363,022
                                                                                           -----------  ---------
                                                                                             1,939,609  1,771,718
                                                                                           -----------  ---------
Accumulated amortization...............................................                    $  (648,131)  (493,975)
                                                                                           -----------  ---------
Property, plant and equipment under capital leases, net................                      1,291,478  1,277,743
                                                                                           -----------  ---------
Other property, plant and equipment:
  Building.............................................................   14 to 45 years       148,200    148,200
  Leasehold improvements...............................................   lease term           331,891    328,985
  Machinery and equipment .............................................   5 to 8 years       1,382,267  1,151,409
  Demonstration equipment..............................................   2 to 3 years         933,363    480,226
  Research equipment...................................................   3 years              136,005    139,536
  Furniture and fixtures...............................................   5 years              682,153    717,685
                                                                                           -----------  ---------
                                                                                             3,613,879  2,966,041
Accumulated depreciation...............................................                     (1,571,080)(1,243,543)
                                                                                           -----------  ---------
    Other property, plant and equipment, net...........................                      2,042,799  1,722,498
                                                                                           -----------  ---------
    Total property, plant and equipment, net...........................                    $ 3,334,277  3,000,241
                                                                                           -----------  ---------
                                                                                           -----------  ---------

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) Lease Obligations

    In 1983, the Company entered into a long-term capital lease agreement with the City of Albuquerque, New Mexico for office, manufacturing and warehouse facilities and equipment. In connection with the transaction, the City of Albuquerque issued industrial development revenue bonds. The leased assets will revert to the Company upon retirement of the lease obligations and payment of a nominal amount.

    Pursuant to the original agreement, the bondholder has the right to call the bonds starting in November 1993 and in each November thereafter. On October 1, 1993, the Company and bondholder entered into an agreement whereby the Company increased the monthly lease payment by $8,000. This additional prepayment amount started in April 1994 and was to be made for a 24 month period. In exchange for the Company's agreement to make these prepayments, the bondholder agreed to waive its right to call the bonds during this 24 month period provided that the Company made its monthly payments on a timely basis and remained in compliance with the agreement's debt covenants, which required the Company to maintain a current ratio of not less than 1 to 1 and a debt to equity ratio of not more than 3 to 1. Although the Company's current ratio was in compliance at December 31, 1995 at 1.5 to 1, its debt to equity ratio was 4 to 1 which was in violation of the agreement. As a result, the full amount of the lease was classified as a current liability on the Company's balance sheet at December 31, 1995. During the fourth quarter of 1996, the bondholder agreed to permanently waive the debt to equity ratio requirement and its right to call the bond for redemption provided the lessee remains in compliance with all other covenants. At December 31, 1996, the Company's current ratio was 2.3 to 1, which is in compliance with the lease terms. In addition to the covenants mentioned previously, the agreement includes a provision whereby the debt can be called anytime the bondholder reasonably believes itself to be insecure. No such call has occurred as of February 1997 and management believes the likelihood that such acceleration provisions will be exercised in 1997 is remote.

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Capital lease obligations are as follows:

                                                                                   1996        1995
                                                                                ----------  ----------
City of Albuquerque, New Mexico, due monthly
  (approximately $19,100 to maturity) including interest
  at 75% of the prime rate of Chase Manhattan Bank
  (6.19% at December 31, 1996) but not less than 8% nor
  more than 14% maturing September 2001......................................     $955,852   1,113,768

Other capital leases, due $6,601 monthly, with maturity dates through June 2002, including interest ranging from
  15.15% to 19.4%............................................................      197,235      64,272
                                                                                ----------  ----------

          Total capital lease obligations....................................    1,153,087   1,178,040

  Less:   Current portion of capital leases..................................      225,676      28,944
                                                                                ----------  ----------
                                                                                 $ 927,411   1,149,096
                                                                                ----------  ----------
                                                                                ----------  ----------

  The annual aggregate lease payments under capital leases are as follows:

YEAR ENDING DECEMBER 31
-----------------------

         1997.................................................     $   354,275

         1998.................................................         299,988

         1999.................................................         270,653

         2000.................................................         251,627

         2001.................................................         228,132
                                                                     ---------
                                                                     1,404,675

Less amount representing interest.............................        (251,588)
                                                                     ---------
                                                                   $ 1,153,087
                                                                     ---------
                                                                     ---------

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) Accrued Liabilities

    Accrued liabilities consist of the following at December 31, 1996 and 1995:

                                                            1996        1995
                                                       ------------  ----------

Customer advances....................................  $    436,249     426,978
Commissions payable..................................        65,249     192,548
Product warranty reserve.............................       516,783     256,003
Accrued payroll and payroll taxes....................       265,928     299,096
Accrued vacation.....................................       163,935     205,541
Preferred stock dividends............................       356,182        --
Other................................................     1,153,199     478,396
                                                       ------------  ----------

Accrued liabilities..................................  $  2,957,525   1,858,562
                                                       ------------  ----------
                                                       ------------  ----------

(7) Notes Payable

    On December 27, 1996, Sandia signed a $2,100,000 note payable to Xerox Corporation ("Xerox"). One-third of the note principal plus accrued interest is due on December 15 of 1997, 1998 and 1999. Interest payable is calculated based on a specified prime rate (8.25% at December 31, 1996) on each due date. The Company has classified as a current liability the first $700,000 payment due in 1997.

    Concurrent with the signing of the note, Sandia signed an amendment to its OEM License Agreement with Xerox. Under the terms of the amendment to this agreement, Xerox granted to Sandia an exclusive license for the development and sale of DataGlyphs-TM-, a portable database symbology, for use on security and identification media such as passports, visas, drivers' licenses, border crossing, and government entitlement programs. The license fee of $2,100,000 has been recorded as a deferred license fee and will be amortized over the three year term of the license agreement. Accordingly, the Company has reflected $700,000 as a current asset and $1,400,000 as a noncurrent asset. In years following 1999, upon license renewal the Company will pay a minimum royalty of $500,000. The royalty on annual sales in excess of $10,000,000 is to be calculated using a declining percentage ranging from 4.5% to 3%.

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(8) Convertible Notes Payable to Stockholders

    During June and July 1996, the Company obtained a 12 percent per annum working capital bridge loan totaling $1.7 million from Wolfensohn Partners LP ("Wolfensohn"), a significant stockholder. The loan principal and related interest were paid in full in August 1996 with proceeds from the sale of Series D Convertible Preferred Stock, par value $.01 per share ("Series D Preferred Stock") (note 10).

    In December 1994, the Company entered into agreements to borrow a total of $2,000,000 from J.P. Morgan Investment Corporation ("JPMIC"), a significant stockholder. During 1995, the Company borrowed an additional $6,900,000 from Wolfensohn. These borrowings from shareholders were evidenced by unsecured notes bearing interest at 12%. Interest and principal were due on demand, but if no demand was made, principal and interest became due and payable at various dates from February 1, 1996 through September 15, 1996. In the event that the Company completed an equity financing of $5,000,000 or more, then JPMIC and Wolfensohn had the right to convert the outstanding principal and interest, or a portion thereof, into either the Company's voting common stock, par value $.01 per share, (the "Common Stock") or non-voting convertible common stock, par value $.01 per share (the "Non-voting Common Stock"), at the price per share paid by the investors in the equity financing. In connection with these note agreements, JPMIC and Wolfensohn also received warrants to purchase the Company's Common Stock (note 11).

    Although the Company did not complete an equity financing of $5,000,000, the Company agreed to convert $6,210,000 of the debt plus accrued interest of approximately $353,000 held by the shareholders above into a combination of Common Stock, Non-voting Common Stock and preferred stock of the Company evidenced by debt to equity conversion agreements. In addition, the Company paid Wolfensohn $2,000,000 of principal out of the proceeds of the October 1995 convertible debenture private placement (note 9). The remaining outstanding debt to Wolfensohn was repaid when Wolfensohn exercised 534,105 warrants to purchase Common Stock (note 11) resulting in total proceeds of $690,000. The following table summarizes the 1995 convertible note payable conversion activity:

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                               CONVERSION                             SHARES OF
                                              AMOUNT           PRICE PER                                STOCK
DATE                      NOTEHOLDER        CONVERTED            SHARE             CLASS OF STOCK      RECEIVED
--------------------  ------------------  --------------  --------------------  --------------------  ----------
May 1995............  JPMIC                  $   314,450      $   0.95          Voting common            331,000

                                                                                Non-voting
May 1995............  JPMIC                    1,778,550          0.95          common                 1,872,158

May 1995............  Wolfensohn               1,000,000          0.95          Voting common          1,052,632

August 1995.........  Wolfensohn               1,500,000          1.30          Series A preferred     1,153,846

September 1995......  Wolfensohn               1,500,000          1.42          Series B preferred     1,056,338

December 1995.......  Wolfensohn                 469,879          1.51          Series C preferred       311,179
                      ------------------  --------------  --------------------  --------------------  ----------
   Total............                          $6,562,879                                               5,777,153
                                          --------------                                              ----------
                                          --------------                                              ----------

(9) Convertible Debentures

    In March 1996, the Company completed a $5,500,000 private placement of 10 percent convertible subordinated debentures maturing March 1, 1999 (the "1996 Debentures"). The 1996 Debentures, plus accrued interest, are convertible into the Company's unregistered common stock at the option of the holder as follows: (a) between March 13, 1996 and May 11, 1996 at the fixed exercise price of $2.00 per share and (b) at the lesser of $2.00 per share or 85 percent of the average five day closing bid price of the Common Stock prior to conversion for up to one-fourth of the 1996 Debentures purchased beginning on each of these dates in 1996: May 12, June 11, July 11, and August 10. The Company has the right to convert the 1996 Debentures at its own election at any time after March 1, 1997 utilizing the formula described above. The Company also has the right to redeem the 1996 Debentures for cash upon notice of conversion by a holder or at any time after March 1, 1997. The Common Stock issued upon conversion has registration rights under certain circumstances. The Company has assigned a value of $2,072,000 to the conversion feature of the 1996 Debentures and the 550,000 related detachable warrants to purchase Common Stock (note 11). This value is being amortized ratably as an interest rate adjustment over the life of the 1996 Debentures or until conversion. Assuming no 1996 Debentures are converted until maturity, the effective yield is approximately 30%. All outstanding 1996 Debentures shall automatically be converted into Common Stock at maturity. During 1996, $3,250,000 face amount of the 1996 Debentures plus $127,612 of accrued interest were converted into 2,392,061 shares of Common Stock.

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    In October 1995, the Company completed a $7,000,000 private placement of 10 percent convertible debentures maturing in October 1998 (the "1995 Debentures"). The 1995 Debentures plus accrued interest were convertible by the holder into unregistered Common Stock as follows: (a) between October 11, 1995 and November 25, 1995 at an exercise price of $2.34375, (b) between November 26, 1995 and December 25, 1995, one-half of the 1995 Debentures could be converted at the lesser of $2.34375 or 85 percent of the average five day closing bid price of the Common Stock prior to conversion, and (c) after December 25, 1995, and during the term of the 1995 Debentures, all 1995 Debentures could be converted by the holder under the same terms described in
(b). The Company had the right to convert the 1995 Debentures at its own election subject to the terms of the 1995 Debenture agreement. The Common Stock issued upon conversion has registration rights under certain circumstances. The Company assigned a value of $2,200,000 to the conversion feature of the 1995 Debentures which was amortized ratably as an interest rate adjustment over the life of the 1995 Debentures or until conversion. Assuming that no 1995 Debentures were converted prior to maturity, the effective yield at the time the 1995 Debentures were issued was 26 percent. In 1995, $1,025,000 face amount of 1995 Debentures plus $20,342 of accrued interest were converted into 658,570 shares of Common Stock. During 1996, all remaining 1995 Debentures, having a face value of $5,975,000, plus $355,823 of accrued interest were converted into 4,290,500 shares of Common Stock.

(10) Preferred Stock

    In July 1996, the Company completed an $8,350,000 private placement of 835 shares of a new class of preferred stock, Series D Convertible Preferred Stock, par value $.01 per share ("Series D Preferred Stock"). Shares of Series D Preferred Stock are convertible into Common Stock in increments of up to 1/3 of Series D Preferred Stock purchased at the lesser of (i) $2.1406 per share or (ii) (a) the average closing bid price of the Common Stock for the ten trading days immediately prior to the conversion date multiplied by
(b) a percentage which is 90 percent from October 1, 1996 through November 29, 1996, 87.5 percent from November 30, 1996 through January 28, 1997, and 85 percent thereafter. The Series D Preferred Stock does not accrue dividends; however, each share possesses an 8 percent per annum accretion rate prior to conversion which is payable in Common Stock upon conversion or redemption at the conversion price then in effect. All shares of Series D Preferred Stock outstanding on August 2, 1999 are subject to automatic conversion at the conversion rate then in effect. The Company has effected a Registration Statement on Form S-3 (Registration No. 333-10665), which registers up to 6,000,000 shares of Common Stock to be offered by the holders of Series D Preferred Stock upon such holders' conversion of

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


such Series D Preferred Stock into Common Stock. During 1996, 250 shares of Series D Preferred Stock, having an aggregate face value of $2,500,000, and an aggregate accretion value of $58,352, were converted into 2,280,933 shares of Common Stock.

    The Company has three additional classes of convertible preferred stock, Series A, B and C Convertible Preferred Stock, stated value $1.30, $1.42, and $1.51, respectively. Each share of Series A, B, and C Convertible Preferred Stock is convertible at the option of the holder into voting Common Stock on a share for share basis and is entitled to vote as if converted into voting Common Stock. The Company may redeem the preferred stock at anytime at stated value plus accrued dividends.

    The Series A and B Preferred Stock accrue dividends at the following rates per annum: 0 percent through December 31, 1995; 5 percent January 1, 1996 through March 31, 1996; 7.5 percent April 1, 1996 through June 30, 1996 and 10 percent thereafter. Series C Preferred Stock accrues dividends at 0 percent per annum through December 31, 1995 and 10 percent per annum thereafter. Dividends are payable within 15 days following each calendar quarter in cash or in additional shares of preferred stock at the option of the Company through June 30, 1996 (September 30, 1996 for Series C Preferred Stock). After June 30, 1996 (September 30, 1996 for Series C Preferred Stock), dividends are payable in cash or additional shares of preferred stock at the option of the stockholders. There were no dividends in arrears at December 31, 1996 and 1995.

    A discount on the Series A, B, and C Convertible Preferred Stock was recorded equal to the present value of the difference between the actual dividends that would be paid and the 10 percent perpetual dividend amount, calculated over the increasing dividend rate period. The discount was amortized to provide a constant effective dividend rate. The 1996 and 1995 aggregate discount amortization for all three series of preferred stock was $53,212, and $73,234, respectively. The discount was fully amortized during 1996.

    All series of preferred stock rank senior in right of payment to the Company's Common Stock as to dividends or upon a liquidation or dissolution of the Company.

(11) Common Stock Warrants

    In connection with the 1996 Debenture private placement (note 9), five year warrants to purchase 192,500 shares of Common Stock at $2.20 per share were issued to the placement agent for the offering as part of the placement fee. In addition, five year

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

warrants to purchase 550,000 shares of Common Stock at $2.00 per share were issued with the 1996 Debentures.

    In connection with the Series D Preferred Stock issued in July 1996 (note
10), a five year warrant to purchase 195,039 shares of Common Stock at $2.1406 per share was issued to the placement agent for the offering as part of the placement fee.

    In connection with the June and July 1996 bridge loan (note 8), a five year warrant to purchase a total of 56,341 shares of Common Stock was issued to Wolfensohn. The warrants may be exercised at prices ranging from $2.18 to $3.39, or at an alternate rate dependent upon either of the following events:
(i) if the Company completes an equity financing of $5 million or more on or before December 31, 1996, the exercise price shall equal the price per share at which shares of the Common Stock are issued in such financing, or (ii) if such financing involves convertible or exchangeable securities, the exercise price shall equal the price at which such securities may be converted into or exchanged for Common Stock.

    In connection with the 1995 Debenture private placement (note 9), a five year warrant to purchase 222,222 shares of Common Stock, priced at 20 percent above the $2.34375 closing price, or $2.81 per share, was issued to the placement agent for the offering as part of the placement fee.

    During 1995, the Company agreed to issue to an unrelated third party warrants to purchase up to 65,000 shares of voting Common Stock at a price of $2.00 per share in connection with an investor relations agreement. The issuance of the warrants was conditioned upon an increase in the Company's stock price to specified levels, which were reached in May 1996. Accordingly, a warrant to purchase 25,000 shares of Common Stock at a price of $2.00 per share, which expires in 5 years, was issued to the third party. This agreement expired in September 1996. In addition, the Company issued to unrelated employees of the investor relations firm warrants to purchase up to 95,000 shares of voting Common Stock at a price of $1.50 per share and warrants to purchase up to 80,000 shares of voting Common Stock at a price of $2.50 per share, all such warrants expiring in 5 years.

    During 1995, the Company entered into convertible notes payable agreements with Wolfensohn (note 8). In conjunction with these agreements, Wolfensohn received detachable warrants to purchase 534,105 shares of Common Stock. The warrants were fully exercised in 1995 at an aggregate price of $690,000, and an exercise price ranging from $1.01 to $1.76 per share. The value allocated to the warrants, $207,000,

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


was reflected as a discount on the convertible promissory notes and was being amortized ratably over the one year stated term of the notes. Wolfensohn converted its debt during 1995, and the unamortized portion of the discount was netted against additional paid-in capital as of the date of conversion.

    During 1994, the Company entered into several convertible notes payable agreements with JPMIC (note 8). In conjunction with these agreements JPMIC received detachable warrants to purchase Common Stock as follows: warrants issued on December 14, 1994 to purchase 58,824 shares and warrants issued on December 29, 1994 to purchase 66,225 shares. The exercise price of the warrants is the lesser of (i) $1.70 per share (December 14, 1994 warrants) or $1.51 per share (December 29, 1994 warrants) or (ii) the price per share realized in an equity financing completed prior to December 31, 1995. No such financing was completed. The warrants have not been exercised and they expire in December 1999. The value allocated to the warrants, $60,000, was reflected as a discount on the convertible promissory notes and was being amortized ratably over the one year stated term of the notes. JPMIC converted its debt during 1995 and the unamortized portion of this discount was netted against additional paid-in capital as of the date of conversion.

    In connection with a 1994 investor relations agreement, the Company agreed to issue to an unrelated third party warrants to purchase up to 110,000 shares of voting Common Stock at a price of $1.22 per share. Warrants for the purchase of 20,000 shares of voting Common Stock were issued upon execution of the agreement, February 15, 1994. Issuance of the warrants for the other 90,000 shares of Common Stock was conditioned upon an increase in the Company's stock price to specified levels to be measured at three points in time. Although the first target price level was not achieved under the original terms of the agreement, the Company's stock rose to the targeted level soon thereafter. The Company amended the original agreement and issued a warrant to purchase 30,000 shares of Common Stock at a price per share of $1.22. However, the other target stock prices set out in the agreement were not met so the final conditional warrants for 60,000 shares of common stock were not issued by the Company. The two warrants to purchase an aggregate of 50,000 shares of the Company's Common Stock expire February 15, 1999.

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    A summary of the warrants activity is as follows:

                                                                                          WARRANTS     PRICE PER
                                                                                         OUTSTANDING     SHARE
                                                                                         -----------  ------------
December 31, 1994......................................................................     175,049     1.22--1.70
 Warrants issued.......................................................................     931,327     1.01--2.81
 Warrants exercised....................................................................    (534,105)    1.01--1.76
                                                                                         -----------  ------------
December 31, 1995......................................................................     572,271     1.50--2.81
 Warrants issued.......................................................................   1,018,525     2.00--2.20
                                                                                         -----------  ------------
December 31, 1996......................................................................   1,590,796     2.00--2.81
                                                                                         -----------  ------------
                                                                                         -----------  ------------

(12) Stock Compensation Plans

    At December 31, 1996, the Company has four stock-based compensation plans that are described below. The Company applies APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized related to stock option grants since the intrinsic value of stock options awarded is zero at the date of grant. Had compensation cost for the Company's four stock-based compensation plans been determined based on the grant date fair value method in accordance with SFAS No. 123, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:

                                                                                          1996             1995
                                                                                    --------------    --------------
Net loss applicable to common stock.....  As reported                               $  (11,696,137)  $  (9,167,737)
                                          Pro forma                                 $  (11,791,466)  $  (9,216,070)
Net loss per common share...............  As reported                               $        (0.34)  $       (0.33)
                                          Pro forma                                 $        (0.34)  $       (0.33)

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    The Company had a key employee stock option plan (the 1981 Plan) that terminated on November 29, 1991. Under the 1981 Plan, 98,286 shares of Common Stock have been reserved for the outstanding options, all of which are exercisable at a price of $.66 per share through December 21, 2000, when they expire.

    Under the Company's 1991 Employee Stock Option Plan, the Company may grant up to 1,000,000 shares of Common Stock to its employees. The exercise price of each option equals the market price of the Company's stock on the date of grant and an option's maximum term is ten years. Options granted vest over a four year period. In addition to employees, the Company has issued stock options to various members of the Board of Directors and officers of the Company. The exercise price of each option equals the average market price of the Company's stock during the thirty trading days immediately prior to the date of grant and the option term is five years. Options are generally granted each year and have various vesting requirements.

    The Company also has separate Employee Stock Option Plans for each of its subsidiary companies. The Sandia unit, under its 1994 Employee Stock Option Plan, may grant up to 2,000,000 shares of its common stock to employees of Sandia. The LMC unit, under its 1995 Employee Stock Option Plan, may grant 450,000 shares of its common stock to LMC employees. Under both plans, the exercise price of each option equals the estimated fair value of the subsidiary's stock on the date of grant and an option's maximum term is 10 years. Options are generally granted each year and vest over a four year period. In addition to employees, each subsidiary has issued stock to its Board of Directors and officers. The exercise price of each option equals the estimated fair value of each subsidiary's stock on the date of grant and the option's maximum term is five years.

    The fair value of each option grant is estimated on the date of grant using the Black-Sholes option-pricing model with the following weighted-average assumptions used for grants in 1995 and 1996, respectively:
(i) expected volatility of 90 and 92 percent, except that expected volatility is assumed to be zero in the computation of fair value of the non-public subsidiary options since such stock does not trade, (ii) risk-free interest rates of 8% and expected lives of 5 years for non-employee options and 10 years for employee options.

                            LASERTECHNICS, INC. AND SUBSIDIARIES

                           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                  1996                     1995                   1994
                                                          ---------------------  ------------------------ ----------------------
                                                                    WT. AVE.                 WT. AVE.                  WT. AVE.
                                                                    EXERCISE                 EXERCISE                  EXERCISE
LASERTECHNICS, INC.                                       SHARES      PRICE      SHARES        PRICE       SHARES       PRICE
------------------------------------------------------  ----------  ---------  -----------  -----------  ----------   ----------
Outstanding at beginning of year......................     707,162  $    1.19    2,624,743   $    0.69    2,546,449  $    0.63
Granted...............................................      70,000       1.80      127,587        1.42      187,624       1.38
Exercised.............................................     (69,228)      1.06     (627,212)       0.73      (25,830)      0.77
Forfeited.............................................     (92,374)      1.07   (1,417,956)       0.50      (83,500)      1.09
                                                        ----------             -----------               ----------
Outstanding at end of year............................     615,560       1.29      707,162        1.19    2,624,743       0.69
                                                        ----------             -----------               ----------
                                                        ----------             -----------               ----------
Options exercisable at end of year....................     528,060                 647,245                2,560,537
Weighted-average fair value of options granted during
  the year............................................              $    1.60                $    1.20                     N/A

SUBSIDIARIES
------------------------------------------------------  ----------  ---------  -----------  -----------  ----------   ----------
Outstanding at beginning of year......................     177,500  $    0.20      227,500   $    0.09      180,000  $    0.01
Granted...............................................   1,260,675       0.97       40,000        0.50       70,000       0.26
Exercised.............................................     (10,000)      0.01      (45,000)       0.01       (5,000)      0.01
Forfeited.............................................    (153,000)      0.93      (45,000)       0.06      (17,500)      0.01
                                                        ----------             -----------               ----------
Outstanding at end of year............................   1,275,175       0.87      177,500        0.20      227,500       0.09
                                                        ----------             -----------               ----------
Options exercisable at end of year....................     249,747                  95,208                   91,250
Weighted-average fair value of options granted during
  the year............................................               $   0.53                $    0.28                    N/A

                            LASERTECHNICS, INC. AND SUBSIDIARIES

                           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    The following table summarizes information about the stock options outstanding at December 31, 1996. Certain ranges of exercise prices overlap because of the significant difference in contract lives.

                                         OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                           --------------------------------------------  ------------------------
                                                WT. AVE.
                                 NUMBER        REMAINING     WT. AVE.        NUMBER      WT. AVE.
    RANGE OF                  OUTSTANDING     CONTRACTUAL    EXERCISE      OUTSTANDING   EXERCISE
EXERCISE PRICES               AT 12/31/96     LIFE/YEARS       PRICE       AT 12/31/96     PRICE
-------------------------  ----------------  -----------  -------------  -------------  ---------
Lasertechnics, Inc.
           $0.66                98,286           4.0        $  0.66          98,286      $  0.66
  $1.00 to $1.29                93,750           4.6           1.04          93,750         1.04
  $1.22 to $1.81               322,624           2.3           1.44         285,124         1.41
  $1.58 to $1.79               100,900           8.5           1.67          50,900         1.67
                           ----------------                                ---------
  $0.66 to $1.81               615,560           3.9           1.29         528,060         1.23
                           ----------------                                ---------
                           ----------------                                ---------
Subsidiaries:
           $0.01                97,500           1.9        $  0.01          92,500      $  0.01
  $0.50 to $1.00             1,177,675           9.2           0.94         157,247         0.75
                           ----------------                                ---------
  $0.01 to $1.00             1,275,175           8.6           0.87         249,747         0.48
                           ----------------                                ---------


(13) Commitments and Contingencies

    The Company has entered into license agreements that provide for royalty payments based on various percentages of certain product sales. Royalty expenses under these agreements for the years ended December 31, 1996, 1995 and 1994 were approximately $126,000, $151,000, and $248,000, respectively.

    On February 28, 1996, an investor group filed suit against the Company. This lawsuit arises out of the Company's refusal to recognize the investor group's attempt to exercise an option to purchase 1,400,000 shares of Common Stock at $.495 per share. The option had been granted to the Company's former President and CEO who attempted to transfer his option to the investor group on the last day of the option term in September 1995. On that

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

same day the investor group attempted to exercise the option. The Company refused to recognize the attempted transfer of the option to the investor group on the primary grounds that the option was granted personally to the Company's former President and CEO and was not transferable to third parties. The lawsuit seeks issuance and registration of the 1,400,000 shares upon payment of the exercise price, or in the alternative, monetary damages which the investor group alleges to be not less than $2,800,000. The Company believes the claim is without merit and will vigorously oppose it. At December 31, 1996, management estimates that the ultimate outcome of this claim will not have a materially adverse effect upon the Company's financial position or results of operations. Management's estimates could change depending upon the progress of the lawsuit.

    On March 15, 1996, LMC was notified about a potential future patent infringement claim by a competitor relating to LMC's electronic code changing device. LMC does not believe that its product infringes on the identified patent, but it is in the process of investigating the merits of the asserted claim. Management currently estimates that the ultimate outcome of this claim will not have a materially adverse effect upon the Company's financial position or results of operations. Management's evaluation may change depending upon the results of its investigation.

    The Company is also involved in various other claims and lawsuits which are generally incidental to its business. The Company is vigorously contesting all such matters and believes that their ultimate resolution will not have a material adverse effect on its consolidated financial position, results of operations or cash flows.

(14) Termination of Manufacturing Agreement

    In 1993, the Company engaged Wolfensohn International, Inc., a subsidiary of James D. Wolfensohn, Inc., which is an affiliate of a significant stockholder, Wolfensohn Associates, L.P. (Wolfensohn), to provide advisory and investment banking services with respect to a possible strategic alliance with a third party to develop and manufacture the Company's products. On May 13, 1994, Sandia and Singapore Precision Industries (SPI), a unit of Singapore Technology Industrial Corporation, the technology manufacturing arm of the Singapore government, entered into a contract manufacturing agreement and a distribution agreement whereby SPI became a licensed distributor of Sandia products. Concurrently, SPI purchased 826,447 shares of Common Stock for $1,000,000 (note 20). Pursuant to the agreement with Wolfensohn the Company paid Wolfensohn $50,000 during 1994 based upon the $1,000,000 SPI stock purchase transaction. The Company does not anticipate that any additional fees will be paid to Wolfensohn International, Inc. pursuant to this agreement.

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    In the third quarter of 1995 the Company instructed SPI to discontinue production, and subsequently began negotiations with SPI to terminate the manufacturing agreement pursuant to the cancellation provisions of the contract. The negotiations were not completed until the second quarter of 1996. In settlement of all outstanding claims under this agreement, the Company agreed to pay $1,525,000 to SPI. As part of the settlement, the Company received plastic card printers and parts having an estimated net realizable value of $525,000. As a result, the Company recorded an expense of $1 million in the second quarter of 1996 as a cost of settling the dispute. As part of the settlement, the Company was granted the option to distribute two new plastic card printer lines in North and South America and Western Europe. Of the total settlement amount, $465,000 was deposited with SPI as of December 31, 1995. The remaining amounts were paid in 1996 after completion of the negotiations.

(15) Loss on Contract Settlement and Other

    The Company recorded an expense of $1 million in the second quarter of 1996 as a cost of settling the termination of a manufacturing agreement which is more fully described in note (14) above. Additionally in 1996, the imaging segment recorded a one-time $287,000 charge in the quarter to reduce on-going expenses in its international operations.

    During the fourth quarter of 1994, Sandia and Sandia Europe recorded a charge of $1,148,275 to adjust the net carrying value of certain inventory to its estimated net realizable value. The provision was principally necessitated by the planned discontinuance of the Digital Image Recorder product line and the introduction of a new generation plastic card printer product. The provision was estimated by management based on a review of the market for its products and the anticipated net revenues, less disposal costs, to be received from the sale of this inventory.

(16) Income Taxes

    Due to the Company's losses, no income tax expense was recorded for the years ended December 31, 1996, 1995 and 1994. At December 31, 1996, the Company had a net operating loss carryforward of approximately $39,000,000 for U.S. federal income tax purposes, which will begin expiring in 1997. Of this federal net operating loss carryforward approximately $7,000,000 is available for state income tax purposes. The tax benefit (approximately $13,260,000) of the net operating loss carryforward has been fully offset by a valuation allowance, since the Company cannot currently conclude that it is more likely than not that the benefit will be realized. The valuation allowance increased by approximately $2,760,000 during 1996. Because of conversions of existing

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


convertible debt, a change in ownership, as defined for purposes of the Internal Revenue Code, occurred in 1996 that limits the annual utilization of the U.S. federal net operating loss carryforward under applicable Internal Revenue Service regulations. Additionally, the Company had approximately $400,000 and $40,000, respectively, of research and development and investment tax credit carryforwards. The carryforwards expire from 1997 to 2006. The credit carryforwards will also be restricted in their usage as a result of the ownership change.

(17) Export Sales

    Export sales totaled approximately $9,411,000, $4,991,000, and $4,191,000 in 1996, 1995 and 1994, respectively.

(18) Acquisitions

    On February 19, 1992, the Company purchased a 43 percent equity interest in Printis, S.A.R.L (Printis) of Paris, France for approximately $279,000. In April 1994, Sandia Europe purchased the remaining 57 percent equity interest in Printis for $100,000 cash, 50,000 shares of Sandia common stock and minimum royalties totaling approximately $282,000 through 1999. This acquisition was accounted for using the purchase method of accounting and resulted in goodwill of approximately $410,000. During 1995 Printis was merged into Sandia Europe.

(19) Segment Information

Business Segments

    The Company operates with its product groups organized into two business segments: marking and imaging. Operations in marking involve the production and sale of laser systems which mark products with a serial number, logo or bar code. Imaging operations involve the sale of plastic card printers.

    Operating results and other financial data are presented in the information which follows for the principal business segments of the Company for the years ended December 31, 1996, 1995 and 1994. General corporate assets and expenses are allocated to the respective business segments.

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                              IMAGING                          CONSOLIDATED
                                              (SANDIA)         MARKING (LMC)       (LASX)
                                            ------------      ---------------   ------------
 1996:
--------
Sales...................................    $  8,197,639 (a)    9,383,801 (b)   17,581,440
Loss from operations....................      (8,642,620)        (981,376)      (9,623,996)
Identifiable assets (c).................       9,941,186        7,720,671       17,661,857
Capital expenditures....................         654,832          128,962          783,794
Depreciation............................         459,860          265,999          725,859

 1995:
--------
Sales...................................    $  3,121,577 (a)   10,308,154       13,429,731
Loss from operations....................      (7,934,839)        (195,374)      (8,130,213)
Identifiable assets (c).................       5,844,770        8,797,832       14,642,602
Capital expenditures....................         640,528          354,990          995,518
Depreciation............................         133,991          218,466          352,457

 1994
--------
Sales...................................    $  3,892,810 (a)   11,963,399       15,856,209
Loss from operations....................      (6,776,649)        (416,160)      (7,192,809)
Identifiable assets (c).................       4,212,664        6,497,792       10,710,456
Capital expenditures....................         372,417          417,992          790,409
Depreciation............................         139,860          174,116          313,976


------------------------
(a) Sales of imaging products to two customers were $5,122,000 and $1,107,000 in 1996, which represents 63% and 14% of imaging sales for that year.

(b) Sales of marking products to single customers were $3,153,000, $2,171,000, and $7,296,000 in 1996, 1995 and 1994, which represents 34, 21, and 61 percent of marking sales, respectively.

(c) Identifiable assets by business segment are those assets used in the Company's operations in each segment.

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Geographic Segments

    The Company operates primarily in the United States and France. Operating results and other financial data are presented in the information which follows for the principal geographic segments of the Company.

                                                          UNITED                      INTERCOMPANY
                                                         STATES(g)       FRANCE        ACTIVITY(f)   CONSOLIDATED
                                                        -----------  ---------------  -------------  ------------

1996:
  Sales...............................................  $18,320,335      7,143,779    (7,882,674)(d)  17,581,440
  Loss from operations................................   (6,989,549)    (1,927,536)     (706,911)     (9,623,996)
  Identifiable assets (e).............................   17,470,744      2,535,828    (2,344,715)     17,661,857

1995:
  Sales...............................................  $11,730,377      2,549,943      (850,589)(d)  13,429,731
  Loss from operations................................   (6,565,747)    (1,557,388)       (7,078)     (8,130,213)
  Identifiable assets (e).............................   12,356,388      2,520,500      (234,286)     14,642,602

1994:
  Sales...............................................  $13,722,594      2,831,014      (697,399)(d)  15,856,209
  Loss from operations................................   (5,644,499)    (1,511,232)      (37,078)     (7,192,809)
  Identifiable assets (e).............................   10,326,512      3,639,280    (3,255,336)     10,710,456

------------------------
(d) Sales between geographic regions are recorded at amounts above cost in accordance with the rules and regulations of the governing tax authorities.

(e) Identifiable assets by geographic segment are those assets used in the Company's operations in each segment.

(f) Intercompany activity is eliminated in consolidation.

(g) All corporate activity and assets are included in the United States geographic segment.

(20) Stock Issuances

    In July 1996, the Company issued 835 shares of its new class of convertible preferred stock, the Series D Preferred Stock, at $10,000 per share, or $8,350,000 (see note 10).

                     LASERTECHNICS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    On December 27, 1995, the Company issued 198,676 shares of convertible preferred stock to Wolfensohn for cash totaling $300,000 and an additional 198,675 shares of convertible preferred stock to an affiliate of Wolfensohn for cash totaling $300,000.

    In January 1994, the Company issued 272,331 shares of its unregistered Common Stock to Wolfensohn at a per share price of approximately $.73. The $200,000 proceeds from this sale were principally utilized by Sandia in its acquisition of Printis (note 18).

    In June 1994, the Company issued 826,447 shares of its unregistered Common Stock at $1.21 per share (total of $1,000,000) to SPI. Under the terms of the agreement, a nonvoting representative of SPI is entitled to attend Lasertechnics, Inc., board meetings. Concurrently with SPI's purchase of Common Stock, Sandia entered into a contract manufacturing agreement and a distribution agreement with SPI (see note 14).

    In July 1994, the Company issued 4,900,000 shares of its unregistered Common Stock to JPMIC at $.95 per share (total of $4,655,000). The Company also issued a $345,000 convertible note payable bearing interest at 10 percent and convertible at $.95 per share into Non-voting Common Stock. The Non-voting Common Stock is convertible into voting Common Stock on a one share for one share basis. On November 29, 1994, the convertible note payable plus interest was converted into 377,684 shares of Non-voting Common Stock. Under the terms of the stock purchase agreement JPMIC is entitled to one seat on the Board of Directors.

                                                                      SCHEDULE 1

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS,
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                               ADDITIONS
                                                                                CHARGED
                                                                  BALANCE AT   TO COSTS                    BALANCE
                                                                  BEGINNING       AND                      AT END
DESCRIPTION                                                       OF PERIOD    EXPENSES    DEDUCTIONS     OF PERIOD
----------------------------------------------------------------  ----------  -----------  -----------    ---------
For the year ended December 31, 1996:
  Reserves and allowances deducted from asset accounts-allowance
    for doubtful accounts.......................................  $  278,263     248,489     (169,616)(a)   357,136
                                                                  ----------  -----------  -----------    ---------
                                                                  ----------  -----------  -----------    ---------
  Product Warranty Reserve......................................  $  256,003     639,606     (378,826)(b)   516,783
                                                                  ----------  -----------  -----------    ---------
                                                                  ----------  -----------  -----------    ---------
For the year ended December 31, 1995:
  Reserves and allowance deducted from asset accounts-allowance
    for doubtful accounts.......................................  $  170,010     115,375       (7,122)(a)   278,263
                                                                  ----------  -----------  -----------    ---------
                                                                  ----------  -----------  -----------    ---------
  Product Warranty Reserve......................................  $  261,138     338,250     (343,385)(b)   256,003
                                                                  ----------  -----------  -----------    ---------
                                                                  ----------  -----------  -----------    ---------
For the year ended December 31, 1994:
  Reserves and allowance deducted from asset accounts-allowance
    for doubtful accounts.......................................  $  104,841      65,169       --     (a)  170,010
                                                                  ----------  -----------  -----------    ---------
                                                                  ----------  -----------  -----------    ---------
  Product Warranty Reserve......................................  $   97,415     687,591     (523,868)(b)   261,138
                                                                  ----------  -----------  -----------    ---------
                                                                  ----------  -----------  -----------    ---------

(a) Charge-offs.
(b) Actual costs incurred.

     See accompanying Notes to Condensed Consolidated Financial Statements.
                                        F-54

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                                     SEPTEMBER 30,  DECEMBER 31,
                                                                                         1997           1996
                                                                                     -------------  -------------
ASSETS
Current assets
  Cash and cash equivalents........................................................  $     640,107  $   1,598,744
  Accounts receivable--trade, less allowance for doubtful accounts of $812,603 in
    1997 and $357,136 in 1996......................................................      2,879,386      3,196,943
  Inventory........................................................................      5,517,862      6,600,007
  Prepaid expenses and other.......................................................        491,798        998,445
                                                                                     -------------  -------------
      Total current assets.........................................................      9,529,153     12,394,139
Property, plant & equipment, net...................................................      3,054,019      3,334,277
  Goodwill.........................................................................        110,982        172,510
  Other assets.....................................................................      1,593,844      1,760,931
                                                                                     -------------  -------------
      Total assets.................................................................  $  14,287,998  $  17,661,857
                                                                                     -------------  -------------
                                                                                     -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable to stockholders (note 3)...........................................  $   3,289,077  $    --
  Notes payable....................................................................        926,258        775,292
  Accounts payable.................................................................      2,864,549      1,369,818
  Accrued payroll and related expenses.............................................        300,888        495,112
  Customer advances................................................................        153,719        436,249
  Product warranty reserve.........................................................        538,453        516,783
  Capital lease obligations, current...............................................        211,106        225,676
  Dividends payable................................................................        664,815        356,182
  Other accrued liabilities........................................................        672,048      1,153,199
                                                                                     -------------  -------------
      Total current liabilities....................................................      9,620,913      5,328,311
                                                                                     -------------  -------------
Convertible debentures (note 4)....................................................      1,157,224      1,768,965
Capital lease obligations, noncurrent..............................................        762,576        927,411
Note payable--long term............................................................      1,400,000      1,400,000
Other..............................................................................          4,694        149,387
                                                                                     -------------  -------------
  Total liabilities................................................................  $  12,945,407  $   9,574,074
                                                                                     -------------  -------------
                                                                                     -------------  -------------

     See accompanying Notes to Condensed Consolidated Financial Statements.

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                                     SEPTEMBER 30,  DECEMBER 31,
                                                                                         1997           1996
                                                                                     -------------  -------------
Stockholders' equity (notes 3 and 4):
Convertible preferred stock, no par; 7,000,000 shares authorized in 1997 and 1996
  Series A: $1.30 stated value; 1,153,846 shares outstanding in 1997 and 1996......  $   1,500,000  $   1,500,000
  Series B: $1.42 stated value; 1,056,338 shares outstanding in 1997 and 1996......      1,500,000      1,500,000
  Series C: $1.51 stated value; 708,530 shares outstanding in 1997 and 1996........      1,069,880      1,069,880
  Series D: $10,000.00 stated value; exchanged for Series F in 1997, 585 shares
    outstanding in 1996,...........................................................       --            6,049,314
  Series F: $10,000.00 stated value; 239 shares outstanding in 1997 and none in
    1996...........................................................................      2,552,297       --
Common stock, $.01 par value, 56,750,000 shares authorized in 1997 and 1996;
  44,615,289 shares issued and outstanding in 1997 and 37,133,514 in 1996..........        446,153        371,335
Nonvoting convertible common stock, $.01 par value shares authorized in 1997 and
  1996; 2,249,842 shares issued and outstanding in 1997 and 1996. Convertible into
  common stock on a one share for one share basis..................................         22,499         22,499
  Paid-in Capital..................................................................     53,360,410     47,753,080
  Accumulated deficit..............................................................    (59,108,648)   (50,178,325)
                                                                                     -------------  -------------
      Total stockholders' equity...................................................      1,342,591      8,087,783
      Total liabilities and stockholders' equity...................................  $  14,287,998  $  17,661,857
                                                                                     -------------  -------------
                                                                                     -------------  -------------

     See accompanying Notes to Condensed Consolidated Financial Statements.
                                        F-56

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                                      NINE MONTHS    NINE MONTHS
                                                                                         ENDED          ENDED
                                                                                     SEPTEMBER 30,  SEPTEMBER 30,
                                                                                         1997           1996
                                                                                     -------------  -------------
Sales..............................................................................  $   9,163,813  $  14,818,140
Cost of sales......................................................................      6,032,332     10,490,228
                                                                                     -------------  -------------
Gross Profit.......................................................................      3,131,481      4,327,912
Expenses:
  Research and development.........................................................      1,974,518      2,301,910
  General and administrative.......................................................      3,912,620      4,032,894
  Selling and marketing............................................................      4,669,677      4,073,993
  Loss on contract settlement......................................................             --      1,000,000
                                                                                     -------------  -------------
      Operating expenses...........................................................     10,556,815     11,408,797
                                                                                     -------------  -------------
      Loss from operations.........................................................     (7,425,334)    (7,080,885)
                                                                                     -------------  -------------
Other income (expense):
  Interest income..................................................................         16,300         53,249
  Interest expense.................................................................     (1,044,878)    (1,192,395)
  Other............................................................................         31,196        142,555
                                                                                     -------------  -------------
  Other expense, net...............................................................       (997,382)      (996,591)
                                                                                     -------------  -------------
  Net loss.........................................................................     (8,422,716)    (8,077,476)
Preferred stock dividend requirements..............................................       (507,607)      (417,025)
                                                                                     -------------  -------------
  Net loss applicable to common stock..............................................  $  (8,930,323) $  (8,494,501)
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Net loss per share.................................................................  $       (0.20) $       (0.26)
                                                                                     -------------  -------------
                                                                                     -------------  -------------
  Shares of common stock used in computing net loss per share (note 1).............     43,824,795     33,095,445
                                                                                     -------------  -------------
                                                                                     -------------  -------------

     See accompanying Notes to Condensed Consolidated Financial Statements.
                                        F-57

                      LASERTECHNICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                       NINE MONTHS    NINE MONTHS
                                                                                          ENDED          ENDED
                                                                                      SEPTEMBER 30,  SEPTEMBER 30,
                                                                                          1997           1996
                                                                                      -------------  -------------
Cash flows from operating activities:
  Net loss..........................................................................   $(8,422,716)   $(8,077,476)
  Adjustments to reconcile net loss to net cash used by operating activities:
  Depreciation and amortization.....................................................       386,050        448,552
  Provision for losses on accounts receivable.......................................       529,314        129,966
  Provision for product warranty reserve............................................       255,660        317,555
  Amortization of financing discount and issuance costs.............................       259,850        633,519
  Accrued interest on convertible debentures........................................       118,890        451,449
  Non-cash compensation (increase) decrease in:.....................................        40,000        --
  Accounts receivable...............................................................      (211,757)    (2,082,462)
  Inventory.........................................................................     1,082,145     (1,328,734)
  Prepaid expenses and other........................................................       551,082       (180,485)
  Other assets......................................................................        32,722        (24,394)
Increase (decrease) in:
  Accounts payable..................................................................     1,494,731       (110,769)
  Customer advances.................................................................      (282,530)        15,661
  Accrued payroll and related expenses..............................................      (194,224)      (172,084)
  Product warranty reserve..........................................................      (233,990)      (262,900)
  Other current liabilities.........................................................      (481,151)       474,383
  Other liabilities.................................................................      (144,693)       377,790
                                                                                      ------------   -------------
  Net cash used by operating activities.............................................    (5,220,617)    (9,390,429)
Cash flows from investing activities:
Capital expenditures................................................................       (44,264)      (304,086)
                                                                                      -------------  -------------
Cash flows from financing activities:
  Borrowings under financing agreements.............................................     4,363,477      1,700,000
  Principal payments on financing agreements........................................       150,966     (1,900,000)
  Proceeds from issuance of convertible debentures..................................       500,000      5,500,000
  Redemption of convertible debentures..............................................      (600,000)       --
  Convertible debenture issuance costs..............................................       --            (385,000)
  Redemption of convertible preferred stock.........................................      (880,000)       --
  Principal payments on capital lease obligations...................................      (179,405)      (168,138)
  Net proceeds from issuance of preferred and common stock..........................       951,206      7,691,475
                                                                                      -------------  -------------
      Net cash provided by financing activities.....................................     4,306,244     12,438,337
      Net increase (decrease) in cash and cash equivalents..........................      (958,637)     2,743,822
Cash and cash equivalents, beginning of period......................................     1,598,744      1,892,357
                                                                                      -------------  -------------
Cash and cash equivalents, end of period............................................   $   640,107    $ 4,636,179
                                                                                      -------------  -------------
                                                                                      -------------  -------------

Supplemental information:
     Cash paid during the year for interest.........................................   $   146,838        112,059
                                                                                      -------------  -------------
                                                                                      -------------  -------------

     Conversions to stock:
         Debentures, net of unamortized discount and expenses.......................       486,866      5,534,873
         Accrued interest...........................................................       163,685        386,201
         Accretion attributable to Series D convertible preferred stock.............   $   198,974        111,638
                                                                                      -------------  -------------
                                                                                      -------------  -------------

     Conversion feature of debentures issued........................................   $   150,000      1,610,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

     Conversion feature, detachable warrants and restricted common
         stock issued in connection with notes payable to stockholders..............   $ 1,074,400              -
                                                                                      -------------  -------------
                                                                                      -------------  -------------
     Borrowings under capital lease obligations.....................................   $         -        194,064
                                                                                      -------------  -------------
                                                                                      -------------  -------------

     See accompanying Notes to Condensed Consolidated Financial Statements.
                                        F-58

                       LASERTECHNICS, INC. & SUBSIDIARIES

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. Condensed Consolidated Financial Statements

    The accompanying condensed consolidated financial statements are unaudited and include the accounts of Lasertechnics, Inc. ("LASX"), the holding company, LASX's wholly owned subsidiary Lasertechnics Marking Corporation ("LMC"), LASX's 96 percent owned subsidiary Sandia Imaging Systems Corporation ("Sandia"), and Sandia's wholly owned French subsidiary Sandia Imaging Systems Europe SA ("Sandia Europe"). As used herein, the terms "Company" and "Lasertechnics" refer to LASX and its consolidated subsidiaries unless the context otherwise requires. All significant intercompany accounts and transactions have been eliminated. Information contained in the Company's condensed consolidated financial statements and notes thereto should be read in conjunction with the Company's audited consolidated financial statements and notes thereto contained in Lasertechnics' Annual Report on Form 10-KSB for the year ended December 31, 1996.

    The Consolidated Balance Sheet at September 30, 1997 and December 31, 1996, the Consolidated Statements of Operations for the nine month periods ended September 30, 1997 and 1996, and the Consolidated Statements of Cash Flows for the nine month periods ended September 30, 1997 and 1996 have been prepared by the Company and are unaudited. In the opinion of the Company's management, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position at September 30, 1997, results of operations for the nine month period ended September 30, 1997 and 1996, and changes in cash flow for the nine month periods ended September 30, 1997 and 1996 have been made.

    Net loss per common share is based on weighted average common shares outstanding and does not give effect to outstanding common stock options, warrants and convertible debt because their inclusion would be anti-dilutive. Net loss applicable to common stock is derived by adding to consolidated net loss the accretion of conversion discounts and dividends recorded for the Company's preferred stock series A, B, C, D, E and F.

    Certain reclassifications have been made to prior year amounts in order to present the consolidated financial position and results of operations on a consistent basis.

2. Issuance of Common Stock

    During the quarter ended September 30, 1997, a total of 1,774,428 shares of Lasertechnics common stock were issued pursuant to conversions and redemption of outstanding convertible debentures and preferred stock, and pursuant to the note purchase agreement described in note 3.

                       LASERTECHNICS, INC. & SUBSIDIARIES

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


3. Notes Payable to Stockholder

    During the first quarter of 1997, the Company obtained a commitment for a working capital bridge loan of up to $1,000,000 from Wolfensohn Partners L.P.("Wolfensohn"), the general partner of Wolfensohn Associates L.P., a significant stockholder. On March 27, 1997, the Company made a $250,000 draw on this commitment. In the second quarter the Company made additional draws totaling $750,000 for a total amount payable of $1,000,000 to Wolfensohn under such bridge loan commitment. These unsecured notes bore interest at 12% per annum. Interest and principal were due on demand, but if no demand was made, principal and interest become due and payable on December 31, 1997. In the event that the Company completed an equity financing of $5,000,000 or more on or before December 31, 1997, then Wolfensohn had the right to convert the outstanding principal and interest, or a portion thereof, into either the Company's voting common stock, par value $0.01 per share (the "Common Stock"), or non-voting convertible common stock, par value $0.01 per share, at the price per share paid by the investors in such equity financing.

    In June 1997, the Wolfensohn bridge loan of $1,000,000 plus accrued interest was converted into an advance under the terms of a new bridge loan financing provided to the Company by Wolfensohn and J.P. Morgan Investment Corporation ("JPMIC") pursuant to a Note Purchase Agreement dated June 25, 1997 (the "Note Purchase Agreement"). The Note Purchase Agreement provided the Company with additional bridge financing, to be funded 60% by Wolfensohn and 40% by JPMIC. Under the Note Purchase Agreement the Company received additional funding of $2,000,000 during the third quarter ended September 30, 1997. The Note Purchase Agreement provides for: (i) an interest rate of 10% per annum for advances by Wolfensohn and 6.64% per annum for advances by JPMIC, with a final maturity of December 31, 1997 for all advances; (ii) issuance to Wolfensohn and JPMIC of an aggregate of 298,285 restricted shares of Common Stock; and (iii) issuance to Wolfensohn and JPMIC of an aggregate of 580,000 Common Stock 3-year warrants at a $0.70 strike price. The Company recorded a discount to equity of approximately $816,000 related to the conversion feature of the outstanding notes payable of $3,000,000 plus accrued interest of $20,223, and to the warrants and restricted common stock. Such discount is being accreted to interest expense. Advances under the Note Purchase Agreement are secured by a pledge of all the capital stock of the Company's LMC subsidiary held by the Company. There are no prepayment penalties and the Company is obligated to apply 100% of any proceeds from the sale of assets in excess of $1,000,000 to repayment of any notes issued pursuant to the Note Purchase Agreement. The Company is also obligated to apply the entire proceeds from the sale of the LMC headquarters if sold independently of the disposition of LMC. If the Company does not repay the bridge loan principal and accrued interest by December 31, 1997, the Company will issue Wolfensohn and JPMIC, as a late payment fee, (i) additional 3-year warrants with an aggregate strike price equal to 5% of the unpaid principal under the notes and (ii) additional shares of restricted Common Stock having an aggregate market value on the date of issuance equal to 1% of such unpaid principal amount. The strike price of any such additional warrants would be at the current market price at the time such warrants were issued. In addition, the interest rate will increase by 5% per annum, and the notes will be payable on demand. This bridge loan is intended to be senior indebtedness of the Company.

                       LASERTECHNICS, INC. & SUBSIDIARIES

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


    In September the Company entered into a new note purchase agreement with Wolfensohn to fund the Company's operations until suitable outside financing can be obtained. The Company's draws under this agreement were $950,000 as of September 30, 1997. The Company recorded a discount to equity of approximately $258,400 related to the conversion feature of the outstanding notes payable of $950,000 and to the warrants and restricted common stock. Such discount is being accreted to interest expense. The Company had additional draws of $1,302,000 as of October 31, 1997 for a total of $2,252,000. The new note purchase agreement has the same terms as the Note Purchase Agreement except the Company has pledged all Inventory and Accounts Receivable of its Sandia subsidiary.

4. Preferred Stock and Convertible Debenture Issuance

    In May 1997, the Company redeemed $600,000 principal amount of its March 1996 10% Convertible Debentures due March 1999 (the "1996 Debentures") with the proceeds from the private placement of $500,000 principal amount of Series B 10% Convertible Debenture due March 1999 (the "Series B Debenture") with substantially identical terms as the 1996 Debentures and $100,000 in proceeds from the private placement of $500,000 of Series E Convertible Preferred Stock, par value $0.01, (the "Series E Preferred Stock"), with substantially identical terms as the Series D Convertible Preferred Stock, par value $0.01 (the "Series D Preferred Stock"), outstanding. In June 1997, $400,000 of Series D Preferred Stock was redeemed by the Company with the remaining proceeds from the issuance of the Series E Preferred Stock. In connection with the issuance of the Series B Debenture, the Company recorded a discount to equity of $150,000 related to the conversion feature of the debt. Such discount is being accredit to interest expense.

    In July 1997, the holders of the 1996 Debentures, Series B Debenture, Series D Preferred Stock and Series E Preferred Stock (the "Suspended Securities") agreed to a ninety day suspension of conversion rights on 75% of their holdings beginning July 14, 1997. From October 14, 1997 and thereafter, holders of the Suspended Securities can exercise the suspended portion at a cumulative rate of 20% per month. In exchange for the suspension agreement, the holders received warrants equal to 25% of the aggregate value of the suspended amount for an exercise price of $1.00 per share, and a reduction of the maximum conversion price to $1.00 for the convertible debentures and $1.14 for the convertible preferred stock, from $2.00 and $2.14 respectively.

    The suspension agreement with respect to the Series D and Series E Convertible Preferred Stock was effected by an exchange of the shares of such stock, on a one-for-one basis, for shares of a new series of Convertible Preferred Stock, Series F, $0.01 par value (the "Series F Preferred Stock"). The terms of the Series F Preferred Stock are substantially identical to the terms of the Series D and Series E Preferred Stock, except as necessary to reflect the terms of the suspension agreement described above. Upon the issuance of the Series F Preferred Stock in the exchange, all of the outstanding shares of Series D and Series E Preferred Stock were canceled, and thereafter reverted to the status of authorized but unissued shares of preferred stock of no particular designation.

                       LASERTECHNICS, INC. & SUBSIDIARIES

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

    In July 1997, $480,000 principal amount of Series D Preferred Stock was redeemed by the Company, upon receipt of the holder's notice of conversion, with the proceeds from the private placement to a single investor of $480,000 principal amount of a Series F Preferred Stock.

5. Contingencies

    The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management of the Company, after consultation with outside legal counsel, the ultimate disposition of these matters will not have a material effect on the accompanying condensed consolidated financial statements. See also Legal Proceedings, Part II, Item I.

6. Sale of Subsidiary

    In April, 1997, the Company retained Southport Partners as financial advisor to advise on strategic alternatives for LMC, including the possibility of a disposition or strategic partnership of such subsidiary. The Company disengaged Southport Partners as financial advisor in September 1997. The Company is continuing to explore possible strategic alternatives for LMC, but it has not entered into a definitive agreement with respect to any such transaction, and there can be no assurance that any such transaction will be consummated.

7. Subsequent Events

   Proposed Restructuring

    On November 10, 1997, the Company announced a proposed restructuring plan. The plan consists of (i) the proposed acquisition of certain software and hardware technology from XL Vision ("XLV", an affiliate of Safeguard Scientifics, Inc., for $10 million in Company common stock, valued at $.50 per share; (ii) a plan to seek up to $10 million in additional financing, including a commitment for up to $4 million from an affiliate of an existing investor; and
(iii) the reorganization of the Company's Sandia Imaging Systems subsidiary into two divisions. The proposed restructuring plan is subject to the negotiation, execution and delivery of definitive documents with XLV and other parties and other conditions.

    Technology Acquisition. On November 10, 1997, the Company and XLV entered into a letter of intent with respect to the acquisition by the Company of certain technology, including a series of temporal and spatial optical butting techniques and modular 2D digital camera technology. The Company plans to use such technologies to develop card readers for the corporate security and access control markets and the like. The Company will issue to XLV up to 20 million shares of common stock, valued at $.50 per share, to pay for the acquired technology and certain related rights, subject to achievement of agreed development milestones and other conditions. The letter of intent

                       LASERTECHNICS, INC. & SUBSIDIARIES

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

is not a binding acquisition agreement and is subject to the satisfactory completion of due diligence by each party, the negotiation, execution and delivery of definitive documents, and the approval of the Company's stockholders.

    Proposed Financing. On November 10, 1997, the Company announced that it expected to require approximately $10 million of additional financing over the following 12 months. The Company has received a commitment for up to $4 million of new financing from an affiliate of an existing institutional investor, subject to definitive documentation and other customary conditions to funding. The Company is currently in discussions with other existing and potential corporate and institutional investors, and believes that the Company will be able to obtain the additional funding required; however, no other commitments have been received by the Company for such funding, and there can be no assurances that such funding will be available on terms satisfactory to the Company, or on any terms. The Company is also planning a rights offering to give current stockholders an opportunity to participate in the Company's proposed financing. To the extent subscribed, proceeds from the rights offering would be applied to the Company's capital requirements and would substitute for other funding alternatives. The Company currently expects to use the proceeds of such financing activities to funding its transition to the revised business plans described herein, to finance projected operating cash flow deficits and, if sufficient funds are available, to repay existing bridge loans and/or redeem outstanding convertible securities.

    Reorganization of Sandia. The Company has announced that Sandia will organize and manage its new business plan through two divisions: Systems and Technology.

    The Systems Division, to be based in Carrollton, Texas, will provide overnight delivery of fraud-resistant wallet size ID cards, sell turnkey security systems to take advantage of biometrics and portable databases on Sandia-produced and other cards, and resell high-performance card printers, the original basis for Sandia's business.

    The Technology Division, to be based in Sebastian, Florida, will be responsible for developing and commercializing the new camera and software technology to be acquired from XLV for use in card readers and other digital image-acquisition applications. The Company expects that its new card readers will read a wide range of card-mounted symbologies, including DataGlyphs-TM-, at high speeds.

                       LASERTECHNICS, INC. & SUBSIDIARIES

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
8. Recent Developments

   Nasdaq Listing Requirements

     In its quarterly report on Form 10-QSB for the fiscal quarter ended September 30, 1997, the Company reported total stockholders' equity of approximately $1.3 million, down from approximately $5.3 million at June 30, 1997, reflecting the Company's consolidated net loss for the three month period ending September 30, 1997 of approximately $4.7 million, partially offset by conversions into common stock of outstanding convertible notes. On November 17, 1997, Nasdaq advised the Company that the Company was not in compliance with the listing requirements of the Nasdaq SmallCap Market, as currently in effect (the "Old Nasdaq Listing Requirements") which require a minimum bid price of $1.00 per share or, as an alternative if the bid price is less than $1.00, maintenance of capital and surplus of $2,000,000 and a public float of $1,000,000. The Nasdaq's letter stated that no delisting action with respect to the bid price deficiency would be initiated at that time and that the Company would be provided 90 calendar days in which to regain compliance with either the minimum bid price or the alternative stockholders' equity/public float requirement.

     The Company believes that it is currently in compliance with the stockholders' equity and public float provisions of the Old Nasdaq Listing Requirements, and that it will remain in compliance with such standards until the New Nasdaq Listing Requirements go into effect on February 22, 1998. The Company also believes, but cannot assure, that, if the Reverse Stock Split Proposal is adopted at the Special Meeting, the Company will be able to meet the New Nasdaq Listing Requirements at the time such requirements go into effect. (See, "--Equity Investments by Major Stockholder").

   Equity Investments by Major Stockholders

     On December 29, 1997, the Company concluded an agreement with Amphion Ventures and Antiope Partners with respect to the purchase by Amphion Ventures and Antiope Partners as of such date of 700 shares of the Company's Series G Preferred Stock, for an aggregate purchase price of $7,000,000. The purchase price was payable primarily through a combination of cash and the cancellation and exchange of existing indebtedness of the Company to Amphion Ventures. In addition, the purchasers had the right to offset a portion of the purchase price, aggregating approximately $707,000, against the Company's obligation to pay previously accrued and unpaid cash dividends on outstanding shares of Series A, Series B and/or Series C Preferred Stock of the Company held by Amphion Ventures on such date, and to pay a portion of such total purchase price, not to exceed an aggregate of $1,500,000, by delivery of Amphion Ventures' unconditional promissory note, payable on demand, in principle amount equal to the portion of the purchase price so paid.

     As additional consideration to Amphion Ventures, the Company agreed that if, at any time prior to December 31, 1999, the Company completes a financing with third parties raising at

                       LASERTECHNICS, INC. & SUBSIDIARIES

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

least $3,000,000 in new equity, the initial holders of the Series G Preferred will have the non-assignable right (the "Series G Reset Right"), but not the obligation, to exchange all or a portion of their shares of Series G Preferred Stock for shares of a new series of preferred stock with substantially the same terms and conditions offered to such third parties; PROVIDED that no such exchange will result in an increase in the conversion price above $.50 per share (as determined without giving effect to the Reverse Stock Split). See, "DESCRIPTION OF CAPITAL STOCK--Series G Preferred Stock".

   Extension of Bridge Loans

     Also on December 29, 1997, the Company concluded an agreement (the "Extension Agreement") with Amphion Ventures, Antiope Partners and JPMIC, with respect to the extension of the Company's obligations under a Note Purchase Agreement dated as of June 25, 1997 (the "June Note Purchase Agreement"), among the Company, Antiope Partners (formerly, Wolfensohn Partners, L.P.) and JPMIC, which was assigned by Antiope Partners to Amphion Ventures, and the several Senior Promissory Notes issued and sold by the Company pursuant to the June Note Purchase Agreement. The Extension Agreement extended the maturity date of such promissory notes for one year, through December 31, 1998. In addition, the agreement provided for the base interest rate on the promissory note payable to JPMIC to be increased from 6.64% to 10% per annum, which is the same rate originally payable under the promissory note payable to Amphion Ventures.

   Restructuring of Variable Price Convertible Securities

     In December 1997, the Company entered into negotiations with the holders of certain outstanding convertible securities of the Company, with respect to the restructuring and/or refinancing of such securities.

     The Company originally issued its Convertible Debentures due March 1, 1999 (the "March 1996 Debentures"), Convertible Debentures due March 1, 1999, Series B (the "Series B Debentures" and, together with the March 1996 Debentures, the "Convertible Debentures"), Series D Convertible Preferred Stock, par value $.01 per share ("Series D Preferred Stock"), and Series E Convertible Preferred Stock, par value $.01 per share ("Series E Preferred Stock"), in separate private placements to institutional investors in 1996 and 1997. The Series F Preferred Stock was issued by the Company in July 1997 in exchange for, and/or to finance the repurchase of, all the outstanding shares of Series D Preferred Stock and Series E Preferred Stock, as described below. The Convertible Debentures, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock were all convertible into Common Stock at a conversion price determined by formula, which was generally about 85% of the recent average market price of the Common Stock at the time of conversion, subject to a fixed maximum conversion price. The Convertible Debentures, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are sometimes referred to collectively herein as the Company's "Variable Price Convertible Securities".

                       LASERTECHNICS, INC. & SUBSIDIARIES

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

     In July 1997, the Company and certain holders of Variable Price Convertible Securities negotiated a gated standstill arrangement (the "Standstill Agreement"), in which such holders agreed to refrain from converting 75% of their holdings for a period of at least three months, with the locked-up portion released in five equal monthly installments thereafter. The provisions of the Standstill Agreement (which also included a reduction in the maximum conversion price to $1.14 in the case of the Series D and Series E Preferred Stock and $1.00 in the case of the Convertible Debentures, and the issuance of $.70 warrants as additional compensation to the participating holders) were implemented by the execution of allonges to the Convertible Debentures and by exchanging all of the outstanding shares of Series D Preferred Stock and Series E Preferred Stock for an equal number of shares of Series F Preferred Stock, which shares were substantially identical to the shares exchanged, except as necessary to implement the terms of the Standstill Agreement. Concurrently therewith, the Company issued 48 shares of Series F Preferred Stock to Antiope Partners, for $480,000 in cash, which was used by the Company to repurchase and cancel an equal number of shares of Series D Preferred Stock, the holder of which had declined to participate in the Standstill Agreement. By December 14, 1997, 70% of the face amount of the Variable Price Convertible Securities held by such holders on the date of the Standstill Agreement were available for conversion, with the remainder to become convertible in equal installments in January and February 1998.

     In December 1997, the Company re-initiated negotiations with the holders of the Variable Price Convertible Securities, with the intention of restructuring or refinancing such securities to remove the variable price conversion feature. In December 1997 and January 1998, the Company converted, redeemed or restructured $750,000 principal amount of Convertible Debentures and 199 shares ($1,990,000 face amount) of Series F Preferred Stock (collectively, the "December 1997 Restructuring"). Based on the closing bid prices of the Common Stock for the applicable trading periods prior to December 24, 1997, such Variable Price Convertible Securities, together with accrued interest and dividends, were convertible on that date into an aggregate of approximately 13 million shares of Common Stock, with further dilution possible in the event of further declines in the market price of the Common Stock.

     To implement the December 1997 Restructuring, including all related conversions, the Company made cash payments of approximately $1.02 million and issued approximately $1.14 million in non-convertible short-term indebtedness, 510,000 shares of Common Stock and warrants to purchase an additional 1,340,000 shares of Common Stock at an average exercise price in excess of $.48 per share. The Company funded the cash and short-term debt portion of the restructuring by issuing shares of Series G Preferred Stock to Amphion Ventures, as described above. See, "--Equity Investments by Major Stockholders." Such securities have a fixed conversion price of $.50 per share, subject to the Series G Reset Right. See "DESCRIPTION OF CAPITAL STOCK--Series G Preferred Stock." In addition, Antiope Partners exchanged its Series F Preferred Stock and accrued dividends for an equivalent face amount of Series G Preferred Stock, plus one share of common stock for each $1.00 face amount of Series F Preferred Stock exchanged, which common shares are subject to certain transfer restrictions.

     The Company is currently in negotiations with respect to the remainder of the Variable Price Convertible Securities outstanding, which have an aggregate face amount (including accrued interest or dividends, as applicable) of approximately $930,000, and are convertible,

                       LASERTECHNICS, INC. & SUBSIDIARIES

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

based on price data as of December 24, 1997, into approximately 3.94 million shares of Common Stock, subject to adjustment and the remaining term of the gated standstill arrangement. The Company believes, but cannot assure, that it will agree and implement the restructuring and/or refinancing of such remaining Variable Price Convertible Securities in the first quarter of 1998. The Company has agreed that if the holders of such Variable Price Convertible Securities receive terms more favorable than those provided to Antiope Partners with respect to the restructuring and/or refinancing thereof, Antiope Partners will be provided with additional consideration to compensate for such differential.

     All references in this section to numbers of shares and to the exercise or conversion prices of convertible securities were determined without reference to the Reverse Stock Split Proposal.

   Increase in Aggregate Voting Power of The Amphion Group; Possible Deemed Change of Control

     The issuance of shares of Common Stock and Series G Preferred Stock to Amphion Ventures and Antiope Partners in connection with the transactions described above (see, "--Equity Investments by Major Stockholders," and "-- Restructuring of Variable Price Convertible Securities"), together with open market purchases of Common Stock, have resulted in an increase in the collective aggregate voting power in the Company of the Amphion Group and Richard Morgan from approximately 23.08% at September 30, 1997, to over 42% at January 8, 1998. Such ownership of voting securities, together with Mr. Morgan's position as chairman and chief executive officer of the Company and the service on its Board of Directors of two representatives of the Amphion Group, Mr. Morgan and C. Seth Cunningham, may be deemed for some purposes to confer control of the Company. However, Amphion Ventures, Antiope Partners and Amphion Partners, individually and in the aggregate, disclaim control of the Company or any intent or purpose to acquire such control; and each of Mr. Morgan and Mr. Cunningham disclaims the possession or exercise of any right or power to control the Company, except to the extent that, as directors, Mr. Morgan and Mr. Cunningham participate in the direction of the management and control of the Company, in accordance with Delaware law.

   Legal Proceedings

     As previously reported, on February 28, 1996, an investor group filed suit against the Company in the U.S. District Court for the Southern District of New York. This lawsuit arises out of the Company's refusal to recognize the investor group's attempt to exercise an option to purchase 1,400,000 shares of Common Stock at a price of $.495 per share. The option had been granted to the Company's former President and CEO, who attempted to transfer his option to the investor group on the last day of the option term in September of 1995. On that same day, the investor group attempted to exercise the option. The Company refused to recognize the attempted transfer of the option to the investor group on the primary grounds that the option was granted personally to the Company's former President and CEO and was not transferable to third-parties. The lawsuit seeks issuance and registration of the 1,400,000 shares upon payment of the exercise price, or in the alternative, monetary damages which the investor group alleges to be not less than $2,800,000. On May 1, 1996, the Company moved to dismiss the complaint on the grounds that the court in New York lacked personal jurisdiction over the Company. The court denied the motion to dismiss by order dated June 10, 1997. Subsequently, the Company

                       LASERTECHNICS, INC. & SUBSIDIARIES

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

filed an answer, denying the material allegations of the complaint and asserting various defenses. By letter dated December 19, 1997, the Company withdrew its defense that the court lacked personal jurisdiction over it. On December 31, 1997, plaintiffs moved for partial summary judgment on the question of liability, as to whether or not the option was assignable. The Company expects to file papers opposing this motion on or about January 26, 1998. The Company believes the claim is without merit and will vigorously oppose it.

   Deferral of Rights Offering

     On November 10, 1997, the Company announced a proposed restructuring plan, consisting of (i) the proposed acquisition of the XLV Technology, (ii) a plan to seek up to $10 million in additional financing, including a commitment for up to $4 million from Amphion Ventures and Antiope Partners, and (iii) the reorganization of Sandia into two divisions, the Systems Division and the Technology Division. The Proposals described in this Proxy Statement, and the transactions described above under the headings "--Equity Investments by Major Stockholders," "--Extension of Bridge Loans," and "--Restructuring of Variable Price Convertible Securities" are consistent with, and a part of, such previously announced restructuring plan. As part of such earlier announcement, the Company had also announced that it was planning a rights offering to its stockholders as part of its financing plan. The Company does not believe that a rights offering is in the best interests of the Company and its stockholders at this time, and on December 29, 1997, the Board of Directors voted to defer further consideration of a rights offering until such time as management determined that such an offering would be in the interests of the Company and its stockholders.

   Dispute Regarding Dataglyphs License

     The Company is currently in discussions with Xerox Corporation ("Xerox") regarding the possible restructuring of the Company's license for DataGlyphs-TM-, a portable database symbology developed by Xerox. In 1996, the Company was granted an exclusive three-year license from Xerox, for an initial license fee of $2.1 million, for the development and sale of products utilizing DataGlyphs-TM- for security and identification media. The royalty obligation was evidenced by the Company's promissory note payable to Xerox, due in three equal annual principal installments, plus interest, beginning December 1997. In December 1997, the Company notified Xerox that it would not make the payment due under the note, pending satisfactory resolution of certain issues identified by the Company relating to the license. Xerox has advised the Company in writing that it believes that such payment is now past due. The Company has scheduled a meeting with Xerox to discuss this matter in January 1998.

                                      APPENDIX A

                                      [Form of]
                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                                 LASERTECHNICS, INC.


     Lasertechnics, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

     FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

     RESOLVED, that Article FOURTH of the Certificate of Incorporation is hereby amended by adding thereto the following new paragraph (d) to the end thereof:

     "(d)  Reverse Split.

     (A) Share Value Change. Effective immediately upon the filing of this Amendment to the Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, the outstanding shares of Common Stock, Non-Voting Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock, shall be and hereby are combined and reclassified as follows: (i) each share of Common Stock shall be reclassified as and converted into one-twentieth of a share of Common Stock; (ii) each share of Non-Voting Common Stock shall be reclassified as and converted into one-twentieth of a share of Non-Voting Common Stock; (iii) each share of Series A Convertible Preferred Stock shall be reclassified as and converted into one-twentieth of a share of Series A Convertible Preferred Stock;
(iv) each share of Series B Convertible Preferred Stock shall be reclassified as and converted into one-twentieth of a share of Series B Convertible Preferred Stock; and (v) each share of Series C Convertible Preferred Stock shall be reclassified as and converted into one-twentieth of a share of Series C Convertible Preferred Stock; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fractional share of Common Stock by twenty times the average closing price per share of Common Stock on the Nasdaq SmallCap Market for the five trading days immediately preceding the effective date of this Amendment, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.

     (B) Certificate Exchange. Certificates representing shares combined and reclassified as provided in this Amendment are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification.

     (C) Effect on Stated Value. Effective immediately upon the combination and reclassification of the outstanding shares of Common Stock. Non-Voting Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock provided for in subparagraph (A) of this paragraph (d), the stated value of Series A Convertible Preferred Stock will be adjusted from $1.30 per share to $26.00 per share, the stated value of Series B Convertible Preferred Stock will be adjusted from $1.30 per share to $26.00 per share, and the stated value of Series C Convertible Preferred Stock will be adjusted from $1.51 per share to $30.20 per share."

     SECOND: That thereafter, pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

     THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by _________, its _________, and attested by _________, its Secretary, this __ day of _____, 1998.

                                   LASERTECHNICS, INC.


                                   By __________________
                                         Name:
                                         Title:

ATTEST:


_______________________
Name:
Title:

                                     APPENDIX B

                                      [Form of]
                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                                 LASERTECHNICS, INC.

     Lasertechnics, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the shareholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

     RESOLVED, that Article FOURTH, paragraph (a) of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

     "FOURTH: (a) The total number of shares of capital stock that the Corporation shall have authority to issue is 15,500,000, consisting of 6,250,000 shares of Common Stock, par value $.01 per share ("Common Stock"), 2,250,000 shares of Non-Voting Common Stock, par value $.01 per share ("Non-Voting Common Stock" and together with the Common Stock, "Common Shares"), and 7,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

     SECOND: That thereafter, pursuant to a resolution of the Board of Directors, a special meeting of the shareholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

     THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by _________, its _________, and attested by _________, its Secretary, this __ day of _____, 1998.

                              LASERTECHNICS, INC.


                              By __________________
                                    Name:
                                    Title:

ATTEST:


_______________________
Name:
Title:

                                  APPENDIX C


                                   [Form of]

                  INTELLECTUAL PROPERTY TRANSFER AGREEMENT

     This INTELLECTUAL PROPERTY TRANSFER AGREEMENT (the "Agreement") is made as of the __th day of January, 1998, (the "Execution Date") by and between LASERTECHNICS, INC., (hereinafter "LASX"), a corporation organized under the laws of Delaware, having its principal place of business at 3208 Commander Drive, Carrollton, Texas 75006, and XL Vision, Inc. (hereinafter "XLV") a corporation organized under the laws of Delaware, having its principal place of business at 10305 102nd Terrace, Sebastian, Florida 32958.

     WHEREAS, LASX and XLV, for and in consideration of the mutual promises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, enter into this Agreement.


1.   GENERAL DEFINITIONS

     Terms in this Agreement (other than the headings) that are capitalized have the meanings established for such terms in the succeeding Paragraphs of this
Section 1.

     a. EXECUTION DATE. The term Execution Date is the date first above written.

     b. EFFECTIVE DATE. The term Effective Date is the date of LASX shareholder approval in accordance with Section 9(p) of this Agreement.

     c. INTELLECTUAL PROPERTY. The term Intellectual Property shall mean and include the following interests and rights: (a) all patents and patent rights including, without limitation, all utility models, applications, continuations, divisions, provisionals, continuations-in-part, reissues, and any reexamined patents; (b) all patentable subject matter including, without limitation, any and all inventions, information, proprietary processes and formulae, designs, schematics, parts lists, manufacturing diagrams, devices, source code, object code, algorithms, architecture, structure, display screens, layouts, processes, development tools, and the like that may contain subject matter that is eligible to be protected through patent protection, whether or not fixed in a tangible medium and whether or not reduced to practice; (c) all Trademarks; (d) all copyrights and copyright applications including, without limitation, all original works of authorship fixed in a tangible medium, whether registered or unregistered; (e) all trade secrets; (f) all know-how; (g) all confidential information including, without limitation, all data, information, compilations, disclosures, documentation, source code commentary and media constituting, describing or relating to the above, and the like; and (h) all other world-wide intellectual property rights, whether currently vested, perfected, registered, or available only through the common law.

     d.   TRADEMARKS.   The term Trademarks means all rights in registered,
          unregistered, intent-to-use, and/or common law trademarks, service marks, trade names, icons, logos, slogans, trade dress, and any other indicia of source or sponsorship of goods and services, including all associated and appurtenant goodwill throughout the world.

     e. SPOT/MAG AGREEMENT. XLV and Spot/Mag, Inc., a corporation organized under the laws of Taiwan having its principal place of business at [_________________________________], are currently negotiating a license agreement to be entered into between XLV and Spot/Mag under which Spot/Mag will receive certain Intellectual Property rights for digital still camera and dithering technology in exchange for an obligation to pay royalties and other remuneration to XLV. The term Spot/Mag Agreement shall refer to the above license agreement.

     f. PRODUCTS. The term Products shall mean and include the systems specified in Exhibit C developed and commercialized based on the XLV Technology as defined herein.

     g. SHARES. The term Shares shall mean shares of the Common Stock, One Cent ($.01) par value, of LASX, as in effect immediately following the one-for-twenty reverse stock split contemplated by Sections 9(p) and 9(q) of this Agreement.

2.   ASSIGNMENT OF XLV TECHNOLOGY AND XLV LICENSE OPTION

     a.   ASSIGNMENT OPTION

          i. On April 1, 1999, or upon such date LASX accelerates technology enhancement funding in accordance with Section 5(b)(vii) of this Agreement and LASX pays to XLV all sums required under Section 5 of this Agreement, whichever date occurs first, and extending for a period of ninety (90) days thereafter, provided LASX has exercised the Exclusive License Option (as hereinafter defined), LASX shall have the right to receive an assignment of the XLV Technology (as hereinafter defined) from XLV, such right to be exercised at LASX's option (the "Assignment Option").
               LASX may exercise the Assignment Option by providing XLV with written notice of LASX's desire to exercise the Assignment Option within the time frame specified above.

     b.   EXERCISE OF ASSIGNMENT OPTION

          Upon LASX exercising LASX's Assignment Option in accordance with the
          Section 2(a)(i) of this Agreement, XLV agrees to the following:

          i. XLV hereby agrees to assign, grant, convey, and transfer all world-wide rights, title, and interest in all of its Intellectual Property relating or associated in any way to the document reader and digital camera technology specified in Exhibit A and the dithering technology described in Exhibit B (hereinafter "the XLV Technology"), including all associated goodwill and world-wide rights to sue, recover damages, and seek injunctive relief for past infringement or misappropriation, to LASX, its successors, assigns and legal representatives.

          ii. XLV hereby agrees to execute all documents necessary to perfect and record LASX's interest in the XLV Technology.

          iii. XLV hereby agrees to cooperate fully with LASX in the acquisition, prosecution and enforcement of all Intellectual Property rights in the XLV Technology and all improvements to the XLV Technology. Specifically, by way of example and not limitation, XLV agrees to fully review and execute any patent applications associated with the XLV Technology, to execute any assignment documents to be recorded in the patent office of the United States or other countries, to aid in the arguments during examination and prosecution of any patent applications covering the XLV Technology, and to cooperate as a consultant and/or witness in any proceedings to enforce patent or other Intellectual Property rights associated with the XLV Technology.

          iv. XLV hereby agrees to assign to LASX all improvements to the XLV Technology developed in whole or in part by XLV within ninety (90) days of the assignment of the XLV Technology. XLV agrees not to disclose or market any such improvements to any party other than LASX for ninety (90) days following the assignment of the XLV Technology.

          v. XLV hereby agrees that it shall receive no further compensation beyond what is specified in this Agreement for the obligations to cooperate and to assign further rights detailed in this Section.

     c. WARRANTIES, REPRESENTATIONS, AND COVENANTS REGARDING THE ASSIGNMENT OF XLV TECHNOLOGY

          (1) Upon LASX exercising LASX's Assignment Option in accordance with Section 2(a)(i) of this Agreement, XLV makes the following ongoing warranties, representations, and covenants to LASX regarding the assignment of the XLV Technology:

          i. XLV represents and warrants that: (a) it has all requisite legal power and authority to execute and deliver the assignments and to perform its obligations detailed herein; (b) the assignments specified in this Section 2 shall be duly executed and delivered by a duly authorized officer of XLV; (c) the execution and delivery of the assignments specified in this Section 2 and the performance of its obligations hereunder shall be duly authorized by all necessary corporate action of XLV; and
               (d) that there shall be no outstanding agreements, assignments, or encumbrances inconsistent with any provisions of the assignments specified in this Section 2.

          ii. XLV represents and warrants that the assignments, obligations and other terms specified in this Section 2 shall constitute legal, valid and binding obligations and shall be enforceable against XLV in accordance with their terms.

          iii. XLV represents and warrants that it owns full right, title, and interest in and to the XLV Technology to be transferred herein, subject only to the Spot/Mag Agreement, free and clear of all liens, claims, charges, or encumbrances, and no person or entity other than XLV has any interest in the XLV Technology, including, without limitation, any license, security interest, royalty interest, contingent interest or otherwise. XLV further represents and warrants to LASX that it has full power to convey all rights in the XLV Technology.

          iv. XLV represents that the XLV Technology represents and includes valuable trade secrets owned by XLV and XLV knows of no instance of disclosure or other circumstance that would prevent LASX from asserting and enforcing the ownership rights in the XLV Technology transferred under this Section 2.

          v. XLV represents that it knows of no reason why the XLV Technology may not be patented in the United States or other countries.

          vi. XLV represents and warrants that neither XLV's present and former employees and consultants, nor any other present or former employer or contractor of any kind of XLV's present and former employees and consultants, has any rights in or claim to any portion of the XLV Technology.

          vii. XLV represents that no other party has any rights in or claims to any portion of the XLV Technology.

          viii. XLV represents that it knows of no United States or foreign Intellectual Property rights which would be infringed by the use of the XLV Technology by LASX in the United States or elsewhere.

          ix. XLV represents and warrants that it has no obligation to compensate any person or entity for the development, use, sale, or exploitation of the XLV Technology to be transferred herein, and XLV has not granted to any other person or entity any license, option or other rights to develop, use, sell, or exploit in any manner the XLV Technology transferred herein, other than the Spot/Mag Agreement, whether or not requiring the payment of royalties or other consideration.

          x. XLV agrees that LASX shall have the sole discretion and right in determining whether to institute, maintain, or settle any suit for infringement(s) or misappropriation of any of the Intellectual Property rights associated with the XLV Technology to be transferred herein with all costs, attorneys fees, and expenses to be paid by LASX. LASX further shall have the sole right to collect and keep any and all damages from such infringement or misappropriation, whether past, present, or future.

          xi. XLV agrees to notify LASX in writing of any claims, assertions, allegations, suggestions, and the like that XLV or LASX infringes any right of a third party through the use of the XLV Technology to be transferred to LASX under this Section 2.

          (2) Upon LASX exercising LASX's Assignment Option in accordance with Section 2(a)(i) of this Agreement, LASX makes the following warranties, representations, and covenants to XLV regarding the assignment of the XLV Technology:

          i. LASX warrants and represents that LASX shall have all requisite legal power and authority to execute and receive the assignments specified in this Section 2 and to perform its obligations hereunder.

          ii. LASX represents that LASX shall sell to XLV, at XLV's request, Products relating to dithered 2D imaging upon terms and conditions consistent with market prices then in effect.

     d.   ASSIGNMENT FEE

          i. Upon LASX exercising LASX's Assignment Option, and in consideration of the above assignment, LASX agrees to pay XLV a technology assignment fee payable in full by delivery of Three Hundred Thousand (300,000) Shares. The Shares paid to XLV under this Section 2(d)(i), shall be delivered to XLV upon the assignment of the XLV Technology.

3.   LICENSE OF INTELLECTUAL PROPERTY RIGHTS

     a.   LICENSE GRANT

          Upon LASX exercising LASX's Assignment Option in accordance with
          Section 2, LASX agrees to the following:

          i. LASX hereby agrees to grant to XLV, and XLV agrees to accept from LASX an exclusive, fully transferable, worldwide, irrevocable, royalty-free, fully paid-up and perpetual license to make, have made, use, import, sell, and offer to sell, the Intellectual Property rights to the XLV Technology within the field of use specified in Exhibit E attached hereto. XLV shall have and maintain the right to modify and make derivative works of the XLV Technology for improvements solely applicable within the field of use specified in Exhibit E and the right to grant sublicenses to its rights within such field of use. Subject to Section 2(b)(iv), the derivative works of XLV for such improvements shall be the sole and exclusive property of XLV.

          ii. For all improvements to the XLV Technology applicable in any manner outside the field of use specified in Exhibit E, XLV agrees to assign to LASX all improvements to the XLV Technology in accordance with Section 2(b)(i) of this Agreement.

4.   ASSIGNMENT OF SPOT/MAG AGREEMENT

     a.   ASSIGNMENT

          Provided the Spot/Mag Agreement is executed within three (3) years of the Effective Date, XLV agrees to the following:

          i. XLV does hereby agree to sell, assign, transfer and set over to LASX, and LASX hereby agrees to accept from XLV, all right and interest in the Spot/Mag Agreement or in respect thereof, including without limitation choses in action. LASX agrees to assume the rights and obligations arising after the assignment of the Spot/Mag Agreement, including without limitation the right to receive all royalties and other amounts payable under the Spot/Mag Agreement, the same to be held and enjoyed by LASX for its own use and enjoyment and for the use and enjoyment of its successors, and assigns, to the end of the term or terms of the Spot/Mag Agreement is or may be granted, as fully and entirely as the same would have been held and enjoyed by XLV if the assignment made under this paragraph had not been made.

     b.   WARRANTIES, REPRESENTATIONS AND COVENANTS REGARDING THE SPOT/MAG
          AGREEMENT

          i.        XLV does hereby warrant and represent that:

               (1) The Spot/Mag Agreement shall not grant, convey or transfer to Spot/Mag any exclusive Intellectual Property rights;

               (2) The Spot/Mag Agreement shall not assign, grant, convey or transfer to Spot/Mag any ownership interest in any Intellectual Property rights but shall only license such Intellectual Property rights to Spot/Mag;

               (3) The Spot/Mag Agreement shall not grant to Spot/Mag the right to assign the Spot/Mag Agreement or to sublicense the rights contained therein; and

               (4) The only consideration for the Spot/Mag Agreement between XLV and Spot/Mag shall be a royalty payable to XLV in United States currency.

          ii.       XLV hereby agrees to present the Spot/Mag Agreement to

               LASX for LASX's approval prior to XLV entering into the Spot/Mag Agreement with Spot/Mag. LASX's approval shall not be unreasonably withheld.

          iii. XLV represents and warrants that it shall have the right and authority to fully assign the Spot/Mag Agreement to LASX and that it shall take all corporate action necessary to effect such transfer. XLV agrees to notify Spot/Mag of such transfer and to take all necessary steps so that royalty payments due under the Spot/Mag Agreement shall be delivered directly to LASX and that, in addition to all other rights under the Spot/Mag Agreement, any right to reports or right to audit records of such royalties shall inure to the benefit of LASX.

          iv. XLV represents and warrants that it shall not grant, convey or transfer any Intellectual Property rights in the XLV Technology to any other party other than LASX in accordance with the terms of this Agreement or to Spot/Mag pursuant to the Spot/Mag Agreement.

     c.   ASSIGNMENT FEE

          i. In consideration of the assignment of the Spot/Mag Agreement, LASX agrees to pay XLV a license assignment fee payable in full by delivery of Two Hundred Thousand (200,000) Shares under the following conditions:

               (1) LASX shall deliver to XLV, on the 15th day following the expiration of each quarter, One (1) Share for each Ten Dollars ($10.00) of royalty received from Spot/Mag under the Spot/Mag Agreement until such time as LASX has delivered Two Hundred Thousand (200,000) Shares.

               (2) XLV agrees and understands that royalties received by LASX under the Spot/Mag Agreement after the delivery of Two Hundred Thousand (200,000) Shares to XLV in accordance with Section 4(b)(i)(1) of this Agreement shall be the sole and exclusive property of LASX.

5.   OPTION PURCHASE AND TECHNOLOGY ENHANCEMENT

     a.   TECHNOLOGY ENHANCEMENT SERVICES

          i. XLV agrees to continue to provide personnel services and project management for the enhancement and commercialization of the Products specified in Exhibit C in accordance with the product development schedule as detailed below and shown in Exhibit D attached hereto.
               Any personnel supplied by XLV shall be deemed to be independent contractors and shall not be deemed to be employees of LASX for any purpose.

          ii. XLV and LASX agree that within sixty (60) days of the Effective Date, staffing for the enhancement of the Products of employees and/or independent contractors shall be complete (the "Staffing Date").

          iii. XLV agrees to maintain true and accurate records that substantiate expenses relating to the enhancement of the Products (the "Expense Report") including the date incurred and the nature thereof. The Expense Report shall be delivered to LASX at the times specified under Section 5(a)(iv) of this Agreement and at any other time upon the request of LASX.

          iv. XLV and LASX agree that upon the first (1st) day of each calendar month after the Execution Date, LASX management and XLV project management personnel shall meet to discuss the development of the Products. XLV shall supply to LASX at such meetings the Expense Report and any and all relevant information relating to the enhancement of the Products, including, but not limited to, all current Product specifications and documentation, Product development schedules and marketing studies. Any modifications requested by LASX to the Product development schedule or Product specifications described above must be approved in writing by XLV so as not to materially alter the terms of this Agreement. Such approval shall not be unreasonable withheld.

          v. XLV and LASX agree that LASX shall have the right to cease payments under Section 5(b) anytime after the Staffing Date, without further liability, in accordance with reasonable business judgment decisions or for failure of the development to meet critical milestone dates as detailed in Exhibit D. Upon the cessation of payments under this Section 5(a)(v), any License Option, Exclusive License Option or Assignment Option right not previously exercised by LASX as of the date of payment cessation shall be terminated.

          vi. LASX shall notify XLV in writing of its decision to cease payments pursuant to Section 5(a)(v) of this Agreement.

     b.   OPTION PURCHASE RIGHTS AND TECHNOLOGY ENHANCEMENT FUNDING

          In consideration for the option rights to purchase technology and the technology enhancements set forth in this Agreement, LASX , either directly or through a corporate intermediary, shall pay to XLV the sums specified below:

          i. Upon the Execution Date, LASX shall pay to XLV the sum of Five Hundred Thousand Dollars ($500,000.00).

          ii. Within thirty (30) days of the Effective Date, LASX shall pay to XLV the sum of One Million Dollars ($1,000,000.00).

          iii. On May 15, 1998, LASX shall pay to XLV the sum of Five Hundred Thousand Dollars ($500,000.00).

          iv. On July 1, 1998, LASX shall pay to XLV the sum of Five Hundred Thousand Dollars ($500,000.00).

          v. On September 1, 1998, LASX shall pay to XLV the sum of One Million Dollars ($1,000,000.00).

          vi. On October 1, 1998, LASX shall pay to XLV the sum of Five Hundred Thousand Dollars ($500,000.00).

          vii. On December 1, 1998, LASX shall pay to XLV the sum of Six Hundred Thousand Dollars ($600,000.00).

          viii. LASX may, at LASX's option, accelerate the technology funding schedule detailed in this Section 5(b) and pay the sums indicated prior to the dates specified herein.

     c.   TECHNOLOGY ENHANCEMENT AND TRANSFER OPTION EXERCISE

          i. On April 1, 1998, and extending for a period of six (6) months thereafter, LASX shall have the right to receive, at LASX's option, and XLV shall grant to LASX upon LASX exercising such option, a nonexclusive, fully transferable, worldwide, irrevocable, royalty-free perpetual license to make, have made, use, import, sell, and offer to sell, the Intellectual Property rights to the XLV Technology (the "License Option").

          ii. LASX may exercise the License Option by notifying XLV in writing of its desire to obtain the above license within the time frame specified in Section 5(c)(i).

          iii. Upon the exercising of the License Option by LASX, and in consideration of the above license, LASX shall vest in XLV Two Hundred Thousand (200,000) Shares.

          iv. On January 1, 1999, or upon such date LASX accelerates technology enhancement funding in accordance with Section 5(b)(vii) of this Agreement and LASX pays to XLV all sums required under Section 5 of this Agreement, whichever date occurs first, and extending for a period of ninety (90) days thereafter, provided LASX has exercised the License Option, LASX shall have the right to receive, at LASX's option, and XLV shall grant to LASX upon LASX exercising such option, an exclusive, fully transferable, worldwide, irrevocable, royalty-free, perpetual license to make, have made, use, import, sell, and offer to sell, the Intellectual Property rights to the XLV Technology (the "Exclusive License Option") subject to those rights, and only those rights, granted to Spot/Mag pursuant to the Spot/Mag Agreement.

          v. LASX may exercise the Exclusive License Option by notifying XLV in writing of its desire to obtain the above exclusive license within the time frame specified in Section 5(c)(vi).

          vi. Upon the exercising of the Exclusive License Option by LASX, and in consideration of the above exclusive license, LASX shall vest in XLV Three Hundred Thousand (300,000) Shares.

          vii. Any shares vested in XLV under this Section 5(c) of this Agreement shall be delivered to XLV within ninety (90) days of vesting.

     d.   OWNERSHIP OF TECHNOLOGY

          i. All technology and any Intellectual Property rights associated therewith conceived or developed by XLV or LASX in performance of the work or obligations contemplated under this Agreement relating in whole or in part to the enhancement and commercialization of the Products ("Product Technology"), including but not limited to the Products, or the process of manufacture thereof, shall be owned solely and exclusively by XLV subject to the License Option, the Exclusive License Option, and the Assignment Option.

          ii. XLV shall execute and deliver any documents reasonably requested by LASX to transfer such Product Technology to LASX under the License Option, the Exclusive License Option, or the Assignment Option in accordance with their respective terms as described herein.

          iii. Provided LASX exercises the Assignment Option, LASX shall control the filing of applications for patents, trademarks, copyrights and other Intellectual Property rights for such Product Technology whether or not it shall be deemed to have been jointly or solely developed and whether or not one party is believed to have contributed more to the development than the other.

          iv. Provided LASX exercises the Assignment Option, XLV agrees to cooperate fully in the acquisition, prosecution and enforcement of all Intellectual Property rights relating in whole or in part to the Product Technology. Specifically, by way of example and not limitation, XLV agrees to fully review and execute any patent applications associated with the Product Technology, to execute any assignment documents to be recorded in the patent office of the United States or other countries, to aid in the arguments during examination and prosecution of any patent applications covering the Product Technology, and to cooperate as a consultant and/or witness in any proceedings to enforce patent or other intellectual property rights associated with the Product Technology.

     e. WARRANTIES, REPRESENTATIONS AND COVENANTS REGARDING PRODUCT ENHANCEMENT AND SERVICES

          i. XLV warrants and represents that XLV consulting and management personnel will use all possible efforts to develop and market the Products.

          ii. XLV warrants and represents that XLV shall not disclose to any third party any proprietary, confidential, technical and/or business information, know-how, data, operating practices, developments or inventions relating to the enhancement and commercialization of the Products.

          iii. Provided LASX has exercised the License Option or the Exclusive License Option, XLV shall indemnify and hold LASX harmless against any and all claims by third parties that any use of the XLV Technology contemplated under this Agreement infringes upon any Intellectual Property rights of such third party.

          iv. XLV agrees that upon the successful completion of a demonstration unit of the Products, LASX shall have the right, at LASX's expense and on behalf of XLV, to seek the prosecution and acquisition of all Intellectual Property rights related to the enhancement of the Products. XLV agrees to cooperate fully with LASX in the prosecution and acquisition of such Intellectual Property rights.

          v. XLV and LASX understand and agree that the parties' joint agreement to cooperate in the enhancement of the Products is not an agreement of partnership and none is intended hereby. In no event is one party the agent for the other for any purpose other than as specifically required by this Agreement.

          vi. Provided LASX has exercised the Exclusive License Option, LASX represents that LASX shall sell to XLV, at XLV's request, Products relating to dithered 2D imaging upon terms and conditions consistent with market prices then in effect.

6.   LOCK-UP AGREEMENT

     a. XLV hereby irrevocably agrees that it will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of any Shares issued pursuant to the License Option, Exclusive License Option or the Assignment Option for a period of one (1) year after the exercise of the applicable option without the prior written consent of LASX; provided, however, that XLV may pledge such Shares as long as the beneficiary of such pledge agrees in writing to be bound by the terms of this lock-up provision.

7.   REGISTRATION

     a. XLV shall have the right on any two (2) occasions between the second and fourth anniversary of the Effective Date to make a written request of LASX for registration with the SEC (a "Demand Registration"), under and in accordance with the provisions of the Securities Act, for the offer and sale by XLV of the Shares issued pursuant to this Agreement (the "Registrable Securities"). Upon receipt of the written request by XLV of a Demand Registration, LASX shall prepare and file with the SEC, within sixty (60) days following the receipt of such request, a registration statement on Form S-3 (or another appropriate form) (the "Registration Statement") for the offer and sale by XLV of the Registrable Securities and use reasonable efforts to have each such

          Registration Statement declared effective by the SEC as promptly as reasonably practicable after the filing thereof with the SEC. LASX shall use its reasonable efforts to keep such Registration Statement and the prospectus used in connection therewith effective and in compliance with applicable law for a period of at least 90 days (the "Effectiveness Period"). All expenses incident to LASX's performance or compliance with this Section 7(a) shall be paid by LASX; provided, however, XLV shall be responsible for and shall pay any underwriting, brokerage or selling agent's fees, discounts or commissions, and shall be responsible for and pay all legal fees and expenses of counsel to XLV or counsel to any underwriter or selling agent. In connection with any underwritten offering to which LASX shall have consented, LASX shall provide, or cause to be provided, such representations, warranties, covenants, opinions, "cold comfort" letters, indemnifications, opportunities for due diligence and other matters, and shall take all such other reasonable actions, as are customary in underwritten public offerings of securities.

     b. Notwithstanding anything to the contrary in Section 6(a), LASX may, by delivering written notice to XLV, prohibit offers and sales of Registrable Securities pursuant to the Registration Statement at any time if (A)(i) LASX is in the possession of material non-public information relating to LASX, (ii) LASX determines that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information to the public and
          (iii) LASX determines in good faith that public disclosure of such material non-public information would not be in the best interests of LASX and its stockholders or (B)(i) LASX has made a public announcement relating to an acquisition or business combination transaction including LASX and/or one or more of its subsidiaries that is material to LASX and its subsidiaries taken as a whole and
          (ii) LASX determines in good faith that (x) offers and sales of Registrable Securities pursuant to the Registration Statement prior to the consummation of such transaction (or such earlier date as LASX shall determine) is not in the best interests of LASX and its stockholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in the Registration Statement; provided, however, that upon (i) the public disclosure by LASX of the material non-public information described in clause (A) of this paragraph or (ii) the consummation, abandonment or termination of, or the availability of the required financial statements with respect to, a transaction described in clause (B) of this paragraph, the suspension of the use of the Registration Statement pursuant to this Section 7(b) shall cease and LASX shall promptly notify XLV that dispositions of Registrable Securities may be resumed.

     c. LASX may require XLV to furnish to LASX such information regarding the distribution of Registrable Securities as is required by law to be disclosed in the Registration Statement, and LASX may delay the filing of the Registration Statement if XLV fails to furnish such information within a reasonable time after receiving such request. XLV agrees to notify LASX as promptly as practicable of any inaccuracy or change in information previously furnished by XLV to LASX or of the occurrence of any event as a result of which the prospectus included in the Registration Statement contains or would contain an untrue statement of a material fact regarding XLV or XLV's intended method of distribution of Registrable Securities, or omits to state any material fact regarding XLV or XLV's intended method of distribution of Registrable Securities, necessary to make the statements therein, in light of the circumstances then existing, not misleading and promptly furnish to LASX any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to XLV or the distribution of the Registrable Securities, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

     d. LASX will indemnify and hold harmless XLV from and against any and all loss, damage, liability, cost and expense to which XLV may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that LASX will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission provided by XLV.

     e. XLV will indemnify and hold harmless LASX, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls LASX from and against any and all loss, damage, liability, cost and expense to which any such person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was provided by XLV.

8.    BOARD REPRESENTATION

  a. So long as XLV and permitted assigns own in the aggregate at least Four Hundred Thousand (400,000) Shares delivered pursuant to this Agreement, LASX warrants and represents that LASX will use its reasonable best efforts to cause two (2) persons designated by XLV to be nominated to serve as members of the board of directors of LASX.

9.    GENERAL PROVISIONS

  a.        GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS.

      i. LASX warrants and represents that: (a) this Agreement has been duly executed and received by a duly authorized officer of LASX; and (b) subject to Section 9(p) hereof, the performance of its obligations hereunder, other than the issuance of the Shares shall be, and, subject to shareholder approval as provided in
            Section 9(b), the issuance of the Shares as provided herein will be, duly authorized by all necessary corporate action of LASX.

      ii. XLV represents and warrants that the obligations and other terms specified in this Agreement shall constitute legal, valid and binding obligations and shall be enforceable against XLV in accordance with their terms.

      iii. XLV warrants and represents that this Agreement has been duly executed and received by a duly authorized officer of XLV and has been duly authorized by all necessary corporate action of XLV.

      iv. LASX warrants and represents that upon delivery of the Shares pursuant to the terms of this Agreement, such Shares will be duly authorized, validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive rights of any stockholder. The Shares to be issued to XLV pursuant to this Agreement will be issued free and clear of any lien, option or preemptive or other right or claim.

      v. LASX warrants and represents that LASX has made available to XLV a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by LASX with the Securities and Exchange Commission ("SEC") since December 31, 1996 and prior to or on the date of this Agreement (the "SEC Documents"), which are all the documents (other than preliminary material) that LASX was required to file with the SEC between December 31, 1996 and the date of this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date filed. The financial statements of LASX included in the SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of LASX and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of LASX and its consolidated subsidiaries for the periods presented therein.

      vi. LASX represents that except as set forth in the SEC Documents, as of the date hereof, there are no liabilities of LASX of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are reasonably likely to have a material adverse effect on the financial condition or results of operations of LASX, other than:
            (i) liabilities provided for on the balance sheet of LASX dated as of September 30, 1997 (including the notes thereto) contained in LASX's Quarterly Report on Form 10-Q for the period ended September 30, 1997; (ii) additional borrowings of $2,991,000 under a Note Purchase Agreement among LASX and Wolfensohn Associates II L.P.; (iii) the acceleration of all payments due under a $2,100,000 Secured Promissory Note, dated December 26, 1996, to the benefit of Xerox Corporation; (iv) liabilities incurred in the ordinary course of business subsequent to September 30, 1997; and (v) liabilities under this Agreement.

b.          NOTICES.

      i. All payments, correspondence, notices, and legal process delivered or deliverable pursuant to this Agreement shall be in writing and deemed delivered: (i) upon personal or telecopy (with receipt confirmed) delivery; (ii) three (3) days after being sent by reliable overnight delivery; or (iii) ten (10) days after being sent by certified mail, postage prepaid, return receipt requested, to the addresses set forth below:

            If to XLV:     Bill Haskell
                                   President and COO
                                   XL Vision, Inc.
                                   10305 102nd Terrace
                                   Sebastian, Florida 32958

            If to LASX:    Harry S. Budow
                                   President and COO
                                   LASERTECHNICS, INC.
                                   Sandia Imaging Systems
                                   3208 Commander Drive
                                   Carrollton, Texas 75006


      ii. Either party hereto may change the address to which notice is to be sent via written notice to the other party in accordance with the provisions of this section.

  c. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto concerning the subject matter hereof, and supersedes and replaces all prior negotiations and agreements, if any, both written and oral.

  d. AUTHORITY. The individuals executing this Agreement for and on behalf of XLV and LASX represent that they are fully authorized and empowered to do so for and on behalf of their respective principals.

  e. SUCCESSORS AND ASSIGNS. This Agreement is intended to benefit and shall be binding on XLV and LASX and their respective successors and permitted assigns.

  f. AMENDMENTS. No modification, amendment, waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either of the parties unless confirmed by a written instrument signed by both parties.

  g. NO WAIVER. No waiver by either party of any term or provision of this

     Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

  h. SEVERABILITY. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

  i. CONFIDENTIALITY. XLV and LASX agree to maintain all terms and conditions of this Agreement in strictest confidence, except as otherwise required by law, including the public disclosure requirements of LASX under federal securities law and applicable exchange or Nasdaq rules and listing agreements. The parties agree that, except as required by law, including the public disclosure requirements of LASX under federal securities law and applicable exchange or Nasdaq rules and listing agreements, neither LASX nor XLV shall issue any publicly available reports, statements or releases pertaining to this Agreement without the prior consent of the other party, which consent shall not unreasonably be withheld or delayed.

  j. CUMULATIVE RIGHTS AND REMEDIES. Except as otherwise provided in this Agreement, all rights and remedies herein or otherwise shall be cumulative, and none of them shall limit any other rights or remedies.

  k.        CHOICE OF LAW.   The validity, performance, and all matters
     relating to the effect of this Agreement and any amendments hereto shall be governed by the laws of the State of Texas without regard to choice of law provisions, statutes, regulations or principles of this or any other jurisdiction.

  l. NON-AGENCY RELATIONSHIP. It is understood and agreed that no agency relationship is involved or created with respect to this Agreement.

  m. SURVIVAL. All representations, warranties and covenants contained in this Agreement shall continue in full force and effect and shall survive notwithstanding the full payment of all amounts due hereunder or the termination of this Agreement in any matter whatsoever.

  n. HEADINGS. The headings contained herein are for the convenience of the parties only and shall not be interpreted to limit or affect in any way the meaning of the language contained in this Agreement.

  o. LIMITATIONS ON LIABILITY. NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT

     SHALL LASX, ANY OF ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF XLV OR ANY OF THEIR RESPECTIVE AFFILIATES, EVEN IF LASX OR SUCH AFFILIATE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR PUNITIVE DAMAGES, LOSS OF ANTICIPATED PROFITS, SAVINGS OR BUSINESS, LOSS OF COMMERCIAL REPUTATION OR OTHER ECONOMIC LOSS, OR FOR DAMAGES THAT COULD HAVE BEEN AVOIDED, USING REASONABLE DILIGENCE BY XLV OR SUCH AFFILIATE.

  p. SHAREHOLDERS MEETING AND CHARTER AMENDMENTS REQUIREMENTS. The rights and obligations under this Agreement are expressly contingent upon the approval by the stockholders of LASX at a meeting duly called and held of (i) an amendment to the Charter of LASX to effect a one-for-twenty reverse stock split of the issued and outstanding shares of Common Stock, as described in the preliminary proxy statement filed by LASX with the Securities and Exchange Commission on or about January 7, 1998 (the "Reverse Stock Split"), and (ii) the issuance of the Shares to XLV in accordance with the terms of this Agreement.

  q. PROPOSED REVERSE STOCK SPLIT. The parties acknowledge that all references herein to the Shares of LASX refer to the voting common stock, par value $.01 per share, of LASX, after giving effect to the proposed Reverse Stock Split.

     IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written:

LASERTECHNICS, INC.                             XL VISION, Inc.
("LASX")                                        ("XLV")




By:____________________________                 By:____________________________

Title:_________________________                 Title:_________________________

                                      EXHIBIT A


      Definition or Description of Document Reader and Digital Camera Technology


                               [Intentionally Omitted]

                                      EXHIBIT B

                  Definition and Description of Dithering Technology


                               [Intentionally Omitted]

                                      EXHIBIT C

                                       Products


                               [Intentionally Omitted]

                                      EXHIBIT D

                   Product Development Schedule and Milestone Dates


                               [Intentionally Omitted]

                                      EXHIBIT E


                   Fields of Uses for Intellectual Property License


                               [Intentionally Omitted]

                                      APPENDIX D

                                       [Form of]
                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                                 LASERTECHNICS, INC.

     Lasertechnics, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

     RESOLVED, that Article FIRST of the Certificate of Incorporation is hereby amended to read in the its entirety as follows:

     "FIRST: The name of the corporation is AXCESS Inc."

     SECOND: That thereafter, pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

     THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by _________, its _________, and attested by _________, its Secretary, this __ day of _____, 1998.

                                     LASERTECHNICS, INC.


                                     By __________________
                                        Name:
                                        Title:

ATTEST:


_______________________
Name:
Title:

                                 [Form of Proxy Card]


                                   LASERTECHNICS, INC.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     February 20, 1998           9:30a.m. C.S.T.

     The undersigned hereby appoints Richard C.E. Morgan and Harry S. Budow, severally, proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock, Non-Voting Common Stock, Series A, B, and C Convertible Preferred Stock, and Series G Preferred Stock of Lasertechnics, Inc. (The "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held February 20, 1998, and any adjournments thereof.

1. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TWENTY REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK, NON-VOTING COMMON STOCK, AND SERIES A, B AND C CONVERTIBLE PREFERRED STOCK.

[  ]  FOR           [  ]  AGAINST              [  ]  ABSTAIN


2. IF PROPOSAL 1 IS ADOPTED, PROPOSAL TO DECREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO 6,250,000 SHARES.

[  ]  FOR           [  ]  AGAINST              [  ]  ABSTAIN


3. IF PROPOSAL 1 IS ADOPTED, PROPOSAL TO AUTHORIZE THE ISSUANCE OF UP TO 1,000,000 SHARES OF COMMON STOCK (DETERMINED AFTER GIVING EFFECT TO THE PROPOSED ONE-FOR-TWENTY REVERSE STOCK SPLIT DESCRIBED IN PROPOSAL 1) TO ACQUIRE CERTAIN TECHNOLOGY AND RELATED RIGHTS, PURSUANT TO THE INTELLECTUAL PROPERTY AGREEMENT BETWEEN XL VISION, INC. AND THE COMPANY DATED AS OF JANUARY 7, 1998.

[  ]  FOR           [  ]  AGAINST              [  ]  ABSTAIN

4. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME TO "AXCESS Inc."

[  ]  FOR           [  ]  AGAINST              [  ]  ABSTAIN

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE PROPOSALS.


                    Dated: ______________________________

                           ______________________________
                           Signature

                           ______________________________
                           Signature if held jointly


                              (Please sign exactly as ownership appears on this proxy Where stock is held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)